Bear Stearns ARM Trust
Mortgage Pass-Through Certificates, Series 2006-2
Preliminary Term Sheet

New Issue Marketing Materials

$1,177,429,000

Bear Stearns ARM Trust
Mortgage Pass-Through Certificates, Series 2006-2

Wells Fargo Bank, N.A.
Master Servicer

EMC Mortgage Corporation
Mortgage Loan Seller and Sponsor

Structured Asset Mortgage Investments II Inc.
Depositor

Bear, Stearns & Co. Inc.
Sole and Lead Underwriter

All statistical Information is based upon information as of May 1, 2006.

May 25, 2006

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	May 16, 2006

This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery

STATEMENT REGARDING ASSUMPTIONS
AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Bear Stearns, not as agent for any issuer, and although it may be based on data supplied to it by the issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results, which may differ substantially from those, reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security’s characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models or performance analysis, which are likely to produce different results, and any other further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or liquidity, (b) do not constitute a bid by any person for any security, (c ) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.

 $1,177,429,000
Mortgage Pass-Through Certificates, Series 2006-2,
Hybrid ARM Mortgage Loans
	Certificate	Expected	Credit	Interest Rate Type
Class	Size (1)	Ratings	Enhance		Collateral	Certificate
			%age (2)		Type	Type
Offered Certificates
I-A-1	$52,046,000	AAA	9.00%	WAC (3)	3-Yr. Hybrid	Group I Super Senior PT
I-A-2	$2,574,000	AAA	4.50%	WAC (3)	3-Yr. Hybrid	Group I Senior Support PT
II-A-1	$556,464,000	AAA	9.00%	Fixed (4)	5-Yr. Hybrid	Group II Super Senior PT
II-X	Notional (5)	AAA	9.00%	WAC (5)	5-Yr. Hybrid	Group II Interest Only
II-A-2	$27,518,000	AAA	4.50%	WAC (6)	5-Yr. Hybrid	Group II Senior Support PT
III-A-1	$75,000,000	AAA	9.00%	WAC (9)	7-Yr. Hybrid	Group III Super Senior PT
III-A-2	$122,158,000	AAA	9.00%	Fixed (7)	7-Yr. Hybrid	Group III Super Senior PT
III-X	Notional (8)	AAA	9.00%	WAC (8)	7-Yr. Hybrid	Group III Interest Only
III-A-3	$9,750,000	AAA	4.50%	WAC (9)	7-Yr. Hybrid	Group III Senior Support PT
IV-A-1	$274,432,000	AAA	9.00%	WAC (10)	10-Yr. Hybrid	Group IV Super Senior PT
IV-A-2	$13,571,000	AAA	4.50%	WAC (10)	10-Yr. Hybrid	Group IV Senior Support PT
B-1	$30,266,000	AA	1.95%	WAC (11)	Total Portfolio	Crossed Subordinate
B-2	$8,309,000	A	1.25%	WAC (11)	Total Portfolio	Crossed Subordinate
B-3	$5,341,000	BBB	0.80%	WAC (11)	Total Portfolio	Crossed Subordinate
Non-Offered Certificates
B-4	$3,561,000	BB	0.50%	WAC (11)	Total Portfolio	Crossed Subordinate
B-5	$2,967,000	B	0.25%	WAC (11)	Total Portfolio	Crossed Subordinate
B-6	$2,969,936	NR	0.00%	WAC (11)	Total Portfolio	Crossed Subordinate

(3)
The Class I-A-1 Certificates and Class I-A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group I Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.026%.

(4)
Up to and including the Distribution Date in March 2011, the Class II-A-1 Certificates will bear interest at a fixed rate (the Pass-Through Rate) equal to 5.650%, subject to the weighted average of the Net Rates of the Group II Mortgage Loans. After the Distribution Date in March 2011, the Class II-A-1 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.650%.

(5)
Up to and including the distribution date in March 2011, the Class II-X Certificates will bear interest at a variable rate equal to the excess, if any, of the weighted average of the Net Rates of the Group II Mortgage Loans over the Pass-Through Rate on the Class II-A-1 Certificates based on a notional amount equal to the certificate principal balance of the Class II-A-1 Certificates. After the distribution date in March 2011, the Class II-X Certificates will not bear any interest. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 0.242%.

(6)
The Class II-A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.892%.

(7)
Up to and including the Distribution Date in April 2013, the Class III-A-2 Certificates will bear interest at a fixed rate (the Pass-Through Rate) equal to 5.750%, subject to the weighted average of the Net Rates of the Group III Mortgage Loans. After the Distribution Date in April 2013, the Class III-A-2 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group III Mortgage Loans. The Pass-Through Rate for the Class III-A-2 Certificates with respect to the first Interest Accrual Period is expected to be approximately 5.750%.

(8)
Up to and including the distribution date in April 2013, the Class III-X Certificates will bear interest at a variable rate equal to the excess, if any, of the weighted average of the Net Rates of the Group III Mortgage Loans over the Pass-Through Rate on the Class III-A-2 Certificates based on a notional amount equal to the certificate principal balance of the Class III-A-2 Certificates. After the distribution date in April 2013, the Class III-X Certificates will not bear any interest. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 0.310%.

(9)
The Class III-A-1 Certificates and Class III-A-3 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group III Mortgage Loans. The Pass-Through Rate for the Class III-A-1 and Class III-A-3 Certificates with respect to the first Interest Accrual Period is expected to be approximately 6.060%.

(10)
The Class IV-A-1 Certificates and Class IV-A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group IV Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.056%.

(11)
The Class B Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the Class Principal Balance of the related Classes of Senior Certificates. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.970%.

Collateral Description:                                      As of May 1, 2006, the aggregate principal balance of the Mortgage Loans described herein is approximately $1.186 billion. The Mortgage Loans are conventional, adjustable rate One-Year LIBOR or One-Year Treasury indexed mortgage loans with initial rate adjustments occurring three, five, seven, and ten years after the date of origination (“Hybrid ARMs”), divided into four loan groups. The Mortgage Loans are secured by first liens on one- to four-family residential properties. Approximately 83.6% (by principal balance) of the loans require for payments of interest only for a term equal to the initial fixed period or 120 months of the mortgage loan. After such interest only period, such mortgage loans will fully amortize over their remaining term. The remaining mortgage loans fully amortize over their original term (generally 30 years).

Below is a further summary of the collateral characteristics of the Mortgage Loans.

	% of	Gross	Net	WAM	Gross	Net	Initial	Period	Max	Mos to Roll
MLG	Pool	WAC	WAC	(mos.)	Margin	Margin	Cap	Cap	Rate
Group I	4.82%	6.317%	6.026%	357	2.263%	1.972%	2.000%	2.000%	12.317%	33
Group II	51.52%	6.144%	5.892%	358	2.270%	2.018%	4.995%	2.000%	11.145%	58
Group III	18.25%	6.310%	6.060%	359	2.265%	2.015%	4.994%	2.000%	11.310%	83
Group IV	25.41%	6.306%	6.056%	359	2.257%	2.007%	5.000%	2.000%	11.306%	119
Totals:	100.00%	6.224%	5.971%	359	2.266%	2.013%	4.852%	2.000%	11.272%	77

Prepayment Penalty Table*

Group	No PrePay	6 Months or Less	7 Months to 12 Months	24 Months	30 Months	36 Months	42 Months	60 Months
Group I	88.80%	0.00%	3.72%	0.00%	0.00%	3.98%	0.00%	3.50%
Group II	80.59%	0.07%	14.52%	0.00%	0.00%	2.30%	0.00%	2.51%
Group III	81.45%	0.00%	15.19%	0.00%	0.00%	2.18%	0.00%	1.18%
Group IV	59.09%	0.00%	29.90%	0.00%	0.00%	7.29%	0.00%	3.72%
Total	75.68%	0.04%	18.03%	0.00%	0.00%	3.63%	0.00%	2.62%

*The Prepayment Penalties are generally soft, therefore borrowers will not be required to pay the penalty if house is sold.

NOTE: the information related to the Mortgage Loans described herein reflects information as of May 1, 2006.

Depositor:	Structured Asset Mortgage Investments II Inc.

Mortgage Loan Seller and Sponsor:	EMC Mortgage Corporation.

Originators:
83.57% of the Mortgage Loans were originated by Countrywide, 14.09% of the Mortgage Loans were originated by Bank of America, 1.19% of the Mortgage Loans were originated by GMAC, and 1.16% of the Mortgage Loans were originated by Wells Fargo.

Underlying Servicers:
83.57% of the Mortgage Loans are serviced by Countrywide, 14.09% of the Mortgage Loans are serviced by Bank of America, 1.19% of the Mortgage Loans are serviced by GMAC, and 1.16% of the Mortgage Loans are serviced by Wells Fargo.

Custodian:	Wells Fargo Bank, National Association.

Underwriter:	Bear, Stearns & Co. Inc.

Cut-off Date:	May 1, 2006.

Closing Date:	May 31, 2006.

Rating Agency:
Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”). The Senior Certificates will be rated by S&P and Fitch Ratings, and the Subordinate Certificates will be rated by Fitch Ratings.

Legal Structure:	REMIC.

Optional Clean-Up Call:
The Depositor, or its designee, may purchase all of the Mortgage Loans in the trust after the scheduled principal balance of the Mortgage Loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the Cut-off Date, thereby causing termination and early retirement of the certificates.

Distribution Date:	25th day of each month (or the next business day), commencing on June 25, 2006.

Last Scheduled Distribution Date:	July 25, 2036.

Certificates:
The trust will issue the Class A, Class II-X, Class III-X, Class R-I, Class R-II and Class R-III Certificates, which are also referred to collectively herein as the Senior Certificates. The trust will also issue the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, which are sometimes referred to herein as the Subordinate Certificates. The certificates will represent interests principally in the loan group set forth in the table above.

Class A Certificates:	The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1 and Class IV-A-2 Certificates.

Class B Certificates:	The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Offered Certificates:
The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class II-X, Class III-A-1, Class III-A-2, Class III-A-3, Class III-X, Class IV-A-1, Class IV-A-2, Class B-1, Class B-2 and Class B-3 Certificates.

Non-Offered Certificates:	The Class B-4, Class B-5 and Class B-6 Certificates.

Remittance Type:	Scheduled/Scheduled.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and Euroclear.

ERISA Considerations:
The Offered Certificates are expected to be eligible for purchase by ERISA plans. A fiduciary of any benefit plan should review very carefully with its legal advisors whether the purchase or holding of any Certificates is a prohibited transaction or not otherwise permissible under ERISA.

SMMEA Eligibility:	The Offered Certificates, other than the Class B-2 Certificates and Class B-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Denominations:	The Offered Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1,000 in excess thereof.

Record Date:	With respect to the Certificates and any Distribution Date, the last day of the prior calendar month.

Delay Days:	With respect to the Certificates, 24 days.

Interest Accrual Period:
The Interest Accrual Period on the Certificates and any Distribution Date is the one-month period preceding the month in which such Distribution Date occurs prior to such Distribution Date. Distributions of interest on the certificates will be based on a 360-day year and a 30 day month.

Prepayment Period:
Unless otherwise described in the related servicing agreement, the Prepayment Period with respect to any Distribution Date is the calendar month immediately proceeding the month in which such Distribution Date occurs.

Compensating Interest:
On each Distribution Date, the related Servicer is required to pay Compensating Interest up to the amount of the related Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the Mortgage Loans that occurred during the Prepayment Period.

Advancing Obligation:	The related Servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent deemed recoverable.

Prepayment Assumption:	A 100% prepayment assumption assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant prepayment rate (“CPR”) of 25% in every month of the life of such pool.

Servicing Fee:
With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Weighted Average Servicing Fee Rate for the pool of Mortgage Loans is 0.253% per annum.

Underwriting Standards:	The Mortgage Loans were underwritten to the guidelines of the related Originator as more fully described in the term sheet supplement.

Credit Enhancement:
Credit Enhancement for the certificates will be provided by a senior/subordinate shifting interest structure. The Subordinate Certificates provide credit support for the Senior Certificates and other Subordinate Certificates with a lower class designation.

Cash-Flow Description:
Distributions on the certificates will be made on the 25th day of each month (or next business day), beginning in June 2006. The payments to the certificates, to the extent of available funds, will be made according to the following priority:

Available Funds:
1)    Payment of interest to the holders of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class II-X, Class III-A-1, Class III-A-2, Class III-A-3, Class III-X, Class IV-A-1 and Class IV-A-2 Certificates at a rate equal to their respective Pass-Through Rates (as described on the cover page hereof);
2)    Payment of principal to the holders of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1 and Class IV-A-2 Certificates pro rata in an amount equal to their respective loan group’s Senior Optimal Principal Amount; and
3)    Payment of interest and principal sequentially to the Class B Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates, so that each such Class shall receive (a) interest at a rate equal to the Pass-Through Rate (as described on page 2 hereof), and (b) such class’s allocable share of principal distributions for such Distribution Date, in each case, to the extent of the remaining available funds for each loan group as described in the term sheet supplement.

Shifting Interest:
The Senior Certificates will be entitled to receive 100% of the prepayments on the Mortgage Loans up to and including May 2013. The Senior Prepayment Percentage can be reduced to the Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next five years provided that (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the related Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed 30%, 35%, 40%, 45% or 50% of the Original Principal Amount of the Subordinate Certificates for each test date.

Notwithstanding the foregoing, if after 3 years the current Subordinate Percentage is equal to two times the initial Subordinate Percentage and (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed a) on or prior to May 2009, 20% of the Original Principal Amount of the Subordinate Certificates or b) after May 2009, 30% of the Original Principal Amount of the Subordinate Certificates, then prepayments will be allocated on a pro rata basis.
If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then 50% of the subordinate prepayment percentage can be allocated to the subordinate classes.

Allocation of Losses:
Realized Losses on the Mortgage Loans will be allocated to the most junior class of Certificates outstanding beginning with the Class B-6 Certificates until the Certificate Principal Balance of each Subordinate Class has been reduced to zero.

Thereafter, Realized Losses on the Group I Mortgage Loans will be allocated first to the Class I-A-2 Certificates until zero and then to the Class I-A-1 Certificates; Realized Losses on the Group II Mortgage Loans will be allocated first to the Class II-A-2 Certificates until reduced to zero and then to the Class II-A-1 Certificates; Realized Losses on the Group III Mortgage Loans will be allocated first to the Class III-A-3 Certificates until reduced to zero and then to the Class III-A-1 Certificates and Class III-A-2 Certificates, pro-rata; and Realized Losses on the Group IV Mortgage Loans will be allocated first to the Class IV-A-2 Certificates until reduced to zero and then to the Class IV-A-1 Certificates.

Static Pool Information:

Information concerning the sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.bearstearns.com/transactions/sami_ii/bsarm2006-2 and with respect to the experience of Countrywide in securitizing asset pools of the same type. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Contact Information

MBS Trading

Paul Van Lingen	Tel: (212) 272-4976
Senior Managing Director	pvlingen@bear.com

Doug Calamari	Tel: (212) 272-4976
Associate Director	dcalamari@bear.com

MBS Structuring

Derek Schaible	Tel: (212) 272-1319
dschaible@bear.com

MBS Banking

Robert Durden	Tel: (212) 272-5714
Vice-President	rdurden@bear.com

David Rush	Tel: (212) 272-1230
Analyst	drush1@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Senior Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Associate Director	award@bear.com

Rating Agencies

Mike McCormick- S&P	Tel: (212) 438-1937
Michael_mccormick@standardandpoors.com
Padma Rajagopal - Fitch	Tel: (212) 908-0383
Padma.Rajagopal@fitchratings.com

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Bear Stearns ARM Trust 2006-2
Issuing Entity

Mortgage Pass-Though Certificates, Series 2006-2

EMC Mortgage Corporation
Sponsor

Wells Fargo Bank, National Association
Master Servicer

Structured Asset Mortgage Investments II Inc.
Depositor
_______________

Bear, Stearns & Co. Inc.

For use with base prospectus dated March 28, 2006
The date of this term sheet supplement is April 7, 2006

TABLE OF CONTENTS

TERM SHEET SUPPLEMENT

RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
THE MASTER SERVICER AND THE SERVICERS
DESCRIPTION OF THE CERTIFICATES
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
INDEX OF DEFINED TERMS
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND TAX

PROSPECTUS

INTRODUCTION
RISK FACTORS
THE MORTGAGE POOLS
STATIC POOL INFORMATION
SERVICING OF MORTGAGE LOANS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF CREDIT ENHANCEMENT
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
THE SPONSOR
THE DEPOSITOR
THE AGREEMENTS
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
FEDERAL INCOME TAX CONSEQUENCES
PENALTY AVOIDANCE
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT MATTERS
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY
REFERENCE
GLOSSARY

INTRODUCTION

As indicated in the term sheet, the related transaction may include various structures and multiple loan groups of adjustable rate mortgage loans secured by first liens on residential mortgaged properties. This term sheet supplement may be used in connection with a transaction that includes one or more loan groups related to one or more groups of senior and subordinate certificates with an overcollateralization structure. Any such loan group is referred to in this term sheet supplement as an “OC Structure Loan Group” and any such transaction is referred to in this term sheet supplement as an “OC Transaction”. This term sheet supplement may also be used in connection with a transaction that includes one or more loan groups related to one or more groups or subgroups of senior and subordinate certificates with a shifting interest payment structure. Any such loan group or subgroup is referred to in this terms sheet supplement as a “Shifting Interest Structure Loan Group” and any such transaction is referred to in this term sheet supplement as a “Shifting Interest Transaction”. In addition, the related transaction may include multiple loan groups that are cross-collateralized, which transaction is referred to in this term sheet supplement as a “Cross-collateralized Transaction”, or multiple loan groups that are not cross-collateralized, which transaction is referred to in this term sheet supplement as a “Stacked Transaction”. Any reference to a term sheet or related term sheet shall mean only those term sheets related to the transaction specified in such term sheet and to the extent superseded by another term sheet.

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

RISK FACTORS

In addition to the matters described elsewhere in this term sheet supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase an offered certificate.

The subordinate certificates have a greater risk of loss than the related senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this term sheet supplement, “related subordinate classes” means:

• with respect to each class of senior certificates: each class of related subordinate certificates; and
• with respect to each class of subordinate certificates: any related subordinate certificate with a lower payment priority.

We will provide credit enhancement for each group of offered certificates, first, by the right of the holders of the related senior certificates to receive payments of interest and principal prior to the related subordinate classes and, second, by the allocation of realized losses on the related mortgage loans to the related subordinate classes. This form of credit enhancement uses collections on the mortgage loans in the related loan group or groups otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes of related certificates. Such collections are the sole source of funds from which such credit enhancement is provided.

Realized losses on the mortgage loans in any OC Transaction will be allocated first, to reduce the amount of excess spread for any related loan group, second, to reduce the overcollateralization amount for such loan group, third, among the related classes of subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the mortgage loans in any OC Transaction which are allocated to the related subordinate certificates would first be allocated to the classes of subordinate certificates in reverse order of their payment priority, until the certificate principal balance of each such class of subordinate certificates has been reduced to zero.

The Non-PO Percentage of the principal portion of realized losses on the mortgage loans in any Shifting Interest Transaction are allocated first to the classes of the subordinate certificates related to such group or groups of mortgage loans, beginning with the class of related subordinate certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that realized losses on the mortgage loans in any Shifting Interest Transaction would first be allocated to the class of subordinate certificates with the lowest payment priority until the certificate principal balance of such class is reduced to zero. Subsequent realized losses on the mortgage loans in such loan group would be allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero.

Accordingly, if the certificate principal balance of all classes of subordinate certificates in any Shifting Interest Transaction were to be reduced to zero, the Non-PO Percentage of the principal portion of realized losses on the mortgage loans in such loan group will be allocated among the related senior certificates (other than any class of interest only certificates and Class PO Certificates) in the manner and order of described in the related term sheet; provided that, such realized losses otherwise allocable to a class of senior certificates may be allocated to another class or classes of senior certificates as described in the related term sheet.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans.

Unless otherwise provided in the related term sheet, the principal portion of realized losses will not be allocated to the senior certificates in an OC Transaction. Investors in these certificates should note that although the principal portion of realized losses will not be allocated to these certificates, under certain loss scenarios there will not be enough principal and interest on the related mortgage loans to pay related senior certificates all of the interest and principal to which they are entitled.

See“Description of the Certificates—Allocation of Losses” in this term sheet supplement.
Additional risks associated with the subordinate certificates
The weighted average lives of, and the yields to maturity on, the subordinate certificates related to a loan group or groups will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans in a loan group or groups will also affect an investor’s actual yield to maturity on the related subordinate certificates, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in a loan group or groups may reduce the certificate principal balances of the related subordinate certificates as described in this term sheet supplement. As a result of any such reductions in the certificate principal balances of the subordinate certificates, less interest will accrue on such classes of subordinate certificates than would otherwise be the case. Once a realized loss on a mortgage loan in a loan group or groups is allocated to a related subordinate certificate, no interest will be distributable with respect to such written down amount.

Credit enhancement for the certificates in an OC Transaction may be inadequate to cover losses and/or to maintain or restore overcollateralization
The mortgage loans in an OC Transaction are expected to generate more interest than is needed to pay interest on the related senior certificates and subordinate certificates because we expect the weighted average interest rate on the mortgage loans in such transaction to be higher than the weighted average pass-through rate on such senior certificates and subordinate certificates. If the mortgage loans in an OC Structure Loan Group generate more interest than is needed to pay interest on related senior certificates and subordinate certificates and related trust fund expenses, we will use such “excess spread” to make additional principal payments on such senior certificates and subordinate certificates, which will reduce the total certificate principal balance of such certificates below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization”. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the related mortgage loans to maintain or restore the required level of overcollateralization for such transaction.

The excess spread for an OC Structure Loan Group available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

If the protection afforded by overcollateralization for such loan group is insufficient, then you could experience a loss on your investment.
The interest rate cap may reduce the yields on the offered certificates in an OC Transaction
Some classes of senior certificates in an OC Transaction may be subject to an interest rate cap which may be based on an assumed certificate and calculated as specified in the related term sheet. If the weighted average of the net mortgage rates on such mortgage loans is less than the per annum rate described in the related term sheet, the amount of the shortfall which would occur with respect to the assumed certificate as described in the related term sheet will be allocated among such certificates in proportion to their current entitlements to interest calculated without regard to this cap. Any such shortfall allocated to the Insured Certificates will not be covered by the financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

As indicated in the related term sheet, some classes of senior certificates in an OC Transaction may be subject to an interest rate cap equal to the weighted average of the net mortgage rates of all of the related mortgage loans as calculated in such term sheet.

If the pass-through rates on any offered certificates in the OC Transaction are limited to the related interest rate cap for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for such loan group remaining after certain other distributions on the related offered certificates and the payment of certain fees and expenses of the trust. However, if the certificate principal balance of a class of offered certificates has been reduced to zero, that class of offered certificates or non-offered subordinate certificates will be retired and will no longer be entitled to such distributions, including distributions in respect of net interest shortfalls.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.
Certain Class of Certificates May Have Additional Characteristics That Pose Certain Yield and Prepayment Considerations
Some of the offered certificates may have different payment characteristics that pose additional yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general description of the characteristics of those certificates and the related yield and prepayment considerations:

The yields on the adjustable rate certificates is sensitive to fluctuations in the related index
Some adjustable rate certificates may accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this term sheet supplement. The pass-through rate on some of the adjustable rate certificates may vary directly with such index and the pass-through rates on some of the adjustable rate certificates may vary inversely with such index as specified in the related term sheet. Therefore, the yields to investors on the adjustable rate certificates will be sensitive to fluctuations of the related index.

Some offered certificates are sensitive to the rate and timing of distributions on other certificates
Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Some of the offered certificates may be subject to a random lot procedure
Payments of principal on certain classes of certificates as identified in the related term sheet may be allocated according to a random lot procedure. See “Description of the Certificates — Principal Distributions on the Retail Lottery Certificates” in this term sheet supplement. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

Principal only certificates and interest only certificates involve additional risk
Any Class PO Certificates will receive a portion of the principal payments only on the mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate set forth in the related term sheet. Therefore, the yield on any Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such related mortgage loans. Any principal only certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group or subgroup.

Investors in Class PO Certificates should be aware that related mortgage loans with lower interest rates are less likely to be prepaid than related mortgage loans with higher interest rates. If payments of principal on the related mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate described in the related term sheet occur at a rate slower than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected.

Investors in interest only certificates should be aware that the yield to such investors will be extremely sensitive to defaults and the rate and timing of principal payments on the related mortgage loans or portions thereof in the related loan group or subgroup, as applicable. In some cases and as described in the related term sheet, the notional amount of some of the interest only certificates may be equal to the certificate principal balance of one or more of the other classes of offered certificates. Any reduction in the certificate principal balance of such class or classes of certificates as a result of distributions in respect of principal payments on the mortgage loans in the related loan group or subgroup, as applicable, will result in a reduction of the notional amount of the related interest only certificates and thus, reduce the amount of interest distributable to the holders of the related interest only certificates following such distributions in respect of principal payments.

As set forth in the related term sheet, a class of interest only certificates may be entitled to receive interest distributions on each distribution date to the extent the weighted average of the net rates on the related mortgage loans exceeds the weighted average of the pass-through rates on the classes of certificates on which the notional amount of such interest only certificate is based. On any distribution date on which the pass-through rates on such classes of certificates are limited by the related interest rate cap, such interest only certificates will not be entitled to interest payments.

Some classes of interest only certificates will receive a portion of the interest payments only on the mortgage loans in the related loan group or subgroup that have net mortgage rates higher than a specified per annum rate as described in the related term sheet. Therefore, the yield on such interest only certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

Investors in interest only certificates that receive their interest payments only on the mortgage loans that have net mortgage rates higher than a specified per annum rate should be aware that mortgage loans with higher interest rates are more likely to be prepaid than mortgage loans with lower interest rates. If payments of principal on the mortgage loans in the related loan group or subgroup, as applicable, that have net mortgage rates higher than the per annum rate described in the related term sheet occur at a rate faster than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected. Investors in the interest only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans that have net mortgage rates higher than the per annum rate described in the related term sheet, could result in the failure of such investors to fully recover their investments.

Some of the offered certificates may not be entitled to certain distributions of principal for some period of time
Some classes of certificates, referred to as lockout certificates, may not receive any distributions of scheduled principal and/or principal prepayments prior to the distribution date specified in the related term sheet. As a result, the weighted average life of those classes of certificates will be longer than would otherwise be the case, and the effect on the market value of this those classes of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both scheduled principal and principal prepayments.

Some of the offered certificates may be accrual certificates and may not receive interest distributions as long as the related accretion directed certificates are outstanding; some of the offered certificates may be accretion directed certificates and may receive accelerated payments in respect of principal

Some of the offered certificates may be accrual certificates that are not entitled to receive any distributions of interest for some period of time. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate set forth in the related term sheet. However, this interest will not be distributed on those certificates until the related accretion termination date. Instead, prior to the related accretion termination date, accrued certificate interest on the accrual certificates will be distributed to the related accretion directed certificates as principal in reduction of the certificate principal balances thereof. This accrued and unpaid interest on the accrual certificates will be added to the certificate principal balance of such accrual certificates on the related distribution date. On each distribution date on or after the related accretion termination date, the entire accrued certificate interest on the accrual certificates for that date will be payable to the holders of the accrual certificates as interest, to the extent not required to fully reduce the certificate principal balances of the accretion direct certificates to zero on the accretion termination date. Due to these factors, the accrual certificates will likely experience significant price and yield volatility. Investors in the accrual certificates should consider whether this volatility is suitable to their investment needs.

Additionally, prior to the related accretion termination date, holders of the accretion directed certificates will receive an additional principal payment from accrued certificate interest otherwise distributable on the related accrual certificates. As a result, investors in the accretion directed certificates should be aware that they may receive distributions in respect of principal at a rate faster than assumed at the time of purchase.

Some Classes of Certificates May Receive Principal Distributions According to a Schedule
Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of that class of certificates may be reduced.

Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant specified rate of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of that class of certificates may be reduced.

Class R Certificates in a Shifting Interest Transaction are subject to special risks
Holders of the Class R Certificates in a Shifting Interest Transaction are entitled to receive distributions as described herein, but the holders of the Class R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of those Class R Certificates will have tax liabilities with respect to their certificates during the early years of the related REMIC that substantially exceed the distributions payable during or prior to that time.

The adjustable rate certificates in an OC Transaction may not always receive interest based on the Index Rate
As indicated in the related term sheet, the pass-through rates on certain classes of senior certificates and subordinate certificates in an OC Transaction are generally based on an index and a specified margin described in the term sheet. The margins applicable to the pass-through rates on such classes of certificates may be subject to increase as described in term sheet if the related Optional Termination Holder does not exercise its option to purchase the remaining assets in the loan group or groups related to such certificates on the related optional termination date.

For purposes of this section, each pass-through rate described above shall be referred to as the related “Index Rate”. In addition, such classes of senior certificates and subordinate certificates may not always receive interest at the related Index Rate because such rate is also subject to the related interest rate cap. If the related interest rate cap is less than the related Index Rate, the pass-through rate on such certificates will be reduced to the related interest rate cap. Thus, the yield to investors in such classes will be sensitive both to fluctuations in the level of the related index and to the adverse effects of the application of the related interest rate cap. The prepayment or default of related mortgage loans with relatively higher net mortgage rates, particularly during a period of increased index rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than the interest payment that would have been due the related subordinate certificates, if such amount would have been calculated based on the related Index Rate for the related interest accrual period, the value of such subordinate certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and the Index Rate will create a shortfall.
Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to related certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the related mortgage loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Substantially all of the mortgage loans contain due-on-sale provisions, and the servicers are required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. Some of the mortgage loans may impose a prepayment charge in connection with voluntary prepayments made within the period specified in the related mortgage note, which prepayment charges may discourage prepayments during the applicable period. The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

You should note that:

• if you purchase your certificates at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;
• if you purchase your certificates at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to mortgage loans in the related loan group is higher than you expect;

•  the overcollateralization provisions for an OC Transaction, whenever overcollateralization for the OC Structure Loan Group is at a level below the required level, are intended to result in an accelerated rate of principal distributions to the holders of the related offered certificates. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the related offered certificates in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on the related offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related loan group than you expected.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this term sheet supplement and“Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience.

Mortgage loan modifications may affect the interest rate caps
Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the related certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Property in states or regions having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. In addition,

•  economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses
Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicers to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related sponsor will be required to purchase that mortgage loan from the trust.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the related offered certificates may be materially and adversely affected.

Some of the mortgage loans provide for balloon payments at maturity
As indicated in the related term sheet, Some of the mortgage loans are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state and local laws
The Servicemembers Civil Relief Act or the Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state and local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state and local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the related certificateholders on subsequent distribution dates. Any such shortfall on mortgage loans will reduce the amount available to pay interest on the related certificates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this term sheet supplement.

A transfer of servicing may result in increased losses and delinquencies on the mortgage loans
The primary servicing for the mortgage loans identified in the related term sheet will be transferred from the current servicer to another servicer as of a certain date as described in the related term sheet. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

The yield on some of the offered certificates may be affected by various rights of the Certificate Insurer
The yield to investors on some of the certificates in an OC Transaction, other than the Insured Certificates, may be adversely affected to the extent the Certificate Insurer, if any, is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the Certificate Insurer pursuant to the related financial guaranty insurance policy and the related insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the Certificate Insurer, to the extent not previously paid or reimbursed. In addition, the holders of the related offered certificates, other than the Insured Certificates, may be adversely affected by the ability of the Certificate Insurer to exercise the rights of the Insured Certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the master servicer or otherwise as provided in this term sheet supplement.

THE MORTGAGE POOL

General

References in the term sheet to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the cut-off date indicated in such term sheet. The depositor believes that the information set forth in the term sheet with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. The characteristics of the mortgage loans as described herein and in any collateral tables may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this term sheet supplement by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this term sheet supplement, revised disclosure will be provided either in a supplement to this term sheet supplement, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information in the term sheet is expressed as of the cut-off date set forth in such term sheet.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool may be divided into multiple loan groups or subgroups as specified in the related term sheet and as more fully described below. Each group of mortgage loans is referred to herein as a Loan Group. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment.

All of the mortgage loans are adjustable rate mortgage loans. The interest rate borne by each mortgage loan, in some cases after an initial fixed rate period, will be adjusted based on an index, each referred to herein as an Index, which are further described in Schedule V, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

The sellers specified in the related term sheet purchased the mortgage loans directly in privately negotiated transactions. We refer you to“Servicing of the Mortgage Loans” and “The Originator” and Schedule I for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

Certain of the mortgage loans may have been acquired by the related seller from various originators that were included as part of pools of mortgage loans previously securitized. These mortgage loans, if any, were purchased by the applicable seller from the mortgage trusts listed in the Schedule V of this term sheet supplement pursuant to special termination clauses contained in the related pooling and servicing agreements. Such clauses allowed the applicable seller or any of its affiliates to purchase the mortgage loans and REO property contained in the related mortgage trust once the current principal balance of the mortgage loans and REO property in such mortgage trust was less than a specified percentage (which specified percentage did not exceed 10%) of the original mortgage loan principal balance.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

For purposes of distributions to the senior certificates, the mortgage loans will be divided into multiple separate subgroups or loan groups as specified in the related term sheet.

Indices on the Mortgage Loans

The interest rate borne by each mortgage loan, in some cases after an initial fixed rate period, may be adjusted based on the following Indices, which are further described in Schedule V.

One-Month LIBOR. The Index for some of the mortgage loans may be based on the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or One-Month LIBOR.

Three-Month LIBOR. The Index for some of the mortgage loans may be based on the average of the interbank offered rates for three-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Three-Month LIBOR.

Six-Month LIBOR. The Index for some of the mortgage loans may be based on the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

One-Year U.S. Treasury. The Index for some of the mortgage loans may be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year U.S. Treasury, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

One-Year LIBOR. The Index for some of the mortgage loans may be based on the average of the interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or One-Year LIBOR.

MTA. The Index for some of the mortgage loans may be based on the twelve month average of the monthly yields on United States Treasury securities, adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519), or MTA.

Prepayment Charges on the Mortgage Loans

As indicated in the related term sheet, some of the mortgage loans may provide for payment by the mortgagor of a prepayment charge in connection with some prepayments made within up to five years, which prepayment charge will discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See“Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

In addition, the servicers may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow from the pool assets.

The holders of the class of certificates specified in the related term sheet will be entitled to all prepayment charges, if any, received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified by loan group in a schedule appearing as an exhibit to the pooling and servicing agreement, with each group or subgroup separately identified, if applicable. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with the custodian, as agent for the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed without recourse in the following form: “Pay to the order of U.S. Bank National Association, as trustee for certificateholders of Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2006-2 without recourse,” with all intervening endorsements that show a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof;

(c)  a duly executed assignment of the mortgage to “U.S. Bank National Association,, as trustee for certificateholders of Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2006-2, without recourse”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the pooling and servicing agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the trustee and the Certificate Insurer, if any, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System. The sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates and the Certificate Insurer, if any.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement between the sponsor and the depositor. The sponsor is required, pursuant to the pooling and servicing agreement, to represent and warrant that the representations and warranties contained in the mortgage loan purchase agreement are true and correct as of the closing date. All of depositor’s right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement will be assigned to the trustee pursuant to the pooling and servicing agreement. A form of the mortgage loan purchase agreement containing such representations and warranties will be attached as an exhibit to the pooling and servicing agreement. The depositor will file the pooling and servicing agreement along with the exhibits to the pooling and servicing agreement with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date, unless the 15th day falls on a Saturday, a Sunday or a Holiday, in which case it can be filed on the following business day.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1. The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

2. Immediately prior to the conveyance of the mortgage loans by EMC to the depositor pursuant to the mortgage loan purchase agreement, EMC was the sole owner and holder of the mortgage loan; the related originator, EMC was the custodian of the related escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and EMC had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the applicable servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

3. The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

4. The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

5. The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in clause (i) above) EMC (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, EMC (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, including EMC has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

6. The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

7. At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates (without regard to the Certificate Policy issued by the related Certificate Insurer, if any), the trustee or the respective custodian, as agent for the trustee, is required to notify the sponsor and the related Certificate Insurer, in writing. If the sponsor cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the respective custodian, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the Certificate Insurer, if any, must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the related certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originators

The principal originators of the mortgage loans are identified in the related term sheet and in Schedule I of this term sheet supplement. The remainder of the mortgage loans in each loan group were originated by various originators, none of which originated more than 10% of the related mortgage loans.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type either to you directly or at http://www.bearstearns.com/transactions/sami_ii/bsarm2006-2/.

Information provided through the internet address above will not be deemed to be a part of this term sheet supplement, the prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns ARM Trust 2006-2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the trust will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. For a description of other provisions relating to amending the pooling and servicing agreement, please see “The Agreements—Amendment” in the prospectus.

The assets of the trust will consist of the mortgage loans and certain related assets.

The trust’s fiscal year end is December 31.

THE DEPOSITOR

The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of December 31, 2005 it has been involved in the issuance of securities backed by residential mortgage loans in excess of $94,502,237,657. In conjunction with the sponsor’s acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in this term sheet supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	65,715	$17,155,529,615.47
Alt-A Fixed	15,907	$3,638,653,583.24	11,011	$2,478,381,379.40	17,294	$3,781,150,218.13
HELOC	-	$-	-	$-	9,309	$509,391,438.93
Neg-Am ARM	-	$-	-	$-	20,804	$7,515,084,661.26
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	24,899	$12,438,092,473.41
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	1,346	$426,879,747.26
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	15,298	$5,687,383,382.34
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	2,877	$271,051,465.95
Seconds	-	$-	14,842	$659,832,093.32	114,899	$5,609,656,263.12
SubPrime	29,303	$2,898,565,285.44	102,759	$14,578,747,677.08	101,156	$16,546,152,274.44
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.74	373,597	$69,940,371,540.31

With respect to some of the securitizations organized by the sponsor, a “step-down trigger” has occurred with respect to the loss and delinquency experience of the mortgage loans included in the those securitizations, resulting in a sequential payment of principal from the security certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the trust sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

THE MASTER SERVICER AND THE SERVICERS

General

The entity specified in the related term sheet and Schedule II, referred to in this term sheet supplement as the master servicer, will act as the master servicer of the mortgage loans and as securities administrator and custodian pursuant to the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the sponsor, the master servicer, the securities administrator and the trustee.

Primary servicing of the mortgage loans will be provided by the entities specified in the related term sheet and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related mortgage loan originator, the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself; provided, however, that with respect to a default by any servicer affiliated with the master servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against such servicer and shall either find a successor servicer or become the successor servicer.

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, such servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

The servicers will establish and maintain, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related servicing agreement or the pooling and servicing agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the related servicing agreement or the pooling and servicing agreement, as applicable and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related servicing agreement or the pooling and servicing agreement, as applicable.

The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreement or the pooling and servicing agreement, as applicable.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the pooling and servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance proceeds or Liquidation proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the pooling and servicing agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the Distribution Account. The master servicer may also be entitled to a master servicing fee rate to the extent specified in the related term sheet. The master servicer will also be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each servicer will be entitled to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be the rate set forth in the related term sheet. Interest shortfalls on the mortgage loans in a loan group resulting from prepayments in full in any calendar month will be offset by the related servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein. The master servicer will be obligated to make such compensating interest payments in the event that the related servicer is required to make such payments and fails to do so, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date.

In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement or the pooling and servicing agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and the related servicing agreement and will meet the requirements of the rating agencies.

On the date specified in the pooling and servicing agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the Distribution Account.

Distribution Account

The Securities Administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, an account (the “Distribution Account”). The securities administrator will deposit in the Distribution Account, as received, the following amounts:

(i)  Any amounts withdrawn from a protected account or other permitted account;

(ii)  Any advance and compensating interest payments;

(iii)  Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

(iv)  The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)  Any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

All amounts deposited to the Distribution Account will be held in the name of the trustee and for the benefit of the certificateholders in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the pooling and servicing agreement. The master servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distribution on the Certificates” in this term sheet supplement. Each of the trustee, the securities administrator and the custodian will be entitled to compensation for its services under the pooling and servicing agreement and the custodial agreement which will be paid by the master servicer. The trustee, the securities administrator and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable each servicer for such month will, to the extent of such shortfall, be remitted by the related servicer to the securities administrator for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the pooling and servicing agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed. The Certificate Policy related to ay class of Insured Certificate will not cover any shortfalls on such Insured Certificates due to Prepayment Interest Shortfalls or the failure of any servicer to pay Compensating Interest.

Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the pooling and servicing agreement, for example as a result of application of the Relief Act or similar state or local laws, the related servicer will remit to the master servicer for deposit in the Distribution Account within the number of days prior to the related distribution date set forth in the related servicing agreement or the pooling and servicing agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee except to the extent the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the pooling and servicing agreement or the related servicing agreement, as applicable, would constitute an event of default under such agreements. Such event of default by the related servicer will then obligate the successor servicer to advance such amounts to the Distribution Account to the extent provided in the pooling and servicing agreement. Any failure of the master servicer as successor servicer to make such advances would constitute an event of default as discussed under “Description of the Certificates—Events of Default” in this term sheet supplement.

Evidence as to Compliance

The pooling and servicing agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function (each, a “responsible party”) will provide to the depositor and the securities administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement will also provide for delivery to the securities administrator on or before March 15 of each year of a separate annual statement of compliance from each responsible party to the effect that, to the best knowledge of the signing officer, each servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

The pooling and servicing agreement will also provide for delivery to the trustee and the Certificate Insurer, if any, on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer and the Securities Administrator”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the securities administrator and required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective unless:

•
the trustee or a successor master servicer has assumed the obligations and duties of the master servicer and the securities administrator (including the master servicer’s obligation to pay the compensation of the trustee and the custodian) to the extent required in the pooling and servicing agreement;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee and the Certificate Insurer, if any, (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the pooling and servicing agreement with respect to the qualifications of such purchaser or transferee.

The pooling and servicing agreement will further provide that neither the master servicer, the depositor, the sponsor nor any director, officer, employee, or agent of the master servicer, the depositor or the sponsor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, neither the master servicer, the depositor, the sponsor nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

In addition, the pooling and servicing agreement will provide that neither the master servicer, the depositor nor the sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer or the sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the sponsor is a party, or any person succeeding to the business of the master servicer or the sponsor, will be the successor of the master servicer or the sponsor, as applicable under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

EMC will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the selection of a new master servicer acceptable to the Certificate Insurer, if any, in the event of a default by the master servicer. EMC may also terminate the master servicer without cause, upon payment of a termination fee from EMC’s own funds, provided that a successor master servicer acceptable to the Certificate Insurer, if any, has been appointed pursuant to the pooling and servicing agreement.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the senior and subordinate classes of certificates listed in the related term sheet, which we refer to collectively in this term sheet supplement as the offered certificates. The residual certificates will each represent the sole class of residual interests in the related real estate mortgage investment conduit established by the trust, or REMIC.

The class of certificates identified in the related term sheet will be entitled to any prepayment charges received in respect of the related mortgage loans.

The trust will issue the offered certificates, other than the residual certificates, in book-entry form as described below, in minimum dollar denominations (as set forth in the related term sheet), except that one certificate of each class may be issued in the remainder of the class. Each residual certificate that is offered will be issued as a single certificate of $50 in certificated fully registered form.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or

•
after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate Certificate Principal Balance of the applicable securities advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing such certificate owner’s fractional undivided interest in the related class of certificates. Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this term sheet supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the trust, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Accretion Directed Certificates” shall be the classes of certificates designated as such in the related term sheet.

“Accretion Termination Date” shall mean the distribution date on which the Certificate Principal Balances of the related Accretion Directed Certificates are reduced to zero.

“Accrual Certificates” shall be the classes of certificates designated as such in the related term sheet.

“Accrual Distribution Amount” shall mean, with respect to each distribution date preceding the related Accretion Termination Date, an amount equal to the aggregate amount of Accrued Certificate Interest on the Accrual Certificates for such distribution date, which amount will be added to the Certificate Principal Balance of such Accrual Certificates to the extent such amounts are required to be distributed to the holders of the related Accretion Directed Certificates, in the manner and priority set forth in the related term sheet, as principal in reduction of the Certificate Principal Balance of the Accretion Directed Certificates. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that distribution date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

“Accrued Certificate Interest” for any certificate (other than any principal only certificates and any other class of certificates specified in the term sheet) for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of any such senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the mortgage loans. Such Net Interest Shortfalls will be allocated among the applicable certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the senior certificates (other than classes of certificates set forth in the term sheet) and subordinate certificates is calculated as described in the related term sheet. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount of such certificate has been reduced to zero.

“Allocable Share” with respect to a Shifting Interest Transaction and any class of related subordinate certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each loan group or subgroup, as applicable; provided, that, except as described in the second succeeding sentence, no class of related subordinate certificates (other than the class of related subordinate certificates outstanding with the highest payment priority) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The “Class Prepayment Distribution Trigger” for a class of related subordinate certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinated thereto, if any, and the denominator of which is the aggregate Stated Principal Balance of all of the related mortgage loans as of the related due date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the Certificate Principal Balance of any class of related subordinate certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount, to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of related subordinate certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their payment priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of related subordinate certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinate certificates.

“Applied Realized Loss Amount” with respect to any class of subordinate certificates in an OC Transaction and as to any distribution date, means the Realized Losses with respect to the mortgage loans in such loan group which have been applied in reduction of the Certificate Principal Balance of such class.

“Available Funds” with respect to an OC Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans. With respect to a Shifting Interest Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans, plus an amount equal to the initial aggregate Certificate Principal Balance of the Class R Certificates that the depositor will cause to be deposited into the Distribution Amount on the Closing Date and used to make principal distributions to the related Class R Certificates.

“Basic Principal Distribution Amount” with respect to any distribution date and the certificates in an OC Transaction is the lesser of (a) the excess of (i) the related Available Funds for such distribution date over (ii) the aggregate Monthly Interest Distributable Amount for the related senior certificates and subordinate certificates for such distribution date and (b) the excess of (i) the Principal Remittance Amount for the related senior certificates and subordinate certificates for such distribution date over (ii) the related Overcollateralization Release Amount, if any, for such distribution date.

“Capped Floater Certificates” means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap applies whose pass-through rates vary directly with LIBOR.

“Capped Inverse Floater Certificates” means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap applies whose pass-through rates vary inversely with LIBOR.

“Certificate Insurer” means the certificate insurer for the related class of certificates, if any, as described in the related term sheet.

“Certificate Policy” is the insurance policy relating to the Insured Certificates as described under “The Certificate Policy” in Schedule IV of this term sheet supplement.

“Certificate Principal Balance” with respect to any class of senior certificates and subordinate certificates and any distribution date, is the original certificate principal balance of such class as set forth in the term sheet, plus, in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of such Accrual Certificates on each distribution date on or prior to the related Accretion Termination Date, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Realized Losses allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of subordinate certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans received by the master servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate.

“Class PO Certificate” means any class of principal only certificates entitled to principal payments only from the Discount Mortgage Loans in the related loan group or subgroup.

“Class PO Certificate Deferred Payment Writedown Amount” means, with respect to any distribution date and each class of Class PO Certificates, the amount distributed to such Class PO Certificates on such distribution date pursuant to priority sixth of clause (A) under “Distributions on the Certificates in a Shifting Interest Transaction.” The Class PO Certificate Deferred Payment Writedown Amount will be allocated to the classes of related subordinate certificates in reverse order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero.

“Class PO Certificate Principal Distribution Amount” with respect to each distribution date and each class of Class PO Certificates, means an amount equal to the sum of the following (but in no event greater than the Certificate Principal Balance of such Class PO Certificates immediately prior to such distribution date):

(i) the PO Percentage of the principal portion of all monthly payments due on the Discount Mortgage Loan in the related loan group or subgroup, as applicable, on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii) the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

(iii) the related PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable;

(iv) the lesser of (a) the related PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted Discount Mortgage Loan in the related loan group or subgroup, as applicable, during the related Due Period and (B) the Stated Principal Balance of each such Discount Mortgage Loan in the related loan group or subgroup, as applicable, purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the related PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(v) the related PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of each such substitute Discount Mortgage Loan.

“Class R Certificates” means any of the residual certificates.

“Compensating Interest” shall mean any payments made by the master servicer and the servicers to cover Prepayment Interest Shortfalls.

“Cross-Over Date” with respect to each group of certificates in a Shifting Interest Transaction means the distribution date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero.

“Deceased Holder” is any beneficial owner of a Retail Lottery Certificate who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

“Discount Mortgage Loan” means with respect to related loan group or subgroup, as applicable, any mortgage loan with a Net Mortgage Rate less than the related Discount Mortgage Rate.

“Discount Mortgage Rate” means the Net Mortgage Rate specified in the related term sheet with respect to a loan group or subgroup, as applicable.

“Due Period” with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Early Turbo Payment Date” has the meaning set forth in the related term sheet.

“Excess Spread” with respect to any distribution date and each loan group in an OC Transaction is the excess, if any, of (i) the Interest Funds for the related loan group for such distribution date, over (ii) the sum of (a) the premium payable to the Certificate Insurer, if any, for such distribution date and (b) the related Monthly Interest Distributable Amounts payable to the related senior and subordinate certificates on such distribution date and (c) any Reimbursement Amounts payable under clause (3) of “-Distributions on the Certificates-Distributions on the Certificates in an OC Transaction-Interest Distributions.”

“Extra Principal Distribution Amount” with respect to any distribution date and an OC Transaction (a) on or prior to the earlier of (1) the 20% Clean-Up Call Date and (2) the Early Turbo Payment Date as defined in the related term sheet, the lesser of (x) the Excess Spread for the related loan group for such distribution date and (y) the Overcollateralization Increase Amount for the related loan group for such distribution date; and (b) thereafter, the Excess Spread for the related loan group for such distribution date; provided that, the Excess Spread described in clause (b) will be used first to pay any related Overcollateralization Increase Amount, any related Net Interest Shortfalls and any related Net WAC Rate Carryover Amounts on such distribution date, and the remainder will be applied as part of the related Extra Principal Distribution Amount.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Insured Certificates” means any certificates identified in the related term sheet for which a related Certificate Policy provides credit enhancement.

“Interest Accrual Period” with respect to any distribution date and the certificates, the period set forth in the related term sheet.

“Interest Funds” with respect to a distribution date and each subgroup or loan group, as applicable, generally are equal to the sum, without duplication, of

(a)  all scheduled interest collected on the mortgage loans in the related subgroup or loan group, as applicable, less the related servicing fee, the master servicing fee and the lender paid mortgage insurance fee, if any,

(b)  all advances relating to interest on the mortgage loans in the subgroup or loan group, as applicable,

(c)  all Compensating Interest with respect to such subgroup or loan group, as applicable,

(d)  Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related subgroup or loan group, as applicable,

(e)  the interest portion of proceeds of the repurchase of any mortgage loans in the related subgroup or loan group, as applicable, and

(f)  the interest portion of the purchase price of the assets of the mortgage loans in the related subgroup or loan group, as applicable, (and other assets acquired in respect of the mortgage loans) upon exercise by the related Optional Termination Holder of its optional termination right, less

(g)  amounts reimbursable to the servicers, the master servicer, the securities administrator, the trustee and the custodian as provided in the pooling and servicing agreement.

“Interest Only Certificates” means any class of certificates that are entitled only to interest distributions as indicated in the related term sheet.

“Interest Rate Cap” with respect to each class of certificates will have the meaning specified in the related term sheet.

“Insurance Agreement” means the insurance and indemnity agreement related to a class of Insured Certificates.

“Interest Shortfall” with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the mortgage loans in the related subgroup or loan group, as applicable, resulting from (a) prepayments in full with respect to such subgroup or loan group received during the related Prepayment Period, (b) partial prepayments with respect to such subgroup or loan group, as applicable, received during the related Prepayment Period to the extent applied prior to the due date in the month of the distribution date and (c) interest payments on certain of the mortgage loans in such subgroup or loan group being limited pursuant to the provisions of the Relief Act or similar state or local laws.

“Lender-Paid PMI Rate” with respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable servicer out of interest collections on the related mortgage loan.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged property acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of such mortgaged property.

“Monthly Interest Distributable Amount” for any senior certificates and subordinate certificates in an OC Transaction for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of a related senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related mortgage loans. Such Net Interest Shortfalls will be allocated among the related certificates in proportion to the amount of the Monthly Interest Distributable Amount for such group of certificates that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the related mortgage loans will be allocated in the order specified in the related term sheet. The Monthly Interest Distributable Amount with respect to the senior certificates and subordinate certificates is calculated as specified in the related term sheet. No Monthly Interest Distributable Amount will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

“Net Interest Shortfalls” means Interest Shortfalls net of payments by the related servicer or the master servicer in respect of Compensating Interest.

“Net Liquidation Proceeds” with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer or the master servicer, advances and expenses incurred by the related servicer or the master servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

“Net Monthly Excess Cashflow” with respect to any loan group in an OC Transaction and any distribution date, means the sum of (a) the Remaining Excess Spread for the related loan group and (b) the Overcollateralization Release Amount for the related loan group for such distribution date.

“Net Mortgage Rate” with respect to any mortgage loan is a rate equal to the applicable interest rate borne by such mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the Lender-Paid PMI Rate, if any.

“Net WAC Pass-Through Amount” means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate and any distribution date, the excess of (A) the amount of interest which the related Capped Floater Certificates would have been entitled to receive if no Interest Rate Cap applied, over (B) the amount of interest the related Capped Floater Certificates would have been entitled to receive if reductions under the related Interest Rate Cap were allocated as provided in the definition thereof; provided, however, if One-Month LIBOR plus the applicable margin for the related Capped Floater Certificates for such distribution date is equal to or greater than the rate of interest for such Capped Floater Certificates determined as if the related Interest Rate Cap allocable to the related Capped Floater Certificates and related Capped Inverse Floater Certificates were allocated to the related Capped Floater Certificates, the amount determined under clause (A) would be determined as if the related Interest Rate Cap allocable to the related Capped Floater Certificates and related Capped Inverse Floater Certificates were allocated to the related Capped Floater Certificates.

“Net WAC Rate Carryover Amount” with respect to each class of senior certificates and subordinate certificates in an OC Transaction and any distribution date, unless otherwise indicated in the related term sheet, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such distribution date if the pass-through rate applicable to such class would not have been reduced by the related Interest Rate Cap on such distribution date, over (y) the amount of interest paid on such distribution date if the Pass-Through Rate is limited by the related Interest Rate Cap, plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed together with interest thereon at a rate equal to the pass-through rate for such class for the most recently ended Interest Accrual Period.

“Non-Discount Mortgage Loan” in a Shifting Interest Transaction means any mortgage loan in the related loan group or subgroup, as applicable, with a Net Mortgage Rate greater than or equal to the Discount Mortgage Rate.

“Non-PO Percentage” in a Shifting Interest Transaction means with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to that Discount Mortgage Rate. With respect to any Non-Discount Mortgage Loan, 100%.

“Notional Amount” means with respect to each class of Interest Only Certificates, the amount specified in the related term sheet for such class.

“Overcollateralized Amount” with respect to any distribution date and the mortgage loans in an OC Structure Loan Group, is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the last day of the related Due Period, over (b) the aggregate Certificate Principal Balance of the related senior certificates and subordinate certificates on such distribution date (after taking into account the payment of principal other than any related Extra Principal Distribution Amount on such certificates).

“Overcollateralization Increase Amount” for any distribution date and the mortgage loans in an OC Structure Loan Group, means the lesser of (a) the excess, if any, of (i) the related Overcollateralization Target Amount, over (ii) the related Overcollateralized Amount on such distribution date (after taking into account payments to the related senior certificates and related subordinate certificates of the related Basic Principal Distribution Amount on such distribution date), and (b) related Excess Spread for such distribution date.

“Overcollateralization Release Amount,” with respect to any distribution date and any OC Structure Loan Group, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date), over (ii) the related Overcollateralization Target Amount for such distribution date.

“Overcollateralization Target Amount” with respect to each distribution date and any OC Structure Loan Group, the percentage specified in the related term sheet.

“PO Percentage” in a Shifting Interest Transaction means with respect to any related Discount Mortgage Loan, a fraction expressed as a percentage, equal to the related Discount Mortgage Rate minus the Net Mortgage Rate thereof.

“Prepayment Period” with respect to a distribution date is the period set forth in the related servicing agreement or the related pooling and servicing agreement.

“Principal Distribution Amount” with respect to any OC Transaction and any distribution date, an amount equal to

•	the Basic Principal Distribution Amount for the related certificates for such distribution date, plus; and

•	any Extra Principal Distribution Amount for the related certificates for such distribution date.

With respect to any Shifting Interest Transaction and any distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificates (other than the residual certificates) immediately prior to such distribution date):

(1) the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal with respect to each mortgage loan in the related loan group or subgroup received during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related loan group or subgroup which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related loan group or subgroup during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related loan group or subgroup purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related loan group or subgroup that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in such loan group or subgroup that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date, over the Stated Principal Balance of each such substitute mortgage loan.

“Principal Funds” for each loan group or subgroup generally are equal to the sum, without duplication, of:

(i)  the scheduled principal collected on the mortgage loans in the related loan group or subgroup during the related Due Period or advanced on or before the related servicer advance date;

(ii)  prepayments, exclusive of any prepayment charges, collected on the mortgage loans in the related loan group or subgroup in the related Prepayment Period;

(iii)  the Stated Principal Balance of each mortgage loan in the related loan group or subgroup that was repurchased by the sponsor or the related servicer;

(iv)  the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group or subgroup, as applicable, is less than the aggregate unpaid principal balance of any deleted mortgage loan in the related loan group or subgroup delivered by the related servicer in connection with a substitution of such mortgage loan in such loan group or subgroup;

(v)  all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related loan group or subgroup to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, in each case with respect to the mortgage loan in the related loan group or subgroup; and

(vi)  the principal portion of the purchase price of the mortgage loans in the related loan group or subgroup (and all other assets required in respect of the mortgage loans in the related loan group or subgroup) upon the exercise by the Optional Termination Holder of its optional termination right; less

(vii)  such loan group’s or subgroup’s pro rata share (based on the aggregate Stated Principal Balance of the mortgage loans in that loan group or subgroup) of amounts reimbursable to the related servicer, the master servicer, the securities administrator, the trustee and the custodian, as provided in the pooling and servicing agreement, to the extent not reimbursed from Interest Funds for such loan group or subgroup.

“Principal Remittance Amount” with respect to any loan group in an OC Transaction and each distribution date, is equal to the sum of the amounts listed in clauses (i) through (v) of the definition of Principal Funds for such loan group.

“Realized Loss” is the excess of the Stated Principal Balance of a defaulted mortgage loan over the Net Liquidation Proceeds. To the extent that the related servicer or the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

“Reimbursement Amount” with respect to any Certificate Policy is the sum of (a) the aggregate unreimbursed amount of any payments made by the related Certificate Insurer under such Certificate Policy, together with interest on such amount from the date of payment by the Certificate Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Certificate Insurer under the Insurance Agreement or the pooling and servicing agreement.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any OC Structure Loan Group and any distribution date is the Excess Spread for such loan group, less the sum of (i) any related Overcollateralization Increase Amount, in each case for such distribution date, and (ii) any related unpaid Reimbursement Amount related to interest or principal draws not previously paid to the Certificate Insurer, if any, other than as described under clauses (i) and (iii) under “Distributions on the Certificates—Distributions on the Certificates—Excess Spread and Overcollateralization Provisions”.

“Rounding Account” is a non-interest bearing account to be established on the Closing Date for each class of Retail Lottery Certificates, each with a $999.99 deposit by Bear, Stearns & Co. Inc.

“Senior Percentage” with respect to any Shifting Interest Loan Group, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the related senior certificates of such loan group or subgroup (other than the related Class PO Certificates and Class R Certificates), immediately prior to such distribution date, by the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period.

“Senior Prepayment Percentage” in a Shifting Interest Transaction for the related senior certificates on any distribution date occurring during the periods set forth below will be as follows:

•	With respect to any distribution date occurring from and including the first distribution date to and including the 72nd distribution date, 100%;

•
With respect to any distribution date occurring from and including the 73rd distribution date to and including the 84th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 70% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 85th distribution date to and including the 96th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 60% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 97th distribution date to and including the 108th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 40% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 109th distribution date to and including the 120th distribution date, the Senior Percentage for the related Senior Certificates for such distribution date plus 20% of the related Subordinate Percentage; and

•	With respect to any distribution date thereafter, the Senior Percentage for the related Senior Certificates;

Any scheduled reduction to the Senior Prepayment Percentage for the related senior certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction do not exceed (a) 30% of the aggregate Certificate Principal Balance of the related subordinate certificates as of the closing date (the “Original Subordinate Principal Balance”) if such distribution date occurs between and including the 73rd distribution date and 84th distribution date, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 85th distribution date and 96th distribution date, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 97th distribution date and 108th distribution date, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including the 109th distribution date and 120th distribution date, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after the 121st distribution date.

In addition, if on any distribution date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (b)(i) on or prior to the 36th distribution date, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the 36th distribution date, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Notes for such distribution date will equal the related Senior Percentage for the Senior Notes; provided, however, if on such distribution date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages on or prior to the 36th distribution date and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the related senior certificates for such distribution date, will equal the Senior Percentage for the related class of Offered Notes plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage for the related loan group or subgroup, as applicable, the numerator of which is the aggregate Certificate Principal Balance of the related senior certificates (other than the Class PO Certificates and Class R Certificates) immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage with respect to such senior certificates for such distribution date will equal 100%.

“Senior Principal Distribution Amount” with respect to the senior certificates related to a loan group or subgroup in a Shifting Interest Transaction and each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificates (other than the Class PO Certificates and Class R Certificates), immediately prior to such distribution date):

(1) the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related subgroup or loan group on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received on the mortgage loans in the related subgroup or loan group during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related subgroup or loan group which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related subgroup or loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related subgroup or group which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

“Stated Principal Balance” of any mortgage loan means, with respect to any distribution date, the cut-off date principal balance thereof minus the sum of

(i)  the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

(ii)  all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii)  any Realized Loss thereon incurred during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Subordinate Certificate Writedown Amount” with respect to the subordinate certificates in a Shifting Interest Transaction, the amount by which (x) the aggregate Certificate Principal Balance of all of the certificates related to such Shifting Interest Transaction (other than any related classes of Class R Certificates and Class PO Certificates) (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of such certificates) exceeds (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan groups or subgroups on the due date related to such distribution date.

“Subordinate Optimal Principal Amount” with respect to the subordinate certificates in a Shifting Interest Transaction and each distribution date will be an amount equal to the sum of the following from each related loan group or subgroup (but in no event greater than the aggregate Certificate Principal Balance of such subordinate certificates immediately prior to such distribution date):

(1) the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related loan group or subgroup;

(4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each liquidated mortgage loan in the related loan group or subgroup, over (b) the sum of the amounts distributable to the holders of the related senior certificates (other than any related classes of Class R Certificates and Class PO Certificates) pursuant to clause (4) of the related definition of “Principal Distribution Amount” and clause (iv) of the related definition of “Class PO Certificate Principal Distribution Amount” on such distribution date;

(5) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by the sponsor or its designee in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related loan group or subgroup, as applicable, that has been replaced by the sponsor or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6) on the distribution date on which the Certificate Principal Balances of the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) have all been reduced to zero, 100% of any applicable Principal Distribution Amount.

“Subordinate Percentage” as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Percentage for the senior certificates related to such loan group or subgroup.

“Subordinate Prepayment Percentage” as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Prepayment Percentage for such loan group or subgroup, except that on any distribution date after the Certificate Principal Balance of each class of related senior certificates has each been reduced to zero, the Subordinate Prepayment Percentage for the related subordinate certificates will equal 100%.

“Subsequent Recoveries” means any amount recovered by a servicer or the master servicer (net of reimbursable expenses) with respect to a defaulted mortgage loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such mortgage loan.

“Target Rate” means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate and any distribution date, the per annum rate specified in the related term sheet for the assumed certificate based on which such Interest Rate Cap is determined.

“20% Clean-up Call Date” in an OC Transaction means the first distribution date on which the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the end of the related Due Period is less than or equal to 20% of the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the cut-off date.

Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date. In addition, for any Shifting Interest Transaction the depositor shall cause to deposited into the Distribution Account an amount equal to the Certificate Principal Balance for each class of Class R Certificates to be added to the Available Funds for the related loan group or subgroup out of which principal distributions to such Class R Certificates will be made.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/SAMI II 2006-2 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Distributions on the Certificates in an OC Transaction

Interest Distributions. On each distribution date, the securities administrator will withdraw from the related Distribution Account the amount of the Interest Funds for each OC Structure Loan Group for such distribution date and, based on the related monthly statement provided to it by the master servicer, apply such amount as follows:

To pay accrued and unpaid interest on the related senior certificates and related subordinate certificates, in the following order of priority, to the extent of Interest Funds for the related loan group:

1.  in the case of any Certificate Insurer, to the Certificate Insurer, payment of the premium due in connection with the related Certificate Policy;

2. to the holders of each class of related senior certificates, concurrently on a pro rata basis, the Monthly Interest Distributable Amount for such classes for such distribution date;

3.  in the case of any Certificate Insurer, to the Certificate Insurer, to the Certificate Insurer, any Reimbursement Amount payable to such Certificate Insurer relating to interest draws on the related Certificate Policy; and

4. to the holders of each class of related subordinate certificates in order of payment priority, the Monthly Interest Distributable Amount.

On each distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest will reduce the amount of the interest payable to the related offered certificates on such distribution date as described in the definition of Monthly Interest Distributable Amount under “—Glossary” in this term sheet supplement. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the related Net Monthly Excess Cashflow to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

In the case of an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, solely for federal income tax purposes, on each distribution date on which the weighted average of the Net Mortgage Rates on the mortgage loans in the related loan group is less than the related Target Rate, (i) the related Monthly Interest Distributable Amount distributable from a REMIC in respect of the related Capped Floater Certificates will include the Net WAC Pass-Through Amount for such distribution date, which amount will be deemed paid by the holders of such certificates to a reserve account (the “Net WAC Pass-Through Reserve Account”), and (ii) the related Monthly Interest Distributable Amount distributable from a REMIC in respect of the related Capped Inverse Floater Certificates will be net of the related Net WAC Pass-Through Amount for such distribution date, which amount the holders of such certificates will be deemed to receive from the Net WAC Pass-Through Reserve Account.

Any Excess Spread with respect to an OC Structure Loan Group to the extent necessary to restore or maintain a level of overcollateralization equal to the Overcollateralization Target Amount for such OC Structure Loan Group will be the related Overcollateralization Increase Amount and will be included as part of the Principal Distribution Amount for the related offered certificates and related non-offered subordinate certificates and distributed as described below under “—Principal Distributions”; provided, however, any such Excess Spread that would otherwise be distributed to the Insured Certificates to pay the related Overcollateralization Increase Amount for any distribution date will be used to pay the Certificate Insurer, if any, any Reimbursement Amount payable to such Certificate Insurer relating to interest or principal draws on the related Certificate Policy which was not previously paid to the Certificate Insurer pursuant to clause (2) under “Distributions on the Certificates—Distributions on the Certificates in an OC Transaction—Interest Distributions”, prior to paying such Overcollateralization Increase Amount to the related Insured Certificates. Any Excess Spread remaining after the distribution of the amounts described in the preceding sentence will be applied as Net Monthly Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions. On each distribution date, the securities administrator will, based on the related monthly statement provided to it by the master servicer, distribute the Principal Distribution Amount with respect to the related senior certificates and related subordinate certificates for such distribution date to such classes of certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balances thereof have been reduced to zero.

On each distribution date, all amounts representing prepayment charges in respect of the related mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates or other class of certificates as described in the related term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class P Certificates or such other class of certificates.

Excess Spread and Overcollateralization Provisions. On each distribution date, Excess Spread for an OC Structure Loan Group will be required to be applied as an Extra Principal Distribution Amount for such loan group and distributed as part of the related Principal Distribution Amount as described above under “— Distributions on the Certificates in an OC Transaction— Principal Distributions” with respect to the related senior certificates and subordinate certificates whenever the related Overcollateralized Amount is less than the related Overcollateralization Target Amount; provided that, after the earlier of (1) the 20% Clean-Up Call Date and (2) the Early Turbo Payment Date, such Excess Spread will be used first to pay the related Overcollateralization Increase Amount, any related Net Interest Shortfalls and any related Net WAC Rate Carryover Amounts, in that order, on such distribution date, and the remainder will be applied as part of the Extra Principal Distribution Amount; provided however, any such amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the related Certificate Insurer unreimbursed draws relating to interest or principal on the related Certificate Policy, if any, which was not previously paid to such Certificate Insurer prior to distributing such amounts to the related Insured Certificates. The amount of any Net Monthly Excess Cashflow for an OC Structure Loan Group with respect to each distribution date will be distributed in the following manner and order of priority:

(i)  to the holders of each class of related senior certificates, on a pro rata basis, based on the entitlement of each such class, then to the holders of each class of related subordinate certificates, in order of payment priority, any related Net Interest Shortfalls for such classes of certificates on such distribution date, to the extent not previously reimbursed; provided, however, any such Net Interest Shortfall Amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the related Certificate Insurer unreimbursed draws relating to interest on the Certificate Policy, if any, which was not previously paid to such Certificate Insurer prior to distributing such Net Interest Shortfall Amounts to the related Insured Certificates;

(ii)  from remaining Net Monthly Excess Cashflow for the related loan group, to the holders of each class of subordinate certificates in the order of their payment priority, in an amount equal to the Applied Realized Loss Amount for such class;

(iii)  from remaining Net Monthly Excess Cashflow for the related loan group, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement an amount equal to the sum of the Net WAC Rate Carryover Amounts, if any, with respect to the related senior certificates and the related subordinate certificates in the order of their payment priority and to the extent described in the first full paragraph below; provided, however, any such Net WAC Rate Carryover Amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the related Certificate Insurer unreimbursed draws relating to interest on the related Certificate Policy, if any, which was not previously paid to the Certificate Insurer pursuant to clause (i) above, prior to distributing such Net WAC Rate Carryover Amounts to the related Insured Certificates;

(iv)  from remaining Net Monthly Excess Cashflow for the related loan group, to the related Class C Certificates an amount specified in the pooling and servicing agreement; and

(v)  from any remaining amounts, to the related residual certificates as described in the pooling and servicing agreement.

On each distribution date, the securities administrator, after making the required distributions of interest and principal to the related offered certificates as described under “— Distributions on the Certificates in an OC Transaction — Interest Distributions” and “— Principal Distributions” and after the distribution of the related Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the related senior certificates and related subordinate certificates in respect of any Net WAC Rate Carryover Amounts due to each such class and payable under clause (iii) above in the following manner and order of priority: first, to the related senior certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class, on a pro rata basis, based on the entitlement of each such class; second, to the related subordinate certificates in the order of payment priority set forth in the related term sheet, the related Net WAC Rate Carryover Amount for such distribution date for such class.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of certificates in an OC Transaction has been reduced to zero, such class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Net Interest Shortfalls or Net WAC Rate Carryover Amounts.

Distributions on the Senior Certificates in a Shifting Interest Transaction

(A) Subject to clause (F) below, on each distribution date the Available Funds for the related Shifting Interest Loan Group will be distributed to the related certificates as follows:

first, to the senior certificates (other than the related principal only certificates, residual certificates and any Accrual Certificates to the extent set forth in the term sheet and this term sheet supplement), on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, accrued interest on such classes of senior certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

second, to the senior certificates (other than the related principal only certificates, residual certificates and any Accrual Certificates to the extent set forth in the term sheet and this term sheet supplement), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds for the related loan group or subgroup, as applicable;

third, to the senior certificates (other than the related principal only and Interest Only Certificates) in the manner and order of priority set forth in the term sheet, in reduction of the Certificate Principal Balances thereof to the extent of the remaining Available Funds for the related to loan group or subgroup, as applicable;

fourth, to the related Class PO Certificates, the related Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Available Funds for the related loan group or subgroup, as applicable, until the Certificate Principal Balance thereof has been reduced to zero; and

fifth, to the related Class PO Certificates, the related Class PO Certificate Deferred Payment Writedown Amount; provided that, (i) on any distribution date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for the related loan group or subgroup, as applicable, remaining after giving effect to distributions pursuant to priority first through fourth above, over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of related subordinate certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of such Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Certificate Deferred Payment Writedown Amount on or after the related Cross-Over Date.

(B) Except as provided in paragraphs (C) and (D) below, on each distribution date on or prior to the related Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all related loan groups or subgroups, as applicable, after the distributions in (A) above will be distributed to the related subordinate certificates up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share, if any, for such distribution date, in each case, to the extent of the sum of the remaining Available Funds for the related loan groups or subgroups.

(C) In the case of a Cross-collateralized Transaction, on each distribution date prior to the related Cross-Over Date but after the reduction of the Certificate Principal Balance of all of the senior certificates related to a loan group or subgroup in such Cross-collateralized Transaction to zero, the remaining class or classes of senior certificates in the remaining loan groups or subgroups (other than any related interest only, principal only and residual certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates’ respective loan group or subgroup, as applicable, allocated to such senior certificates, 100% of the Principal Prepayments on any mortgage loan in any loan group or subgroups relating to the class or classes of senior certificates of the fully repaid loan group or subgroup; provided, however, if (A) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of those Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans in the loan groups or subgroups related to such Cross-collateralized Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the related senior certificates, in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any mortgage loan relating to the fully repaid class or classes of senior certificates will be allocated to the related subordinate certificates.

(D) In the case of a Cross-collateralized Transaction, on any distribution date on which the aggregate Certificate Principal Balance of the senior certificates related a loan group or subgroup in such Cross-collateralized Transaction would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, as applicable, and any related subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to those subordinate certificates in respect of principal will be distributed to the senior certificates related to a loan group or subgroup, as applicable, (other than the related interest only, principal only and residual certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balances of the applicable senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the related subordinate certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such senior certificates, over (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group or subgroup, as applicable. Any such reduction in the Accrued Certificate Interest on the related subordinate certificates will be allocated in reverse order of the subordinate certificates’ payment priority.

(E) If, after distributions have been made pursuant to priorities first and second of clause (A) above on any distribution date, the remaining Available Funds (excluding the amount allocable to the Class R Certificates) related to a loan group or subgroup, as applicable, is less than the sum of the Principal Distribution Amount for such loan group or subgroup (and Class PO Certificate Principal Distribution Amount, if applicable), such amounts shall be reduced, and such remaining funds will be distributed to the related senior certificates (other than the related Interest Only Certificates and Class R Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the related Class PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference for the Class PO Certificates, the “Class PO Certificate Cash Shortfall”). The Class PO Certificate Cash Shortfall for the Class PO Certificates with respect to any distribution date will be added to the related Class PO Certificate Deferred Payment Writedown Amount.

(F) Prior to the related Accretion Termination Date, Accrued Certificate Interest on any Accrual Certificates will be distributed to the related Accretion Directed Certificates, in the manner and order of priority described in the related term sheet, as principal, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero. This Accrued Certificated Interest on the Accrual Certificates will be added to the Certificate Principal Balance of such Accrual Certificates on the related distribution date. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the holder of the class of certificates specified in the related term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of such class of certificates.

The definition of Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group or subgroup, as applicable, based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, and the percentage interest of such loan group or subgroup evidenced by the related subordinate certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the senior certificates of the related loan group or subgroup for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the Stated Principal Balance of the mortgage loans in each loan group or subgroup, as applicable, evidenced by the related subordinate certificates. Increasing the respective percentage interest in a loan group or subgroup, as applicable, of the related subordinate certificates relative to that of the applicable senior certificates is intended to preserve the availability of the subordination provided by such subordinate certificates.

For purposes of all principal distributions described above and for calculating the applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses” below.

Realized Losses on the mortgage loans will reduce the Accrued Certificate Interest payable to the certificates on a distribution date; provided, however, prior to the date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to such subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, and will not reduce the accrued interest on the related senior certificates. Once the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero the interest portion of Realized Losses will be allocated to the related senior certificates (other than the principal only certificates and Class R Certificates).

If on any distribution date the Available Funds are less than Accrued Certificate Interest on the related senior certificates (other than the principal only certificates and Class R Certificates) for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the mortgage loans, the shortfall will be allocated among the holders of each such class of senior certificates (other than the certificates specified in the term sheet) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the related servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

Distributions on the Subordinate Certificates in a Shifting Interest Transaction

Distributions in reduction of the Certificate Principal Balances of the subordinate certificates in a Shifting Interest Transaction will be made pursuant to priority (c) of clause (B) under “—Distributions on the Certificates.” In accordance with such priority, the Available Funds from any related loan group or subgroup, as applicable, if any, remaining after distributions of principal and interest on the related class or classes of senior certificates on such distribution date will be allocated to the related subordinate certificates in an amount equal to each such class’s Allocable Share for such distribution date; provided that, no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) will be allocated on a pro rata basis among the class of related subordinate certificates with the highest payment priority then outstanding and each other class of related subordinate certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any subordinate certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As stated above, during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group or subgroup, as applicable, will be allocated to the related senior certificates (other than the related Interest Only, Class PO and Class R Certificates and any lockout certificates to the extent described in the related term sheet), with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this term sheet supplement, unless certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the senior certificates (other than the related Interest Only Certificates and Class R Certificates and any lockout certificates to the extent described in the related term sheet) related to a loan group or subgroup, as applicable, immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage for such senior certificates will equal 100%.

Principal Distributions on Retail Lottery Certificates

General. Beneficial owners of the Retail Lottery Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of the Retail Lottery Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of the Retail Lottery Certificates other than Deceased Holders, referred to as “Living Holders,” who request distributions will be entitled to a second priority.

Prospective certificateholders in the Retail Lottery Certificates should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under “—Priority of Requested Distributions” and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an “Individual Retail Lottery Certificate” and (ii) only to the extent that the portion of the Senior Principal Distribution Amount allocated to the Retail Lottery Certificates on the applicable distribution date (plus any amounts available from the Rounding Account, as applicable) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on the Retail Lottery Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of the Retail Lottery Certificates by random lot, as described below under “—Mandatory Distributions of Principal on the Retail Lottery Certificates.”

On each distribution date on which amounts are available for distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this term sheet supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on the Retail Lottery Certificates are made by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to the Retail Lottery Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Retail Lottery Certificates are to be made, the aggregate amount allocable to the Retail Lottery Certificates will be applied first to repay any funds withdrawn from the Rounding Account on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed in reduction of the Certificate Principal Balance of the Retail Lottery Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of the Retail Lottery Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of the Retail Lottery Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of the Retail Lottery Certificates, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures. The class of Class R Certificates specified in the pooling and servicing agreement will be entitled to any amount remaining in the Rounding Account after the aggregate Certificate Principal Balance of the Retail Lottery Certificates has been reduced to zero.

Notwithstanding any provisions in this term sheet supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Retail Lottery Certificates, including any Realized Losses allocated to the Retail Lottery Certificates for which payment is not made under the related financial guaranty insurance policy, as applicable, distribution in reduction of the Certificate Principal Balance of the Retail Lottery Certificates will be made pro rata among the holders of the Retail Lottery Certificates in accordance with the outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

There is no assurance that a beneficial owner of an Retail Lottery Certificate who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on the Retail Lottery Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under “—Mandatory Distributions of Principal on the Retail Lottery Certificates,” there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of the Retail Lottery Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RETAIL LOTTERY CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

Priority of Requested Distributions. Subject to the limitations described in this term sheet supplement, including the timing and the order of the receipt of the request for distributions as described below under “—Procedure for Requested Distributions,” beneficial owners of the Retail Lottery Certificates have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of the Retail Lottery Certificates until all such requests have been honored.

Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Retail Lottery Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to the Retail Lottery Certificates so that such request is received by the trustee from DTC on DTC's “participant terminal system” on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the Master Servicer, the Issuing Entity, the related Certificate Insurer, as applicable, the Securities Administrator or the Trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described in this term sheet supplement by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of an Retail Lottery Certificate submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Individual Retail Lottery Certificate covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Retail Lottery Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Retail Lottery Certificates so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this term sheet supplement. The Retail Lottery Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Retail Lottery Certificates greater than the number of Individual Retail Lottery Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Retail Lottery Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Retail Lottery Certificates will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of an Retail Lottery Certificate and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this term sheet supplement, a request for a distribution in reduction of the Certificate Principal Balance of an Retail Lottery Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

With respect to Retail Lottery Certificates as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Retail Lottery Certificates are required to forward such notices to the beneficial owners of those certificates. Individual Retail Lottery Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

Any beneficial owner of an Retail Lottery Certificate who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Retail Lottery Certificate on the applicable distribution date.

Mandatory Distributions of Principal on the Retail Lottery Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates on a distribution date exceed the outstanding Certificate Principal Balance of the Retail Lottery Certificates with respect to which distribution requests have been received by the applicable record date, additional Retail Lottery Certificates in lots equal to Individual Retail Lottery Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the Issuing Entity, the Master Servicer, the Securities Administrator or the Trustee to the beneficial owners of the Retail Lottery Certificates for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Retail Lottery Certificates selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

Allocation of Losses

OC Transaction

Any Realized Losses on the mortgage loans in an OC Structure Loan Group will be applied on any distribution date as follows: first, to Excess Spread for the related loan group as part of the payment of the related Extra Principal Distribution Amount, second, in reduction of related Overcollateralized Amount, until reduced to zero, third, to the related subordinate certificates in reverse order of payment priority, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

The pooling and servicing agreement does not permit the allocation of the principal portion of Realized Losses to the related senior certificates. Investors in the related senior certificates should note that although the principal portion of Realized Losses cannot be allocated to the related senior certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans in the related loan group to pay the related senior certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust or the exercise by the Optional Termination Holder of its optional termination right, there may be insufficient amounts available to pay the related senior certificates in full.

Once Realized Losses have been allocated to the related subordinate certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts allocable to the related subordinate certificates may be repaid to the holders of such certificates from remaining Net Monthly Excess Cashflow for the related loan group, according to the priorities set forth under “—Distributions on the Certificates in an OC Transaction—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

Any allocation of a Realized Loss to a subordinate certificate in an OC Structure Loan Group will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this term sheet supplement, in no event will the Certificate Principal Balance of any related subordinate certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Net Monthly Excess Cashflow for the related loan group.

Shifting Interest Transaction

Realized Losses with respect to any mortgage loan in a Shifting Interest Transaction will be allocated on a pro rata basis between the PO Percentage of the Stated Principal Balance of such mortgage loan and the Non-PO Percentage of such Stated Principal Balance.

On each distribution date, the PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in a Shifting Interest Transaction and any related Class PO Certificate Cash Shortfall will be allocated to the related Class PO Certificates until the Certificate Principal Balance of such Class PO Certificates is reduced to zero and the remainder of such Realized Losses will be allocated as described in the following paragraph below. With respect to any distribution date through the related Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any Realized Losses and any Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the “Class PO Certificate Deferred Amount.” To the extent funds are available therefor on any distribution date through the related Cross-Over Date, distributions in respect of the Class PO Certificate Deferred Amount for the Class PO Certificates will be made in accordance with priority fifth of clause (A) under “—Distributions on the Certificates in a Shifting Interest Transaction” in this term sheet supplement. No interest will accrue on the Class PO Certificate Deferred Amount. On each distribution date through the related Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of related subordinate certificates then outstanding will be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the related Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the Class PO Certificates will not be added to, the Class PO Certificate Deferred Amount.

The Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date sequentially to each class of related subordinate certificates, beginning with the class with the lowest payment priority, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the Non-PO Percentage of principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date to the outstanding class or classes of related senior certificates (other than the related Interest Only, Class PO and Class R Certificates), pro rata, based upon their respective Certificate Principal Balances; provided that, those Realized Losses otherwise allocable to a class of senior certificates may be allocated to another class of senior certificates as described in the related term sheet.

No reduction of the Certificate Principal Balance of any class of a senior certificate (other than the related Interest Only Certificates and Class R Certificates) shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of such senior certificates (other than the related Interest Only Certificates and Class R Certificates) as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date. This limitation is referred to in this term sheet supplement as the Loss Allocation Limit.

In the event that the related servicer or the master servicer receives any Subsequent Recoveries in respect of the mortgage loans, such Subsequent Recoveries will be included as a part of the Interest Funds or Principal Funds for the related loan group or subgroup, as the case may be, for the related distribution date and distributed in accordance with the priorities described under “Description of the Certificates” in this term sheet supplement and the Certificate Principal Balance of each class of subordinate certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs.

Calculation of One-Month LIBOR

Some classes of certificates may have a pass-through rate based on one-month LIBOR, which are referred to in this term sheet supplement as LIBOR Certificates. On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. One-Month LIBOR for any other Interest Accrual Period shall be calculated as described above.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates bearing interest at an adjustable rate for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates for such Interest Accrual Period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the trustee, the master servicer, the Certificate Insurer, if any, and the depositor a statement generally setting forth, among other information:

1.  the applicable accrual periods for calculating distributions and general distribution dates;

2.  with respect to each loan group, the total cash flows received and the general sources thereof;

3.  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.  with respect to each loan group or subgroup, the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.  with respect to each loan group, the Net WAC Rate Carryover Amounts and any accrued but unpaid interest for the related offered certificates (if any);

6.  with respect to each loan group or subgroup, the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

7.  with respect to each loan group and subgroup, the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

8.  the pass-through rate for each class of offered certificates for such distribution date;

9.  with respect to each loan group and any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

10.  with respect to each loan group, whether a stepdown date or a trigger event is in effect;

11.  with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

12.  with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

13.  with respect to each loan group and if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

14.  with respect to each loan group, the amount of the Prepayment Charges remitted by each servicer and the amount on deposit in the related reserve fund; and

15.  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Certificate Insurer, if any, via the securities administrator’s internet website. Assistance in using the securities administrator’s website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, with the consent of the Certificate Insurer, if any, but without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof;

provided that, such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (such determination to be without regard to the financial guaranty insurance policy issued by the Certificate Insurer, if any, in connection with the Insured Certificates).

In addition, the pooling and servicing agreement may be amended with the consent of the Certificate Insurer, if any, but without the consent of the certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee and the Certificate Insurer, if any, have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, with the consent of the Certificate Insurer, if any, and the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes; or

•
reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Certificate Insurer, if any) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund’s REMIC elections to fail to qualify as a REMIC for federal tax purposes.

Notwithstanding the foregoing, the Certificate Insurer, if any, shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the related Insured Certificates. So long as there is not a continuing default by the Certificate Insurer of its obligations under the related Certificate Policy, the Certificate Insurer has, and may exercise without the consent of the holders of the related Insured Certificates, all of the rights of the holders of such Insured Certificates under the pooling and servicing agreement.

Voting Rights

As of any date of determination, with respect to the certificates,

•
holders of the certificates (other than any Interest Only Certificates, any Class P Certificate that is entitled to prepayment penalties on the related mortgage loans and any residual certificates) will be allocated 100% of all voting rights minus the aggregate percentages allocated to the other related certificates as described in the bullet points below, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

•	holders of any class of Interest Only Certificates will each be allocated 1% of all voting rights,

•	holders of any class designated as a Class C Certificate in the related term sheet will each be allocated 3% of all voting rights,

•
holders of any class designated as a Class P Certificate that is entitled to prepayment penalties on the related mortgage loans as specified in the related term sheet will each be allocated 1% of all voting rights, and

•	holders of each class of residual certificates will be allocated 0.25% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. Matters which solely affect a group of certificates will be voted on solely by the related classes.

Certain Rights of the Certificate Insurer

The Certificate Insurer, if any, shall be subrogated to the rights of each holder of a related Insured Certificate to receive distributions on such Insured Certificates, as applicable, to the extent of any payment by the Certificate Insurer under the related Certificate Policy.

Unless it is in default under the terms of the Certificate Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Certificate Insurer, pursuant to the terms of the pooling and servicing agreement, each holder of a related Insured Certificate agrees that the related Certificate Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the seller as if such Certificate Insurer were the holder of all related Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of such Insured Certificates thereunder without any further consent of the holders of the related Insured Certificates and the holders of such Insured Certificates will not exercise any of such rights without the prior written consent of the related Certificate Insurer. Once the Insured Certificates have been paid in full and any Reimbursement Amount owed to the related Certificate Insurer has been paid, these rights will terminate.

Optional Termination

The entity identified in the related term sheet (the “Optional Termination Holder”) will have the right to purchase all remaining mortgage loans and REO properties in the related loan group or portion of the trust fund, as indicated in the related term sheet, and thereby effect early retirement of all of the related certificates on any distribution date (unless otherwise stated to the contrary with respect to any residual certificates in the related pooling and servicing agreement) after the aggregate Stated Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the related portion of the trust has been reduced to less than the percentage specified in the related term sheet of the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date. We refer to such date as the related optional termination date. In the event that the Optional Termination Holder exercises such option it will effect such repurchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each related mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, and

•
any related unreimbursed out-of-pocket costs and expenses of the trustee, the servicers or the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicers or the master servicer, as the case may be, in the performance of their respective servicing obligations, and any Reimbursement Amount due to the Certificate Insurer, if any.

Proceeds from such purchases will be distributed to the related certificateholders in the priority described above in “Description of the Certificates”. In the event that the purchase price to be paid by the Optional Termination Holder is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the related mortgage loans and related REO properties will result in an early retirement of the related certificates.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; (b) will have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the pooling and servicing agreement have been completed and such action is permitted by and complies with the terms of the pooling and servicing agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

In addition, during the 90 day period following the closing date, EMC may, in its sole discretion, purchase any mortgage loan for which the related originator or prior owner has breached a representation or warranty made to EMC regarding the characteristics of such mortgage loan.

Events of Default

Events of default under the pooling and servicing agreement include:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, and any advance required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee shall automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement; provided, however, the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld) as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, or the Certificate Insurer, if any, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder or the Certificate Insurer, if any, previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or such Certificate Insurer, has made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee, Securities Administrator and Custodian

Information regarding the trustee, the securities administrator and any custodian are identified in related term sheet and in Schedule III of this term sheet supplement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Some of the mortgage loans may have provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to three years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The certificates specified in the related term sheet will be entitled to all prepayment charges received on the mortgage loans. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “nonconforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates in an OC Transaction will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balance of the related offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related senior certificates and subordinate certificates;

•	the delinquency and default experience of the mortgage loans in the related loan group, and

•
the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the related Class C Certificates and residual certificates, in each case as provided in the pooling and servicing agreement when the required overcollateralization level for the related loan group has been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates in an OC Transaction—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

The yields to maturity of the offered certificates and, in particular the subordinate certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If a Realized Loss for the related loan group is allocated to a related class of subordinate certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

As described under “Description of the Certificates—Allocation of Losses”, amounts otherwise distributable to holders of the subordinate certificates in a Shifting Interest Transaction may be made available to protect the holders of the related senior certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by monthly advances, and amounts otherwise distributable to holders of the related subordinate certificates with a lower payment priority may be made available to protect the holders of related subordinate certificates with a higher payment priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the related subordinate certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the related subordinate certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of related subordinate certificates if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of such Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of related subordinate certificates from distributions of portions of the related Subordinate Optimal Principal Amount. See “Description of the Certificates—Distributions on the Certificates in a Shifting Interest Transaction” and “—Distributions on the Subordinate Certificates in a Shifting Interest Transaction” in this term sheet supplement.

Yield Considerations for Specific Classes

Retail Certificates and Retail Lottery Certificates. Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Retail Lottery Certificates. Payments of principal on certain classes of certificates as identified in the related term sheet may be allocated according to a random lot procedure. See “Description of the Certificates — Principal Distributions on the Retail Lottery Certificates” in this term sheet supplement. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

Lockout Certificates. Investors should be aware that the Lockout Certificates may not receive any principal payments on the related mortgage loans prior to the distribution date specified in the term sheet unless certain conditions are met. As a result, the weighted average life of each class of Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of this class of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both principal and interest.

Scheduled Certificates. Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of that class of certificates may be reduced.

Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant specified rate of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of that class of certificates may be reduced.

Accrual Certificates and Accretion Directed Certificates. On or prior to the related Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in the related term sheet, will receive as monthly principal distributions the related Accrual Distribution Amount. On or prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the related Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of such Accretion Directed Certificates would be extended.

In addition, investors in the Accrual Certificates should be aware that the related Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the related Accretion Termination Date could be different from that assumed at the time of purchase.

Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this term sheet supplement, until the occurrence of the related Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Subordinate Certificates. In a Shifting Interest Transaction, if the Certificate Principal Balance of the subordinate certificates with the lowest payment priority has been reduced to zero, the yield to maturity on the subordinate certificates with the next highest payment priority will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on such mortgage loans will be allocated to such class of subordinate certificates. Investors in the subordinate certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

Prepayment Considerations

The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The effective yield to the holders of those classes of certificates that have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

The “final scheduled distribution date” for each class of offered certificates in any OC Structure Transaction is the date specified in the related term sheet, which is the distribution date in the month following the latest maturing mortgage loan in the related loan group. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread in respect of each loan group to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described herein and

•	the related Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” herein.

The “final scheduled distribution date” for each class of offered certificates in any Shifting Interest Transaction is the distribution date specified in the related term sheet, which are the distribution dates in the month following the latest maturing mortgage loan in the related loan groups. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

•	the Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” in this term sheet supplement.

Prepayments on the mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this term sheet supplement, which we refer to as the Prepayment Assumption, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans.

There is no assurance, however, prepayments on the mortgage loans will conform to any level of the Prepayment Assumption, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

Any computational materials provided to you are based on the following structuring assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in the month after the month in which the cut-off date occurs, in accordance with the payment priorities defined herein;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the related mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in the month after the month in which the cut-off date occurs, there are no shortfalls in the payment of interest to related certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of the Prepayment Period, commencing in the month in which the cut-off date occurs, and include 30 days, interest thereon;

•	the level of One-Month LIBOR remains constant at current levels as of a specified date reasonably contemporaneous with the offering;

•	the closing date for the certificates is the date specified in the term sheet;

•	any class entitled to only prepayment charges has a Certificate Principal Balance equal to zero; and

•	the Optional Termination Holder does not exercise its right to purchase the related assets of the trust fund on the related optional termination date.

LIBOR Certificate Yield Considerations

The yields to investors on the LIBOR Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on some of the certificates will vary with LIBOR and the pass-through rate on some of the other certificates will vary inversely with LIBOR. The pass-through rates on the LIBOR Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the LIBOR Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

It is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

The yield to maturity on the LIBOR Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some classes of LIBOR Certificates that are Interest Only Certificates are equal to the Certificate Principal Balances of classes of certificates identified in the related term sheet. Investors in such LIBOR Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

Principal Only Certificate Yield Considerations

Some of the offered certificates and the Class PO Certificates will be “principal only” certificates, which will not bear interest and will be offered at a substantial discount to their original principal amounts. Rates of principal payments (including prepayments) will have a material negative effect on the yield to investors in the principal only and Class PO Certificates.

Interest Only Certificate Yield Considerations

The yield to maturity on some offered certificates which are “interest only” certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some of the Interest Only Certificates may be equal to the Certificate Principal Balance of another class or classes of offered certificates or equal to the aggregate Stated Principal Balance of the mortgage loans in a loan group or subgroup, as applicable, that have Net Mortgage Rates greater than the per annum rate as described in the related term sheet.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

Additional Yield Considerations Applicable Solely To The Class R Certificates

The certificateholders’ after-tax rate of return on their Class R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of residual certificates will have tax liabilities with respect to their Class R Certificates during the early years of the REMICs’ term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Class R Certificates will have tax liabilities with respect to their Class R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

Holders of Class R Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Class R Certificates on after-tax rates of return on the Class R Certificates. See “Federal Income Tax Consequences” in this term sheet supplement and in the prospectus.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The pooling and servicing agreement will provide that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and the offered certificates, other than the residual certificates, exclusive of any right to receive any Net WAC Rate Carryover Amount or any right to receive, or obligation to pay, any Net WAC Pass-Through Amount, as described in this term sheet supplement, will represent regular interests in a REMIC, and the residual certificates will each represent the sole class of residual interests in a REMIC.

Taxation of Regular Certificates

A holder of an offered certificate, other than a residual certificate, and a non-offered subordinate certificate (each, a “Regular Certificate”) will be treated for federal income tax purposes as owning a regular interest in a REMIC.

Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below and, if applicable, subject to the discussion below under “—Special Tax Considerations Applicable to Regular Certificates in an OC Transaction,” be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Regular Certificate over (y) the amount actually included in such holder’s income with respect to the Regular Certificate.

Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, some or all of the Regular Certificates may be issued with original issue discount, known as OID. We refer you to“Federal Income Tax Consequences” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption as described in the related term sheet. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Internal Revenue Service (the “IRS”) has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Regular Certificates, the IRS could assert that the Regular Certificates should be treated as issued with, or with a different amount of, OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to any holders of Regular Certificates, in particular, the holders of any Interest Only Certificates, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such certificates. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such certificates exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the related mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuing entity. Accordingly, it is possible that holders of Regular Certificates issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of Regular Certificates issued with OID are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

Some classes of Regular Certificates may be treated for federal income tax purposes as having been issued with a premium. Holders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences” in the prospectus.

Special Tax Considerations Applicable to Regular Certificates in an OC Transaction

Further to the above, in the case of an OC Transaction, each holder of a Regular Certificate will be deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from a reserve fund in respect of a Net WAC Rate Carryover Amount.

Any Capped Floater Certificates in an OC Transaction will also represent the obligation to make payments in respect of a Net WAC Pass-Through Amount to a Net WAC Pass-Through Reserve Account, which obligation shall not be an interest in any REMIC but a contractual obligation of the holders of such certificates. Any Capped Inverse Floater Certificates in an OC Transaction will also represent the right to receive payments from the Net WAC Pass-Through Reserve Account in respect of the Net WAC Pass-Through Amount. Neither any reserve fund nor any Net WAC Pass-Through Reserve Account, in each case related to any loan group, will be an asset of any REMIC.

The treatment of amounts received by a holder of a Regular Certificate in respect of the Net WAC Rate Carryover Amount, or of amounts received or paid in respect of the Net WAC Pass-Through Amount, will depend on the portion, if any, of such holder’s purchase price allocable to the rights or obligations with respect thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular Certificate among its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of the Net WAC Rate Carryover Amount, its undivided interest in the right to receive payments in respect of the Net WAC Pass-Through Amount and its obligation to make payments in respect of the Net WAC Pass-Through Amount, in accordance with the relative fair market values of each property right or obligation. The securities administrator will, as required, treat any payments made to the holders of Regular Certificates in respect of the Net WAC Rate Carryover Amount, and any payments made by any Capped Floater Certificateholders and received by any Capped Inverse Floater Certificateholders in respect of the Net WAC Pass-Through Amount, as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID regulations provide that the trust’s allocation of the issue price is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the securities administrator will treat the right to receive payments in respect of the Net WAC Rate Carryover Amount, the right to receive payments in respect of the Net WAC Pass-Through Amount and the obligation to make payments in respect of the Net WAC Pass-Through Amount, as having a de minimis value. Under the REMIC regulations, the trustee is required to account for the right to receive payments in respect of the Net WAC Rate Carryover Amount, the right to receive payments in respect of the Net WAC Pass-Through Amount and the obligation to make payments in respect of the Net WAC Pass-Through Amount as discrete property rights or obligations. Holders of the Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of Regular Certificates in an OC Transaction will be unable to use the integration method provided for under such regulations with respect to those certificates. If the securities administrator’s treatment of payments of the Net WAC Rate Carryover Amount and the Net WAC Pass-Through Amount is respected, ownership of the right to such payments will entitle the owner to amortize the price paid therefor under the Notional Principal Contract Regulations.

Upon the sale of a Regular Certificate in an OC Transaction, the amount of the sales price allocated to the selling certificateholder’s right to receive any payments in respect of the Net WAC Rate Carryover Amount or the Net WAC Pass-Through Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Regular Certificate. A holder of a Regular Certificate will have gain or loss from such a termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount or the Net WAC Pass-Through Amount in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive such payments. Such gain or loss generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amount could be treated as a partnership among the holders of the Regular Certificates in an OC Transaction and the related Class C Certificates, and that the right to receive payments in respect of the Net WAC Pass-Through Amount could be treated as a partnership among the holders of the Capped Floater Certificates and the Capped Inverse Floater Certificates in an OC Transaction. In each case, holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount or Net WAC Pass-Through Amount.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions,” called the “Prohibited Transactions Tax.” In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that makes REMIC elections made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the “Contributions Tax.” None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

In addition, a trust fund that makes REMIC elections may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s, securities administrator’s or the trustee’s obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, securities administrator or trustee, in either case, out of its own funds. In the event that the master servicer, securities administrator or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates adjusted in the manner provided in the pooling and servicing agreement.

Status of the Regular Certificates

With respect to the Regular Certificates in an OC Transaction, this paragraph is relevant to such certificates exclusive of any rights of the holders of such certificates to receive payments in respect of the Net WAC Rate Carryover Amount, or any right to receive, or obligation to pay, the Net WAC Pass-Through Amount, as described in this term sheet supplement. The Regular Certificates will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code, as assets described in Section 7701(a)(19)(C) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a Regular Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that Regular Certificate would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. However, the right of each Regular Certificate in an OC Transaction to receive payments in respect of the Net WAC Rate Carryover Amount, or the right to receive, or obligation to pay, any Net WAC Pass-Through Amount, as applicable, will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates in an OC Transaction may not be suitable investments for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Code that significantly affect holders of residual certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the residual certificates. The pooling and servicing agreement will include special provisions regarding the transfer of residual certificates to ensure that any transferee of a residual certificate is not a disqualified organization, is not acquiring the residual certificate on behalf of a disqualified organization and will maintain that status and will obtain similar assurances from any person to whom the transferee shall subsequently transfer a residual certificate, and that any transfer of a residual certificate to a disqualified organization shall be null and void. In addition, the pooling and servicing agreement will contain provisions prohibiting the transfer of residual certificates to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the residual certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations, and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the residual certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the residual certificates.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The residual certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the residual certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs’ terms as a result of their ownership of the residual certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a residual certificate, or possibly later under the “wash sale” rules of Section 1091 of the Code, may cause the residual certificateholders’ after-tax rate of return to be zero or negative even if the residual certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the residual certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the residual certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a residual certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability.

Potential investors in residual certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the residual certificates shall, by their acceptance of such certificates, agree to irrevocably appoint the securities administrator as their agent to perform all of the duties of the tax matters person for the related REMIC.

Purchasers of the residual certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the residual certificates.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Federal Income Tax Consequences” in the prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-”, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

(a)  in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(b)  such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

(c)  a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(d)  immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the Underwriter, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). It is expected that the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

It is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinate certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate. As noted above, one requirement for eligibility of the offered certificates under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on outstanding principal balance of the mortgage loan and the fair market value of any of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

Each beneficial owner of a subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as the underwriter, the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor and EMC.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will also pass upon certain legal matters on behalf of EMC and the underwriter.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the trustee or any 10% concentration originator. There are no affiliations among the master servicer, the trustee or any 10% concentration originator. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of each class of offered certificates that it receives at least the rating in the term sheet by one or more rating agencies including Standard & Poor’s, Moody’s and/or Fitch.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The ratings on the offered certificates do not address the likelihood of receipt by the holders of the offered certificates of any amounts in respect of Net WAC Rate Carryover Amounts. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

The depositor has not requested ratings of the offered certificates by any rating agency other than Moody’s and Standard & Poor’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

Unless otherwise specified in the related term sheet, the classes of certificates in the two highest rating categories by any rating agency will constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

INDEX OF DEFINED TERMS

20% Clean-up Call Date
AB Servicing Criteria
Accretion Directed Certificates
Accretion Termination Date
Accrual Certificates
Accrual Distribution Amount
Accrued Certificate Interest:
Allocable Share:
Applied Realized Loss Amount:
Available Funds
Basic Principal Distribution Amount
Capped Capped Inverse Floater Certificates
Capped Floater Certificates
Certificate Insurer
Certificate Policy
Certificate Principal Balance
Class PO Certificate
Class PO Certificate Cash Shortfall
Class PO Certificate Deferred Amount
Class PO Certificate Deferred Payment Writedown Amount:
Class PO Certificate Principal Distribution Amount:
Class Prepayment Distribution Trigger:
Class R Certificates
Clearstream
Code
Compensating Interest
Contributions Tax
Cross-Over Date
CSSF
Deceased Holder
Discount Mortgage Loan:
Distribution Account
DTC
Due Period
Early Turbo Payment Date
ERISA
Euroclear
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Fiscal Quarter
Global Securities
HELOCs
Individual Retail Lottery Certificate:
Insurance Agreement
Insurance Proceeds
Insured Certificates
Interest Accrual Period
Interest Funds
Interest Only Certificates:
Interest Rate Cap
Interest Shortfall
IRS
Lender-Paid PMI Rate
LIBOR business day
Liquidation Proceeds
Living Holders:
MERS
MERS® System
Monthly Interest Distributable Amount
Net Interest Shortfalls
Net Liquidation Proceeds
Net Monthly Excess Cashflow
Net Mortgage Rate
Net WAC Pass-Through Amount
Net WAC Pass-Through Reserve Account
Net WAC Rate Carryover Amount
Non-Discount Mortgage Loan
Non-PO Percentage
Non-U.S. person
Notional Amount
Notional Principal Contract Regulations
Optional Termination Holder
Original Subordinate Principal Balance
Overcollateralization Increase Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Overcollateralized Amount
Parity Act
Plans
PO Percentage
Prepayment Period
Principal Distribution Amount
Principal Funds
Principal Remittance Amount
PTCE
PTE
Realized Loss
Reference Banks
Regular Certificate
Reimbursement Amount
Relief Act
Remaining Excess Spread
REO
Reserve Fund
Responsible Party
Restricted Group
Rounding Account
Rules
Senior Percentage
Senior Prepayment Percentage
Senior Principal Distribution Amount
Stated Principal Balance
Subordinate Certificate Writedown Amount
Subordinate Optimal Principal Amount
Subordinate Percentage
Subordinate Prepayment Percentage
Subsequent Recoveries
Target Rate
Tax Counsel
U.S. person

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2006-2 (the “Global Securities”) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Mortgage Pass-Through Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(e)  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(f)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 28%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. person. As used in this term sheet supplement the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used in this term sheet supplement, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

SCHEDULE I

THE ORIGINATORS

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described below under “Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Bank of America, National Association

Bank of America, National Association (“Bank of America”) is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The table below sets forth the number and aggregate principal balance of mortgage loans which were originated by Bank of America during the periods indicated:

	Twelve-Months Ended December 31,
	2001	2002	2003	2004	2005
Number	504,048	522,891	792,496	454,683	394,942
Aggregate Principal Balance (in billions)	$76.5	$88.0	$131.1	$87.5	$86.8

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

Underwriting Standards

The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under “Bank of America General Underwriting Standards,” or (ii) Bank of America’s alternative underwriting standards set forth below under “Bank of America Alternative Underwriting Standards”.

General

The underwriting standards used by mortgage loan originators are intended to evaluate the mortgagor’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The following paragraphs describe Bank of America’s underwriting standards.

Bank of America General Underwriting Standards

Origination Channels

Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators. Bank of America’s direct-to-consumer originations include mortgage loans made to:

•	customers applying for a mortgage at one of Bank of America’s banking center locations;

•	customers applying for a Bank of America mortgage via telephone;

•	customers applying for a mortgage utilizing Bank of America’s internet site; and

•	customers applying for a mortgage with one of Bank of America’s retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

Bank of America also originates loans indirectly through its wholesale channel where:

•	the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

•	applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

The Application and Use of Credit Scoring

Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor’s credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant’s Credit Score. “Credit Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. A Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant’s alternative credit history, such as a history of consistent rent and utility payments.

In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score. The “Custom Mortgage Score” was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant’s residence at the time of application. Bank of America may evaluate a prospective borrower’s creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or (iii) a combination of a Credit Score and a Custom Mortgage Score.

Underwriting Evaluation by Automated Underwriting Decision Engine or Manual Underwriter

Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s Product and Policy Guides (the “Product Guides”). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants’ repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae’s Desktop Underwriter® or Freddie Mac’s Loan Prospector® decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

Desktop Underwriter® is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter® indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file. Bank of America utilizes Fannie Mae’s Custom Desktop Underwriter® which allows Bank of America’s conditions and policies to display on a customized findings report specific to it.

Loan Prospector® is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector® indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the Loan-to-Value Ratio is calculated. The “Loan to Value Ratio” is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the Loan-to-Value Ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant’s credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant’s debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

As part of the underwriting evaluation, the applicant’s “Debt to Income Ratio” is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America’s Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, Loan-to-Value Ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America’s behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America’s. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe the applicable standards. Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

Certain of the mortgage loans may be purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe such standards.

Loans with Secondary Financing

First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The “Total Loan-to-Value Ratio” is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The “Combined Loan-to-Value Ratio” is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a Loan-to-Value Ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with Loan-to-Value Ratios exceeding 80%.

Documentation

In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

Under Bank of America’s standard documentation process (the “Standard Documentation Process”) the following verifications are required: a salaried applicant’s income is verified by either having the applicant provide copies of the previous year’s federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant’s employer. A verification of employment form asks the employer to report the applicant’s length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America, (iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant’s financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

In order to qualify for Bank of America’s general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in “—Bank of America Alternative Underwriting Standards” below. While the applicants under Bank of America’s general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant’s credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various “Accelerated Processing Programs” such as: (i) Rapid; (ii) PaperSaver® (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v) Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

Under Bank of America’s “Rapid” documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return (if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total Loan-to-Value Ratio and Credit Score requirements for that program.

Under Bank of America’s “PaperSaver®” documentation program, verification of the applicant’s stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver® documentation. The PaperSaver® documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

Under Bank of America’s “Stated Income, Stated Asset” documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America’s quality assurance audit.

Bank of America may originate new mortgage loans under its “All Ready Home” mortgage refinance program or its “Mortgage Rewards” refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than twelve months). In addition, Bank of America typically requires only a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score). Mortgage loans initially included in the Trust Estate for a particular series may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her mortgage loan has been included in a particular trust estate, his or her mortgage loan could be more easily refinanced, resulting in a prepayment of the mortgage loan.

For a description of the No Ratio and Stated Income programs, see “Bank of America Alternative Underwriting Standards” below.

In addition, mortgage applications evaluated by Desktop Underwriter® or Loan Prospector® follow the Standard Documentation Process unless the applicant’s credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

Collateral Valuation

Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a “hold harmless” letter to the lender. Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value. Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

Certain states have “anti-deficiency” laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

Flood Determinations and Hazard Insurance

Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

Mortgage Insurance and Title

Mortgage loans originated with Loan-to-Value Ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made.

Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

Borrowers Protection Plan®

Bank of America’s Borrowers Protection Plan® (“BPP”) is a debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower’s monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the applicable Trust any amounts cancelled due to BPP on a mortgage loan.

The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower’s choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

Bank of America Alternative Underwriting Standards

In addition to the general underwriting standards described above under “Bank of America General Underwriting Standards, Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

Bank of America’s “Stated Income Program” provides applicants the ability to request that income stated on the loan application not be verified. The Debt to Income Ratio calculation used by the underwriter to evaluate the applicant’s capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant’s date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

Bank of America’s “No Ratio Loan Program” provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt to Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

Bank of America’s “100% LTV Program” provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV Program also permits Loan to Value Ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “97% LTV Program” provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant’s own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only. This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “Condominium Hotel Loan Program” provides applicants the ability to purchase a unit in a Condominium Hotel. The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “Non-Resident Alien Loan Program” provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “80/20 Program” provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

SCHEDULE II

THE MASTER SERVICER AND THE SERVICERS

The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

  The Master Servicer

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against such defaulting servicer; provided, however, that with respect to a default by Wells Fargo Bank, as servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against Wells Fargo Bank, as servicer and shall either find a successor servicer or become the successor servicer. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

  The Servicers

The following entities along with various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production

		Ten Months
	Year Ended	Ended	Years Ended
	February 28,	December 31,	December 31,
	2001	2001	2002	2003	2004	2005
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	240,608	504,975	999,448	1,517,743	846,395	809,630
Volume of Loans	$34,434	$76,432	$150,110	$235,868	$138,845	$167,675
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.1%
Conventional Non-conforming Loans Number of Loans	86,600	137,593	277,626	554,571	509,711	826,178
Volume of Loans	$11,394	$22,209	$61,627	$136,664	$140,580	$225,217
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.9%
FHA/VA Loans Number of Loans	118,673	118,734	157,626	196,063	105,562	80,528
Volume of Loans	$13,075	$14,109	$19,093	$24,402	$13,247	$10,712
Percent of Total Dollar Volume	18.9%	11.4%	7.6%	5.6%	3.6%	2.2%
Prime Home Equity Loans Number of Loans	119,045	164,503	316,049	453,817	587,046	683,887
Volume of Loans	$4,660	$5,639	$11,650	$18,103	$30,893	$42,706
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.7%
Nonprime Mortgage Loans Number of Loans	51,706	43,359	63,195	124,205	250,030	278,112
Volume of Loans	$5,360	$5,580	$9,421	$19,827	$39,441	$44,637
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%
Total Loans Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	2,678,335
Volume of Loans	$68,923	$123,969	$251,901	$434,864	$363,006	$490,947
Average Loan Amount	$112,000	$128,000	$139,000	$153,000	$158,000	$183,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	53%
Adjustable-Rate Loans(1)	14%	12%	14%	21%	52%	52%
_________

(1) Percentage of total loan production based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;
(b)	accounting for principal and interest;
(c)	holding escrow (impound) funds for payment of taxes and insurance;
(d)	making inspections as required of the mortgaged properties;
(e)	preparation of tax related information in connection with the mortgage loans;
(f)	supervision of delinquent mortgage loans;
(g)	loss mitigation efforts;
(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(i)	generally administering the mortgage loans, for which it receives servicing fees.
Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”) has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America’s portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

	As of	As of	As of
First Lien Mortgage Loans	December 31, 2003	December 31, 2004	December 31, 2005
By Number	2,215,425	2,258,581	2,227,378
By Aggregate Unpaid Principal Balance (in Billions)	$246.5	$273.1	$296.8

Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America’s different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

Bank of America may perform any of its obligations under the Pooling Agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a Trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America’s policies and procedures to respond to each of these situations.

Property Damage. When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to recover insurance funds on behalf of the applicable Trust.

More specifically, Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America’s servicing system which reports Bank of America employees actively monitor.

Collections and Loss Mitigation. Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America’s collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer’s location. Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the due date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a “breach letter,” that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit’s own contact efforts. Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower’s inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Bankruptcy. When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system’s bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America’s bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

Foreclosure. Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America’s collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor’s processing of loans in the foreclosure process.

SCHEDULE III

THE TRUSTEE, SECURITIES ADMINISTRATOR AND CUSTODIAN

The Trustee

U.S. BANK:

U.S. Bank National Association, also referred to as U.S. Bank, will be the trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp serves approximately 13.3 million customers, operates 2,396 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 343 issuances of subprime mortgage assets securities with an outstanding aggregate principal balance of approximately $89,281,975,492.43.

The Securities Administrator

WELLS FARGO:

Wells Fargo Bank will be the securities administrator under the pooling and servicing agreement so long as it also is the master servicer. The securities administrator’s corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Structured Asset Mortgage Investments II Inc., Series 2006-2 or at such other address as the securities administrator may designate from time to time. Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D in regards to distributions and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Using information set forth in this term sheet supplement, the securities administrator will recreate the cashflow model for the trust based solely on the information received from the depositor. Based on the monthly loan information provided by the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the securities administrator will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Certificates” and “Reports to Certificateholders”. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The securities administrator undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the securities administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the securities administrator pursuant to the pooling and servicing agreement, the securities administrator will examine them to determine whether they are in the required form; provided, however, the securities administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the securities administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

1. On each distribution date, the securities administrator will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the pooling and servicing agreement.

2. Except for those actions that the securities administrator is required to take under the pooling and servicing agreement, the securities administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

The securities administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the securities administrator unless it is determined by a court of competent jurisdiction that the securities administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the securities administrator is obligor and has defaulted thereon). In no event will the securities administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the securities administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the securities administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the pooling and servicing agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the securities administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The securities administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the pooling and servicing agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Custodian

WELLS FARGO:

Wells Fargo Bank, National Association (“Wells Fargo Bank”) is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over nine million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

SCHEDULE IV

[Not Applicable]

SCHEDULE V

One-Year LIBOR. The Index for substantially all of the mortgage loans will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	One-Year LIBOR

Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006
January 1	5.06%	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%
February 1	5.40	6.76	4.88	2.43	1.38	1.37	2.98	5.15
March 1	5.25	6.94	4.67	3.00	1.28	1.34	2.55	4.64
April 1	5.23	7.10	4.44	2.63	1.36	1.81	3.81
May 1	5.56	7.50	4.24	2.59	1.21	2.08	3.78
June 1	5.84	7.18	4.18	2.28	1.19	2.47	3.76
July 1	5.89	7.08	3.82	2.09	1.16	2.46	3.90
August 1	6.06	6.97	3.56	1.90	1.44	2.30	4.22
September 1	6.04	6.80	2.64	1.73	1.45	2.44	4.13
October 1	6.25	6.73	2.27	1.64	1.24	2.49	4.68
November 1	6.27	6.56	2.39	1.73	1.48	2.54	4.74
December 1	6.50	6.00	2.44	1.45	1.60	2.96	4.82

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 1 of 10

BSARM 2006-2
GROUP	Percent	GWAC	NWAC	Min GWAC	Max GWAC	Avg Balance	Orig Term	Age	Rem Term	LTV	FICO	Gross Margin	WA Roll	Initial Rate Cap	Periodic Rate Cap	Maximum Rate	Net Margin	Wtd Avg COMBO LTV	Total CURRENT BALANCE
G01	4.95	6.340	6.049	5.125	7.500	550,321.07	360	3	357	73.10	742	2.262	33	2.000	2.000	12.340	1.971	77.24	59,984,997
G02	52.12	6.137	5.885	4.250	8.000	578,171.71	360	2	358	73.94	740	2.271	58	4.989	2.000	11.133	2.019	79.10	631,363,506
G03	17.71	6.342	6.092	5.250	7.500	631,041.74	360	1	359	72.76	742	2.267	83	5.000	2.000	11.232	2.017	76.15	214,554,192
G04	25.22	6.312	6.062	5.250	7.375	641,743.74	360	1	359	70.67	745	2.257	119	5.000	2.000	11.277	2.007	74.57	305,470,022
TOTAL	100.00	6.228	5.974	4.250	8.000	600,581.42	360	2	358	72.87	742	2.266	77	4.846	2.000	11.247	2.013	77.34	1,211,372,716

Current Balance
CURRENT BALANCE1	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
- 50,000.99	0.00	0.02	0.00	0.00	0.01	43,997	86.26	0.00	750
50,001.00 - 100,000.99	0.14	0.15	0.04	0.00	0.09	73,119	75.22	44.76	708
100,001.00 - 150,000.99	1.05	0.70	0.12	0.17	0.48	130,309	72.51	41.41	738
150,001.00 - 200,000.99	1.45	1.08	0.47	0.36	0.81	178,072	76.61	43.55	739
200,001.00 - 250,000.00	3.10	1.03	0.41	0.37	0.85	225,071	76.01	28.19	732
250,000.01 - 300,000.00	0.48	0.88	0.79	0.28	0.69	279,616	69.64	33.59	733
300,000.01 - 350,000.00	0.00	1.13	0.31	0.64	0.81	325,714	74.73	26.05	726
350,000.01 - 400,000.00	0.62	0.83	0.16	0.75	0.68	375,506	71.45	21.89	741
400,000.01 - 450,000.00	6.45	7.68	10.39	6.33	7.76	435,076	75.02	30.48	735
450,000.01 - 500,000.00	13.77	14.30	11.32	12.59	13.32	475,818	74.35	33.55	736
500,000.01 - 550,000.00	11.51	13.21	8.07	12.09	11.93	525,581	74.26	36.24	738
550,000.01 - 600,000.00	7.71	9.88	14.43	11.37	10.95	576,794	75.39	33.16	741
600,000.01 - 650,000.00	15.73	10.06	6.27	9.68	9.58	630,408	72.71	26.05	749
650,000.01 - 700,000.00	5.64	5.12	6.35	6.24	5.65	677,131	74.68	25.75	745
700,000.01 - 750,000.00	4.89	4.92	5.50	4.76	4.98	726,572	74.08	14.52	750
750,000.01 - 800,000.00	5.20	2.94	2.86	5.36	3.65	776,004	75.25	33.42	727
800,000.01 - 850,000.00	1.38	1.96	4.26	0.28	1.91	827,643	73.74	35.92	734
850,000.01 - 900,000.00	4.34	1.67	4.98	4.07	2.99	884,810	72.50	26.94	741
900,000.01 - 950,000.00	4.60	2.33	3.46	1.80	2.51	921,739	71.50	42.58	742
950,000.01 - 1,000,000.00	6.64	5.66	7.41	10.03	7.12	991,676	69.27	27.47	744
1,000,000.01 - 1,500,000.00	2.25	5.37	4.21	5.59	5.06	1,277,635	63.91	84.51	748
1,500,000.01 - 2,000,000.00	3.07	3.98	8.20	4.51	4.82	1,715,704	67.68	74.16	751
2,000,000.01 - 2,500,000.00	0.00	1.00	0.00	0.00	0.52	2,110,100	75.00	100.00	795
2,500,000.01 - 3,000,000.00	0.00	4.10	0.00	2.71	2.82	2,848,110	69.14	100.00	750
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Current Gross Coupon
CURRENT GROSS COUPON	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
4.250 - 4.374	0.00	0.17	0.00	0.00	0.09	527,827	85.07	100.00	671
4.500 - 4.624	0.00	0.07	0.00	0.00	0.04	460,000	80.00	0.00	707
4.750 - 4.874	0.00	0.11	0.00	0.00	0.06	700,000	50.00	100.00	790
4.875 - 4.999	0.00	0.72	0.00	0.00	0.37	503,508	64.30	53.18	712
5.000 - 5.124	0.00	1.00	0.00	0.00	0.52	422,353	77.20	47.16	701
5.125 - 5.249	0.28	1.76	0.00	0.00	0.93	592,490	78.30	37.55	716
5.250 - 5.374	0.00	2.23	0.56	0.35	1.35	629,051	68.72	79.90	740

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 2 of 10

Current Gross Coupon
CURRENT GROSS COUPON	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
5.375 - 5.499	1.97	2.01	0.80	0.26	1.35	607,775	70.70	66.86	741
5.500 - 5.624	0.96	3.11	0.42	1.22	2.05	528,693	73.38	55.31	739
5.625 - 5.749	0.79	3.15	0.78	0.19	1.87	579,506	72.64	42.51	744
5.750 - 5.874	4.51	5.94	1.88	1.21	3.96	557,720	72.07	45.55	752
5.875 - 5.999	11.63	13.56	9.22	9.26	11.61	601,199	71.72	47.64	746
6.000 - 6.124	3.39	11.83	7.21	6.69	9.30	565,957	73.58	34.16	747
6.125 - 6.249	10.43	8.45	12.97	10.35	9.83	575,224	72.32	29.59	742
6.250 - 6.374	19.27	11.63	16.36	17.88	14.42	621,759	73.56	37.79	746
6.375 - 6.499	8.77	7.96	18.23	22.46	13.47	620,499	71.93	29.90	738
6.500 - 6.624	12.42	9.18	8.77	15.18	10.78	591,042	73.72	34.41	737
6.625 - 6.749	4.15	4.17	4.08	6.85	4.83	573,324	74.14	25.67	735
6.750 - 6.874	9.03	4.34	5.54	1.65	4.11	606,857	71.11	30.58	741
6.875 - 6.999	4.21	4.71	7.61	1.55	4.40	710,999	76.78	36.86	738
7.000 - 7.124	0.18	0.95	1.66	3.32	1.63	618,456	72.54	44.65	749
7.125 - 7.249	3.90	0.17	1.57	1.23	0.87	583,284	70.19	46.87	727
7.250 - 7.374	1.87	2.12	0.11	0.00	1.22	1,132,181	72.00	67.53	750
7.375 - 7.499	0.97	0.00	0.00	0.32	0.13	521,333	73.73	0.00	702
7.500 - 7.624	1.28	0.25	2.23	0.00	0.59	710,394	70.51	39.30	743
7.625 - 7.749	0.00	0.25	0.00	0.00	0.13	526,505	78.48	39.00	726
8.000 - 8.124	0.00	0.18	0.00	0.00	0.09	564,800	80.00	0.00	724
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Current Net Coupon
CURRENT NET COUPON	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
4.000 - 4.124	0.00	0.17	0.00	0.00	0.09	527,827	85.07	100.00	671
4.250 - 4.374	0.00	0.07	0.00	0.00	0.04	460,000	80.00	0.00	707
4.500 - 4.624	0.00	0.11	0.00	0.00	0.06	700,000	50.00	100.00	790
4.625 - 4.749	0.00	0.72	0.00	0.00	0.37	503,508	64.30	53.18	712
4.750 - 4.874	0.28	1.00	0.00	0.00	0.54	406,282	77.53	45.96	702
4.875 - 4.999	0.00	1.76	0.00	0.00	0.92	616,227	78.12	38.11	716
5.000 - 5.124	0.21	2.23	0.56	0.35	1.36	610,373	68.49	79.29	740
5.125 - 5.249	2.72	2.17	0.80	0.26	1.47	576,086	71.74	67.72	740
5.250 - 5.374	0.00	3.11	0.42	1.22	2.00	551,589	73.56	56.10	739
5.375 - 5.499	0.79	3.15	0.78	0.19	1.87	579,506	72.64	42.51	744
5.500 - 5.624	7.77	5.94	1.88	1.21	4.12	542,546	71.34	44.59	751
5.625 - 5.749	8.79	13.40	9.22	9.26	11.39	607,856	71.88	47.56	747
5.750 - 5.874	6.47	11.83	7.21	6.69	9.45	563,906	73.63	34.06	747
5.875 - 5.999	14.19	8.45	12.97	10.35	10.02	577,761	72.03	29.07	742
6.000 - 6.124	15.64	11.63	16.36	17.88	14.24	622,885	73.65	38.29	745
6.125 - 6.249	6.85	8.24	18.23	22.46	13.52	615,865	72.18	30.67	738
6.250 - 6.374	12.55	9.18	8.77	15.18	10.79	596,779	73.60	34.21	737
6.375 - 6.499	6.90	4.17	4.08	6.85	4.96	567,218	74.50	25.19	736
6.500 - 6.624	6.70	4.34	5.54	1.65	3.99	628,127	70.47	33.98	739
6.625 - 6.749	2.13	4.43	7.61	1.55	4.15	698,621	76.94	33.07	740
6.750 - 6.874	3.07	0.95	1.66	3.32	1.78	672,609	73.15	49.11	744

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 3 of 10

Current Net Coupon
CURRENT NET COUPON	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
6.875 - 6.999	0.83	0.17	1.57	1.23	0.71	509,359	68.11	35.58	736
7.000 - 7.124	1.87	2.12	0.11	0.00	1.22	1,132,181	72.00	67.53	750
7.125 - 7.249	0.97	0.00	0.00	0.32	0.13	521,333	73.73	0.00	702
7.250 - 7.374	1.28	0.25	2.23	0.00	0.59	710,394	70.51	39.30	743
7.375 - 7.499	0.00	0.25	0.00	0.00	0.13	526,505	78.48	39.00	726
7.750 - 7.874	0.00	0.18	0.00	0.00	0.09	564,800	80.00	0.00	724
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Original Loan to Value
LOAN TO VALUE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
5.01 - 10.00	0.00	0.24	0.00	0.00	0.12	1,500,000	9.84	100.00	795
15.01 - 20.00	0.00	0.03	0.00	0.00	0.02	99,951	18.92	0.00	681
20.01 - 25.00	0.00	0.55	0.62	0.42	0.50	675,606	22.08	69.07	779
25.01 - 30.00	0.00	0.55	0.00	0.46	0.40	697,356	27.63	66.69	751
30.01 - 35.00	1.67	0.03	0.59	0.33	0.28	492,066	31.82	14.52	721
35.01 - 40.00	2.22	0.24	0.00	2.54	0.88	558,822	38.14	18.94	770
40.01 - 45.00	0.00	0.61	1.24	2.28	1.11	707,936	42.25	38.55	751
45.01 - 50.00	4.38	2.53	1.82	2.93	2.60	654,974	48.20	49.83	754
50.01 - 55.00	2.80	2.27	1.21	2.20	2.09	704,090	52.90	19.58	741
55.01 - 60.00	0.73	3.31	6.83	6.35	4.57	758,635	57.67	41.08	751
60.01 - 65.00	6.53	3.12	5.90	6.79	4.71	613,354	62.61	36.39	744
65.01 - 70.00	9.66	10.24	14.46	12.59	11.55	679,168	68.47	38.60	744
70.01 - 75.00	14.10	15.39	11.44	14.53	14.41	769,032	73.77	57.62	744
75.01 - 80.00	54.50	59.74	54.58	48.58	55.75	545,954	79.57	31.70	738
80.01 - 85.00	0.00	0.41	0.00	0.00	0.21	427,264	82.86	69.50	721
85.01 - 90.00	2.37	0.54	1.32	0.00	0.63	366,001	89.76	72.18	733
90.01 - 95.00	1.03	0.21	0.00	0.00	0.16	319,259	95.00	67.62	752
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Credit Score
FICO SCORE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
580 - 599	0.00	0.05	0.00	0.00	0.03	317,300	69.38	100.00	595
620 - 639	0.00	0.67	0.00	0.00	0.35	470,216	74.88	52.64	631
640 - 659	0.00	0.44	0.09	0.90	0.47	476,756	74.60	59.01	650
660 - 679	4.86	5.90	4.08	4.72	5.23	541,342	75.95	86.54	671
680 - 699	9.27	8.50	5.52	5.29	7.20	510,294	75.06	73.73	689
700 - 719	17.12	16.92	18.02	14.53	16.52	597,382	74.81	27.14	709
720 - 739	13.08	13.55	18.54	14.20	14.58	565,973	72.66	34.04	729
740 - 759	20.02	18.78	17.86	22.42	19.59	638,055	71.85	32.43	749
760 - 779	14.75	17.84	20.94	19.76	18.72	668,943	72.24	33.59	769
780 - 799	12.59	13.07	14.02	12.84	13.15	615,179	72.19	36.44	789

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 4 of 10

Credit Score
FICO SCORE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
800 - 819	8.31	4.28	0.95	5.34	4.16	559,323	67.61	14.74	806
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Original Term
STATED ORIGINAL TERM	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
120 - 179	0.00	0.01	0.00	0.00	0.00	50,032	19.43	0.00	760
360 +	100.00	99.99	100.00	100.00	100.00	600,855	72.87	37.82	742
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Remaining Term
STATED REM TERM	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
61 - 120	0.00	0.01	0.00	0.00	0.00	50,032	19.43	0.00	760
301 - 360	100.00	99.99	100.00	100.00	100.00	600,855	72.87	37.82	742
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

State
STATE1	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Alabama	0.75	0.08	0.00	0.50	0.20	620,553	74.45	79.25	701
Arizona	6.91	2.33	1.01	3.76	2.68	612,747	74.19	51.05	729
Arkansas	0.00	0.10	0.00	0.00	0.05	220,944	80.57	94.31	678
California	25.79	52.76	49.63	66.87	54.43	611,069	73.17	32.93	741
Colorado	5.69	2.16	1.69	3.23	2.52	678,322	67.70	46.80	746
Connecticut	3.03	1.48	3.52	0.36	1.64	991,280	62.77	78.35	748
District of Columbia	0.00	0.34	0.00	0.35	0.26	641,554	71.85	35.93	702
Florida	9.01	7.64	2.29	6.17	6.39	526,378	69.10	24.78	746
Georgia	1.25	0.63	1.04	0.37	0.66	447,438	75.37	22.60	725
Hawaii	2.22	1.49	1.71	1.59	1.59	873,916	71.41	45.82	760
Idaho	0.00	0.12	0.41	0.16	0.17	423,213	65.41	23.63	779
Illinois	7.07	2.15	4.11	2.45	2.82	632,326	75.27	34.63	725
Indiana	0.00	0.43	0.00	0.00	0.22	542,584	79.03	0.00	752
Iowa	0.18	0.00	0.00	0.00	0.01	107,112	80.00	100.00	706
Kansas	0.61	0.09	0.14	0.00	0.10	206,277	76.32	41.41	756
Kentucky	0.00	0.07	0.00	0.00	0.04	463,200	80.00	100.00	718
Maine	0.00	0.00	0.00	0.59	0.15	900,000	52.94	100.00	750
Maryland	2.45	3.04	0.14	2.04	2.24	493,843	75.51	39.06	732
Massachusetts	0.83	2.48	5.28	0.26	2.33	688,989	74.57	47.24	759
Michigan	4.18	0.18	0.20	0.22	0.39	524,801	71.58	27.13	742
Minnesota	0.00	0.40	0.00	0.20	0.26	449,814	77.37	39.23	740

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 5 of 10

State
STATE1	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Mississippi	0.00	0.05	0.00	0.00	0.03	314,121	80.00	100.00	716
Missouri	3.15	0.15	0.00	0.06	0.25	432,854	76.66	39.23	731
Nevada	3.25	2.99	6.57	0.09	2.90	525,007	74.73	38.61	741
New Jersey	1.82	1.55	9.22	2.89	3.26	774,163	70.72	50.44	751
New Mexico	1.07	0.42	0.00	0.00	0.27	413,141	65.28	26.84	764
New York	3.05	2.94	2.16	0.82	2.28	919,023	74.49	66.42	742
North Carolina	1.09	0.70	1.45	1.46	1.04	549,391	73.88	60.95	755
Ohio	0.14	0.80	0.00	0.00	0.42	567,573	78.74	100.00	748
Oklahoma	0.00	0.00	0.12	0.00	0.02	259,729	80.00	0.00	757
Oregon	0.00	0.65	1.22	0.37	0.65	521,530	67.05	80.35	762
Pennsylvania	1.54	0.86	0.00	0.14	0.56	485,589	76.92	37.12	721
Rhode Island	0.00	0.16	0.00	0.41	0.19	571,550	54.61	100.00	746
South Carolina	1.72	0.30	0.68	0.89	0.59	445,148	71.42	30.58	715
Tennessee	0.00	0.33	0.00	0.42	0.27	416,332	75.85	98.38	733
Texas	1.75	0.86	1.14	1.16	1.03	461,285	75.19	34.83	731
Utah	1.45	2.49	0.30	0.00	1.42	784,424	70.99	39.69	773
Vermont	0.00	0.03	0.00	0.00	0.02	201,400	79.92	0.00	754
Virginia	8.18	4.29	2.04	1.80	3.46	530,090	75.76	36.24	739
Washington	0.00	1.96	3.94	0.38	1.81	499,611	77.46	35.19	730
Wisconsin	0.93	0.42	0.00	0.00	0.27	538,067	77.60	52.05	754
Wyoming	0.88	0.09	0.00	0.00	0.09	542,500	66.48	0.00	708
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Loan Purpose
LOAN PURP	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Cash Out Refinance	24.35	19.86	22.69	24.21	21.68	601,010	66.43	63.22	735
Purchase	50.21	66.73	64.87	58.83	63.59	595,292	76.01	32.40	744
Rate/Term Refinance	25.44	13.42	12.44	16.95	14.73	623,861	68.78	23.81	739
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Occupancy
OCCTYPE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Investor	0.62	0.93	0.32	0.44	0.69	213,006	70.01	12.46	746
Owner Occupied	86.90	87.50	89.12	88.19	87.93	600,444	72.84	36.00	740
Second Home	12.48	11.57	10.56	11.36	11.38	675,873	73.28	53.36	754
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 6 of 10

Property Type
PROPTYPE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
2-4 Family	2.48	1.99	0.55	1.94	1.75	385,092	70.54	11.76	731
CO-OP	0.00	0.00	2.16	0.55	0.52	485,228	76.83	53.11	751
Condominium	5.64	11.05	8.95	12.51	10.78	520,189	75.87	35.65	745
PUD	33.99	31.44	26.27	28.61	29.94	611,616	73.46	32.91	743
Single Family	57.61	55.40	62.06	56.24	56.90	627,774	72.01	41.47	740
Townhouse	0.28	0.11	0.00	0.15	0.11	190,467	81.11	39.78	733
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Documentation Code
DOCTYPE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Full/Alternative	30.37	38.62	40.17	35.96	37.82	667,812	72.12	100.00	732
Limited	0.00	0.20	0.00	0.00	0.10	1,246,250	75.00	0.00	680
No Documentation	0.00	0.08	0.00	0.00	0.04	503,725	80.00	0.00	713
Prefered	46.27	49.84	57.00	49.48	50.84	607,352	74.17	0.00	751
Stated Income	18.13	8.33	1.58	13.61	8.95	495,058	68.44	0.00	730
Stated/Stated	5.23	2.65	1.25	0.95	2.10	268,062	73.03	0.00	746
Unknown	0.00	0.28	0.00	0.00	0.15	1,765,200	80.00	0.00	708
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Interest Only
IO FLAG IO PERIOD	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
N	22.00	19.00	18.54	11.15	17.09	522,756	72.31	39.73	742
0.000	22.00	19.00	18.54	11.15	17.09	522,756	72.31	39.73	742
Y	78.00	81.00	81.46	88.85	82.91	619,594	72.98	37.43	741
36	78.00	0.00	0.00	0.00	3.86	577,599	72.23	29.84	738
60	0.00	77.66	0.00	0.00	40.48	604,620	74.11	38.30	741
84	0.00	0.00	74.59	0.00	13.21	653,191	72.96	38.92	742
120	0.00	3.33	6.87	88.85	25.36	634,706	71.31	36.41	743
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Index Type
INDEX	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
1 YR CMT	0.75	2.32	1.69	0.16	1.58	468,299	73.24	74.90	689
1 YR Libor	99.25	97.68	98.31	99.84	98.42	603,326	72.86	37.22	742
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 7 of 10

Months to Roll
ROLL	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
24 - 26	0.75	0.00	0.00	0.00	0.04	225,800	61.61	0.00	732
27 - 29	3.23	0.05	0.00	0.00	0.19	451,190	75.91	33.89	701
30 - 32	25.99	0.00	0.00	0.00	1.29	502,858	71.03	31.24	744
33 - 35	70.03	0.00	0.00	0.00	3.47	583,419	73.82	30.71	743
36 - 38	0.00	0.05	0.00	0.00	0.03	333,819	90.00	100.00	639
42 - 44	0.00	0.08	0.00	0.00	0.04	486,000	62.31	0.00	705
45 - 47	0.00	0.25	0.00	0.00	0.13	313,388	81.49	31.93	684
48 - 50	0.00	0.35	0.00	0.00	0.18	317,259	70.63	33.45	730
51 - 53	0.00	2.42	0.00	0.00	1.26	413,173	77.92	55.09	694
54 - 56	0.00	10.80	0.00	0.00	5.63	516,366	72.77	40.14	731
57 - 59	0.00	78.16	0.00	0.00	40.74	586,791	73.86	36.68	742
60 - 62	0.00	7.84	0.00	0.00	4.09	738,797	75.10	50.82	749
78 - 80	0.00	0.00	4.64	0.00	0.82	586,217	72.15	66.94	730
81 - 83	0.00	0.00	93.96	0.00	16.64	631,939	73.13	39.45	743
84 - 86	0.00	0.00	1.40	0.00	0.25	750,000	50.00	0.00	758
108 - 110	0.00	0.00	0.00	0.11	0.03	344,000	70.93	0.00	724
111 - 113	0.00	0.00	0.00	0.17	0.04	525,000	56.76	0.00	694
114 - 116	0.00	0.00	0.00	12.26	3.09	706,645	68.11	37.15	725
117 - 119	0.00	0.00	0.00	45.50	11.47	606,875	71.26	35.96	745
120 - 122	0.00	0.00	0.00	41.96	10.58	667,575	70.84	35.87	751
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Gross Margin
MARGIN	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
2.250 - 2.499	98.42	95.85	96.64	98.69	96.84	598,183	72.85	36.79	743
2.750 - 2.999	0.75	4.12	3.36	1.31	3.11	697,092	73.26	68.69	712
3.000 - 3.249	0.00	0.03	0.00	0.00	0.02	193,957	60.31	100.00	742
3.250 +	0.83	0.00	0.00	0.00	0.04	499,094	78.74	100.00	782
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Max Rate
MAX RATE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
9.000 - 9.499	0.00	0.17	0.00	0.00	0.09	527,827	85.07	100.00	671
9.500 - 9.999	0.00	0.90	0.00	0.00	0.47	517,415	63.81	54.64	721
10.000 - 10.499	0.00	7.10	2.46	0.62	4.29	590,815	71.91	61.88	731
10.500 - 10.999	0.00	26.09	18.79	12.41	20.06	596,938	72.36	48.75	747
11.000 - 11.499	2.24	39.55	54.30	60.57	45.62	601,301	72.54	34.53	742
11.500 - 11.999	17.89	22.25	23.43	25.23	22.99	597,705	73.73	31.19	739
12.000 - 12.499	41.86	3.26	1.01	1.18	4.25	668,737	74.16	35.62	746
12.500 - 12.999	29.81	0.50	0.00	0.00	1.73	552,936	75.92	25.63	732
13.000 - 13.499	6.92	0.18	0.00	0.00	0.44	660,214	76.22	36.87	719

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 8 of 10

Max Rate
MAX RATE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
13.500 - 13.999	1.28	0.00	0.00	0.00	0.06	768,000	80.00	0.00	760
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Prepay
PREPAY PPY TERM	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
No_PP	89.32	81.58	81.50	58.84	76.22	588,064	73.03	38.26	741
0.000	89.32	81.58	81.50	58.84	76.22	588,064	73.03	38.26	741
Prepay	10.68	18.42	18.50	41.16	23.78	644,547	72.35	36.39	742
36	3.79	2.35	1.47	9.03	3.95	683,685	70.68	28.98	743
60	3.34	2.95	0.46	2.59	2.44	642,011	69.92	33.35	740
5.000	0.00	0.07	0.00	0.00	0.04	438,200	79.99	100.00	674
12.000	3.54	13.05	16.57	29.54	17.36	637,223	73.06	38.38	743
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Originator
ORIGINATOR	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE
BANKOFAMERICA	33.11	13.86	4.95	17.89	14.25
COUNTRYWIDE	66.89	82.47	93.38	80.97	83.25
GMAC	0.00	1.39	1.67	1.14	1.31
WELLSFARGO	0.00	2.28	0.00	0.00	1.19
TOTAL	100.00	100.00	100.00	100.00	100.00

Servicers
SERVICER NAME	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE
BANKOFAMERICA	33.11	13.86	4.95	17.89	14.25
COUNTRYWIDE	66.89	82.47	93.38	80.97	83.25
GMAC	0.00	1.39	1.67	1.14	1.31
WELLSFARGO	0.00	2.28	0.00	0.00	1.19
TOTAL	100.00	100.00	100.00	100.00	100.00

Index and Caps
INIT RATE CAP	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
2.000	100.00	0.37	0.00	0.00	5.15	546,837	73.20	33.00	744
5.000	0.00	99.63	100.00	100.00	94.85	603,801	72.85	38.08	741

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 9 of 10

Index and Caps
INIT RATE CAP	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

Caps
PER RATE CAP	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
2.000	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

CLTV
SIM SECOND COMBO LTV	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
N	70.21	60.21	73.32	66.08	64.51	635,324	70.90	39.01	745
5.00 - 9.99	0.00	0.24	0.00	0.00	0.12	1,500,000	9.84	100.00	795
15.00 - 19.99	0.00	0.03	0.00	0.00	0.02	99,951	18.92	0.00	681
20.00 - 24.99	0.00	0.55	0.48	0.42	0.48	722,625	22.00	72.65	778
25.00 - 29.99	0.00	0.55	0.00	0.46	0.40	697,356	27.63	66.69	751
30.00 - 34.99	0.00	0.00	0.59	0.33	0.19	452,464	32.44	22.10	707
35.00 - 39.99	0.34	0.00	0.00	2.10	0.55	602,724	37.91	22.62	765
40.00 - 44.99	1.67	0.75	0.30	1.62	0.93	665,879	41.90	34.67	754
45.00 - 49.99	1.12	1.27	0.42	1.90	1.27	670,445	46.88	66.41	751
50.00 - 54.99	4.55	2.62	2.61	2.64	2.72	715,699	52.00	21.73	747
55.00 - 59.99	0.73	1.42	5.03	5.07	2.95	699,885	56.92	45.50	752
60.00 - 64.99	6.53	3.46	4.99	5.12	4.30	635,550	62.04	42.80	747
65.00 - 69.99	4.18	5.92	12.17	7.53	7.35	695,316	67.89	42.33	747
70.00 - 74.99	9.52	9.82	8.59	11.43	9.99	707,915	72.10	52.84	744
75.00 - 79.99	12.71	14.80	15.31	9.93	13.56	657,011	77.16	40.72	746
80.00 - 84.99	25.46	17.91	21.50	17.52	18.82	572,946	80.02	25.70	742
85.00 - 89.99	1.87	0.21	0.00	0.00	0.20	412,627	87.67	48.25	707
90.00 - 94.99	0.50	0.45	1.32	0.00	0.49	332,895	90.00	72.65	734
95.00 - 99.99	1.03	0.21	0.00	0.00	0.16	319,259	95.00	67.62	752
Y	29.79	39.79	26.68	33.92	35.49	546,282	76.44	35.66	735
35.00 - 39.99	0.00	0.00	0.14	0.00	0.02	299,456	23.53	0.00	795
45.00 - 49.99	1.67	0.03	0.00	0.85	0.31	632,024	37.34	33.23	772
50.00 - 54.99	0.00	0.02	0.00	0.59	0.16	640,824	51.86	93.63	751
55.00 - 59.99	1.52	0.12	0.00	0.00	0.14	555,743	48.32	0.00	750
60.00 - 64.99	0.00	0.18	0.91	0.25	0.32	768,829	53.28	50.99	764
65.00 - 69.99	0.00	0.37	0.93	0.56	0.50	674,411	56.46	8.42	734
70.00 - 74.99	0.00	0.80	0.93	1.23	0.89	721,737	59.77	13.26	747
75.00 - 79.99	0.00	1.04	0.00	0.72	0.72	582,110	66.80	30.41	723
80.00 - 84.99	3.06	2.10	0.93	3.55	2.30	649,050	71.06	25.48	733
85.00 - 89.99	5.96	5.74	4.45	6.73	5.77	568,441	78.23	15.92	742
90.00 - 94.99	10.57	19.76	14.60	14.23	17.00	598,610	78.73	21.10	739
95.00 - 99.99	5.29	3.39	2.10	2.86	3.12	484,401	79.46	92.70	710

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 01, 2006 06:28AM EDT Page 10 of 10

CLTV
SIM SECOND COMBO LTV	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
100.00 - 104.99	1.73	6.24	1.67	2.35	4.23	360,836	79.78	91.67	719
TOTAL	100.00	100.00	100.00	100.00	100.00	600,581	72.87	37.82	742

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

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Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 1 of 10

BSARM 2006-2
GROUP	Percent	GWAC	NWAC	Min GWAC	Max GWAC	Avg Balance	Orig Term	Age	Rem Term	LTV	FICO	Gross Margin	WA Roll	Initial Rate Cap	Periodic Rate Cap	Maximum Rate	Net Margin	Wtd Avg COMBO LTV	Total CURRENT BALANCE
G01	4.82	6.317	6.026	5.125	7.500	550,074.50	360	3	357	73.30	742	2.263	33	2.000	2.000	12.317	1.972	77.56	57,194,723
G02	51.52	6.144	5.892	4.250	8.000	557,943.05	360	2	358	74.12	739	2.270	58	4.995	2.000	11.144	2.018	79.49	611,499,746
G03	18.25	6.310	6.060	5.000	7.500	608,513.84	360	1	359	73.91	740	2.265	83	4.994	2.000	11.310	2.015	78.47	216,658,544
G04	25.41	6.306	6.056	4.500	8.000	644,400.33	360	1	359	70.45	744	2.257	119	5.000	2.000	11.306	2.007	74.36	301,573,923
TOTAL	100.00	6.224	5.970	4.250	8.000	586,421.56	360	1	359	73.11	741	2.266	77	4.851	2.000	11.272	2.012	77.91	1,186,926,936

Current Balance
CURRENT BALANCE1	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
50,000.99	0.04	0.03	0.00	0.00	0.02	40,638	69.83	0.00	759
50,001.00 - 100,000.99	0.15	0.16	0.04	0.00	0.09	74,824	78.03	50.63	703
100,001.00 - 150,000.99	0.91	0.77	0.12	0.21	0.51	130,005	72.91	44.07	734
150,001.00 - 200,000.99	1.52	1.17	0.46	0.41	0.86	176,761	76.82	46.33	736
200,001.00 - 250,000.00	3.25	1.20	0.31	0.30	0.91	224,727	77.23	33.36	725
250,000.01 - 300,000.00	0.51	1.00	0.78	0.29	0.75	279,358	70.29	37.75	732
300,000.01 - 350,000.00	0.00	1.12	0.30	0.54	0.77	326,636	75.73	24.46	728
350,000.01 - 400,000.00	0.65	0.87	0.16	0.76	0.70	377,164	71.71	26.53	735
400,000.01 - 450,000.00	6.76	8.71	10.05	7.54	8.57	434,802	73.59	31.58	734
450,000.01 - 500,000.00	11.81	14.01	13.66	12.63	13.50	477,038	74.44	34.46	736
500,000.01 - 550,000.00	12.06	12.41	9.24	10.50	11.34	525,708	74.08	32.44	740
550,000.01 - 600,000.00	7.06	10.95	13.52	10.73	11.11	573,553	75.86	35.46	739
600,000.01 - 650,000.00	15.43	10.82	11.97	9.39	10.90	631,017	73.96	25.84	744
650,000.01 - 700,000.00	5.91	5.29	5.00	4.74	5.13	676,882	73.70	23.35	747
700,000.01 - 750,000.00	5.13	4.84	5.37	5.56	5.14	725,952	74.67	19.08	742
750,000.01 - 800,000.00	5.45	3.31	4.31	5.18	4.08	780,129	74.54	38.75	730
800,000.01 - 850,000.00	1.44	2.56	3.45	1.38	2.37	828,207	75.09	23.64	743
850,000.01 - 900,000.00	4.55	2.43	4.05	3.53	3.11	878,837	72.60	21.71	747
900,000.01 - 950,000.00	4.82	2.71	2.13	2.77	2.72	922,398	74.75	28.59	741
950,000.01 - 1,000,000.00	6.97	6.16	6.36	9.52	7.09	989,561	69.09	25.81	745
1,000,000.01 - 1,500,000.00	2.36	4.77	3.64	7.81	5.22	1,291,420	62.93	74.60	750
1,500,000.01 - 2,000,000.00	3.22	2.48	5.09	3.53	3.26	1,758,704	68.76	73.09	751
2,000,000.01 - 2,500,000.00	0.00	0.34	0.00	0.82	0.39	2,291,478	75.00	100.00	754
2,500,000.01 - 3,000,000.00	0.00	1.89	0.00	1.87	1.45	2,864,554	67.36	100.00	740
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Current Gross Coupon
CURRENT GROSS COUPON	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
4.250 - 4.374	0.00	0.17	0.00	0.00	0.09	527,802	85.07	100.00	671
4.500 - 4.624	0.00	0.08	0.00	0.05	0.05	308,409	77.80	25.45	723
4.750 - 4.874	0.00	0.11	0.00	0.00	0.06	700,000	50.00	100.00	790
4.875 - 4.999	0.00	0.60	0.00	0.00	0.31	521,949	60.55	65.86	711
5.000 - 5.124	0.00	0.98	0.27	0.00	0.55	438,447	77.31	40.35	708
5.125 - 5.249	0.29	1.79	0.00	0.00	0.94	619,002	75.70	42.67	720
5.250 - 5.374	0.00	1.65	0.56	0.18	1.00	538,192	68.63	76.82	734

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 2 of 10

Current Gross Coupon
CURRENT GROSS COUPON	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
5.375 - 5.499	2.06	1.84	0.86	0.27	1.27	605,173	70.66	69.04	740
5.500 - 5.624	1.01	3.02	0.21	0.94	1.88	496,707	73.36	51.30	739
5.625 - 5.749	0.82	3.52	0.65	0.16	2.01	555,677	72.88	35.33	742
5.750 - 5.874	4.73	5.24	2.34	1.58	3.76	531,100	71.40	38.32	748
5.875 - 5.999	12.19	13.65	8.36	8.56	11.33	577,078	71.80	40.64	745
6.000 - 6.124	3.55	10.91	8.47	6.48	8.99	564,858	73.86	35.72	744
6.125 - 6.249	10.06	8.48	11.85	11.82	10.00	584,530	73.16	30.21	744
6.250 - 6.374	20.20	13.64	18.18	16.77	15.59	604,693	72.50	35.50	744
6.375 - 6.499	9.20	9.36	17.38	23.76	14.49	625,312	72.40	32.25	740
6.500 - 6.624	13.02	8.80	9.55	14.07	10.48	575,916	74.28	31.34	736
6.625 - 6.749	3.48	4.09	7.44	8.63	5.83	591,527	74.15	25.32	736
6.750 - 6.874	8.45	4.11	5.77	3.02	4.31	555,753	72.86	30.05	735
6.875 - 6.999	4.41	4.52	4.74	2.73	4.10	649,579	75.67	30.66	739
7.000 - 7.124	0.00	1.03	1.12	0.54	0.87	544,839	78.31	26.32	739
7.125 - 7.249	3.22	0.37	1.15	0.00	0.56	662,109	79.99	76.24	713
7.250 - 7.374	1.96	0.81	0.63	0.00	0.63	830,284	73.52	37.47	733
7.375 - 7.499	0.00	0.39	0.21	0.16	0.28	668,720	76.82	21.09	750
7.500 - 7.624	1.34	0.13	0.26	0.13	0.21	501,369	81.62	16.16	732
7.625 - 7.749	0.00	0.35	0.00	0.00	0.18	530,504	74.07	29.03	746
7.750 - 7.874	0.00	0.24	0.00	0.00	0.12	722,275	77.87	0.00	744
8.000 - 8.124	0.00	0.12	0.00	0.15	0.10	581,960	80.00	0.00	740
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Current Net Coupon
CURRENT NET COUPON	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
4.000 - 4.124	0.00	0.17	0.00	0.00	0.09	527,802	85.07	100.00	671
4.250 - 4.374	0.00	0.08	0.00	0.05	0.05	308,409	77.80	25.45	723
4.500 - 4.624	0.00	0.15	0.00	0.00	0.08	472,670	59.60	100.00	749
4.625 - 4.749	0.00	0.60	0.00	0.00	0.31	521,949	60.55	65.86	711
4.750 - 4.874	0.29	0.98	0.27	0.00	0.57	421,346	77.62	39.37	709
4.875 - 4.999	0.00	1.79	0.00	0.00	0.92	645,718	75.48	43.31	720
5.000 - 5.124	0.22	1.61	0.56	0.18	0.99	532,697	67.91	75.52	736
5.125 - 5.249	2.86	2.01	0.86	0.27	1.40	571,657	71.78	69.77	739
5.250 - 5.374	0.00	3.02	0.21	0.94	1.83	518,415	73.56	52.08	739
5.375 - 5.499	0.82	3.52	0.65	0.16	2.01	555,677	72.88	35.33	742
5.500 - 5.624	8.14	5.24	2.34	1.58	3.92	517,356	70.64	37.60	747
5.625 - 5.749	9.21	13.49	8.36	8.56	11.10	583,017	71.97	40.40	745
5.750 - 5.874	6.78	10.91	8.47	6.48	9.15	562,722	73.90	35.59	745
5.875 - 5.999	14.01	8.50	11.85	11.82	10.20	584,881	72.87	29.76	744
6.000 - 6.124	16.40	13.74	18.18	16.77	15.46	605,608	72.63	36.16	744
6.125 - 6.249	7.18	9.49	17.38	23.76	14.46	619,545	72.59	32.47	740
6.250 - 6.374	12.28	8.80	9.55	14.07	10.44	582,031	74.20	31.25	736
6.375 - 6.499	6.22	4.09	7.44	8.63	5.96	580,121	74.34	24.95	736
6.500 - 6.624	7.03	3.99	5.77	3.02	4.17	582,616	72.09	31.88	734
6.625 - 6.749	2.05	4.42	4.74	2.73	3.94	640,758	75.92	27.78	741

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 3 of 10

Current Net Coupon
CURRENT NET COUPON	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
6.750 - 6.874	3.22	0.99	1.12	0.54	1.01	630,502	78.37	38.10	730
6.875 - 6.999	0.00	0.37	1.15	0.00	0.40	531,233	79.99	67.09	724
7.000 - 7.124	1.96	0.81	0.63	0.00	0.63	830,284	73.52	37.47	733
7.125 - 7.249	0.00	0.39	0.21	0.16	0.28	668,720	76.82	21.09	750
7.250 - 7.374	1.34	0.13	0.26	0.13	0.21	501,369	81.62	16.16	732
7.375 - 7.499	0.00	0.35	0.00	0.00	0.18	530,504	74.07	29.03	746
7.500 - 7.624	0.00	0.24	0.00	0.00	0.12	722,275	77.87	0.00	744
7.750 - 7.874	0.00	0.12	0.00	0.15	0.10	581,960	80.00	0.00	740
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Original Loan to Value
LOAN TO VALUE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
5.01 - 10.00	0.00	0.25	0.00	0.00	0.13	1,500,000	9.84	100.00	795
15.01 - 20.00	0.00	0.26	0.00	0.18	0.18	429,467	18.21	0.00	746
20.01 - 25.00	0.00	0.20	0.38	0.86	0.39	582,738	22.40	70.79	768
25.01 - 30.00	0.00	0.64	0.00	0.32	0.41	695,739	27.72	57.46	756
30.01 - 35.00	1.75	0.03	0.76	0.48	0.36	475,406	32.11	22.20	740
35.01 - 40.00	2.33	0.28	0.47	2.10	0.88	577,288	38.21	29.13	771
40.01 - 45.00	0.00	0.60	1.02	1.89	0.98	725,321	42.27	30.50	753
45.01 - 50.00	3.72	2.26	0.80	2.73	2.18	647,835	48.12	47.41	750
50.01 - 55.00	2.94	2.44	1.60	2.72	2.38	628,846	52.99	27.31	749
55.01 - 60.00	0.77	3.33	3.95	7.56	4.40	715,410	57.76	29.56	746
60.01 - 65.00	5.09	3.33	5.74	5.98	4.49	620,148	62.84	28.49	746
65.01 - 70.00	10.13	9.59	13.22	13.05	11.12	650,309	68.45	33.08	745
70.01 - 75.00	14.78	13.59	10.67	14.18	13.27	725,990	73.68	51.27	742
75.01 - 80.00	54.92	61.82	60.31	47.81	57.70	543,143	79.60	31.75	738
80.01 - 85.00	0.00	0.22	0.20	0.00	0.15	360,538	83.99	56.76	693
85.01 - 90.00	2.49	0.99	0.88	0.13	0.83	376,823	89.54	76.04	714
90.01 - 95.00	1.08	0.17	0.00	0.00	0.14	274,635	94.73	62.43	732
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Credit Score
FICO SCORE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
580 - 599	0.00	0.05	0.00	0.00	0.03	316,352	69.38	100.00	595
620 - 639	0.00	0.71	0.00	0.00	0.36	360,422	75.82	53.76	631
640 - 659	0.00	0.60	0.08	0.92	0.56	414,725	75.35	64.72	651
660 - 679	5.09	6.13	5.59	3.97	5.44	520,252	76.67	89.52	670
680 - 699	9.72	7.48	5.32	4.84	6.53	506,445	74.75	70.87	689
700 - 719	15.87	18.30	18.38	14.81	17.33	599,553	75.06	26.34	709
720 - 739	13.72	15.25	18.81	17.73	16.47	573,358	72.95	30.63	730
740 - 759	20.11	17.55	18.71	21.14	18.78	609,075	72.16	29.16	749

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 4 of 10

Credit Score
FICO SCORE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
760 - 779	15.46	16.42	18.32	19.73	17.58	630,282	72.68	29.17	769
780 - 799	12.33	12.64	13.57	11.95	12.58	601,952	71.80	32.60	788
800 - 819	7.70	4.86	1.22	4.92	4.35	567,707	68.22	17.37	806
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Original Term
STATED ORIGINAL TERM	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
120 - 179	0.00	0.01	0.00	0.00	0.00	47,723	19.43	0.00	760
360 +	100.00	99.99	100.00	100.00	100.00	586,113	73.11	35.15	741
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Remaining Term
STATED REM TERM	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
61 - 120	0.00	0.01	0.00	0.00	0.00	47,723	19.43	0.00	760
301 - 360	100.00	99.99	100.00	100.00	100.00	586,113	73.11	35.15	741
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

State
STATE1	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Alabama	0.78	0.18	0.00	0.25	0.19	571,043	76.43	77.45	702
Arizona	7.25	2.28	1.54	2.18	2.36	583,820	72.76	40.64	736
Arkansas	0.00	0.27	0.00	0.00	0.14	415,397	78.37	37.55	721
California	26.17	54.39	49.85	65.85	55.12	608,038	73.27	31.30	740
Colorado	4.95	1.96	1.25	2.94	2.23	586,898	70.23	33.30	752
Connecticut	3.17	1.32	1.62	0.38	1.22	807,402	63.83	60.68	732
District of Columbia	0.00	0.36	0.00	0.31	0.27	635,812	72.24	29.50	728
Florida	9.44	7.17	4.51	6.59	6.65	512,408	70.08	28.80	744
Georgia	1.31	0.87	0.52	0.22	0.66	435,920	74.75	38.34	734
Hawaii	2.32	0.88	2.02	1.38	1.28	724,668	72.70	27.06	751
Idaho	0.00	0.16	0.42	0.38	0.26	437,549	69.63	24.94	772
Illinois	5.52	1.56	3.28	2.03	2.19	603,268	74.12	37.18	730
Indiana	0.00	0.34	0.00	0.00	0.18	523,790	78.75	0.00	762
Kansas	0.64	0.09	0.40	0.00	0.15	257,390	73.23	28.43	756
Kentucky	0.00	0.08	0.00	0.00	0.04	463,200	80.00	100.00	718
Maine	0.00	0.00	0.00	0.30	0.08	899,971	52.94	100.00	750
Maryland	2.56	3.67	0.94	2.24	2.76	519,089	76.02	48.85	736
Massachusetts	0.87	2.11	5.27	0.26	2.11	612,250	75.41	50.30	751
Michigan	4.38	0.45	0.56	0.22	0.60	596,542	71.20	42.91	746

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 5 of 10

State
STATE1	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Minnesota	0.00	0.65	0.41	0.43	0.52	563,826	72.81	57.62	747
Mississippi	0.00	0.05	0.00	0.00	0.03	314,121	80.00	100.00	716
Missouri	3.31	0.23	0.00	0.06	0.29	434,999	77.10	34.13	739
Nevada	3.41	3.32	5.82	0.94	3.18	539,325	76.10	29.11	741
New Jersey	1.91	1.49	6.24	1.77	2.45	646,207	72.89	45.96	744
New Mexico	1.13	0.43	0.23	0.00	0.32	422,709	67.21	36.46	751
New York	3.20	1.97	3.13	0.97	1.99	814,390	72.34	48.75	746
North Carolina	1.14	0.42	1.19	0.84	0.70	490,313	74.57	55.66	745
Ohio	0.15	0.32	0.00	0.30	0.25	592,573	77.76	100.00	758
Oklahoma	0.00	0.00	0.12	0.00	0.02	259,182	80.00	0.00	757
Oregon	0.00	0.79	1.87	0.19	0.80	525,284	68.81	58.10	749
Pennsylvania	1.61	0.71	0.00	0.15	0.48	475,789	76.34	44.16	723
Rhode Island	0.00	0.17	0.00	0.21	0.14	551,892	58.85	100.00	738
South Carolina	1.81	0.49	0.89	1.23	0.81	508,718	70.19	38.56	715
Tennessee	0.00	0.47	0.37	0.71	0.49	583,361	75.08	76.12	747
Texas	1.84	0.82	0.92	1.67	1.10	466,519	73.83	23.15	747
Utah	1.52	1.58	0.59	0.04	1.01	745,968	69.81	32.29	760
Vermont	0.00	0.03	0.00	0.00	0.02	201,400	79.92	0.00	754
Virginia	7.70	4.99	3.05	3.40	4.37	557,127	75.36	37.98	738
Washington	0.00	2.32	2.99	1.55	2.14	508,119	74.78	34.01	736
Wisconsin	0.98	0.42	0.00	0.00	0.26	620,777	77.50	83.39	738
Wyoming	0.92	0.20	0.00	0.00	0.15	578,333	70.56	37.46	701
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Loan Purpose
LOAN PURP	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Cash Out Refinance	24.65	18.37	21.31	22.77	20.30	569,662	66.85	60.29	733
Purchase	50.57	67.59	60.97	60.20	63.73	582,728	76.35	30.42	744
Rate/Term Refinance	24.78	14.04	17.73	17.03	15.97	621,569	68.16	22.05	738
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Occupancy
OCCTYPE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Investor	0.65	0.96	0.32	0.39	0.68	208,113	71.36	14.68	749
Owner Occupied	86.26	89.60	88.75	90.74	89.56	590,921	73.14	34.13	740
Second Home	13.09	9.44	10.93	8.87	9.75	615,657	72.97	45.91	748
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 6 of 10

Property Type
PROPTYPE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
2-4 Family	2.60	1.90	1.40	1.54	1.74	382,174	71.88	10.99	735
CO-OP	0.00	0.00	0.96	0.36	0.27	526,535	70.87	47.61	748
Condominium	5.04	11.67	9.86	12.00	11.11	495,944	76.01	32.76	740
PUD	34.76	31.94	29.64	32.41	31.80	606,856	73.77	31.60	742
Single Family	57.31	54.40	58.14	53.55	54.98	608,759	72.18	38.39	740
Townhouse	0.29	0.09	0.00	0.15	0.10	192,471	81.28	30.55	736
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Documentation Code
DOCTYPE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
Full/Alternative	31.66	34.99	39.12	33.14	35.15	619,832	72.90	100.00	729
Limited	0.00	0.20	0.00	0.00	0.10	1,246,250	75.00	0.00	680
No Documentation	0.00	0.08	0.00	0.00	0.04	503,450	80.00	0.00	713
Prefered	45.74	53.38	57.87	52.40	53.58	612,067	74.06	0.00	750
Stated Income	17.13	8.37	1.78	13.50	8.87	485,006	68.12	0.00	731
Stated/Stated	5.48	2.68	1.23	0.96	2.11	266,819	72.96	0.00	746
Unknown	0.00	0.29	0.00	0.00	0.15	1,765,200	80.00	0.00	708
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Interest Only
IO FLAG IO PERIOD	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
N	22.00	18.52	17.24	10.44	16.41	513,836	72.24	34.17	743
0.000	22.00	18.52	17.24	10.44	16.41	513,836	72.24	34.17	743
Y	78.00	81.48	82.76	89.56	83.59	602,418	73.28	35.34	740
36	78.00	0.00	0.00	0.00	3.76	572,059	72.20	31.29	738
60	0.00	78.65	0.00	0.00	40.52	582,910	74.55	35.71	740
84	0.00	0.00	77.45	0.00	14.13	625,721	74.42	39.18	739
120	0.00	2.83	5.31	89.56	25.19	628,085	70.76	33.19	742
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Index Type
INDEX	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
1 YR CMT	0.78	2.28	1.34	0.17	1.50	445,814	74.61	73.01	687
1 YR Libor	99.22	97.72	98.66	99.83	98.50	588,668	73.09	34.57	741
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 7 of 10

Months to Roll
ROLL	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
24 - 26	0.79	0.00	0.00	0.00	0.04	225,800	61.61	0.00	732
27 - 29	3.39	0.05	0.00	0.00	0.19	450,896	75.91	33.85	701
30 - 32	25.36	0.00	0.00	0.00	1.22	483,388	70.90	33.57	742
33 - 35	70.47	0.00	0.00	0.00	3.40	592,696	74.12	31.74	743
36 - 38	0.00	0.05	0.00	0.00	0.03	332,961	90.00	100.00	639
42 - 44	0.00	0.08	0.00	0.00	0.04	486,000	62.31	0.00	705
45 - 47	0.00	0.26	0.00	0.00	0.13	312,755	81.49	31.91	684
48 - 50	0.00	0.31	0.00	0.00	0.16	315,804	69.02	39.18	733
51 - 53	0.00	2.32	0.00	0.00	1.20	405,575	77.76	51.68	698
54 - 56	0.00	9.65	0.00	0.00	4.97	483,946	72.85	38.00	733
57 - 59	0.00	62.34	0.00	0.00	32.10	557,060	73.96	34.48	741
60 - 62	0.00	24.94	0.00	0.00	12.86	630,745	74.68	33.49	742
72 - 74	0.00	0.00	0.41	0.00	0.08	900,000	67.16	100.00	750
75 - 77	0.00	0.00	0.22	0.00	0.04	472,950	36.65	100.00	765
78 - 80	0.00	0.00	4.59	0.00	0.84	585,703	72.15	66.96	730
81 - 83	0.00	0.00	49.17	0.00	8.95	596,925	73.99	36.96	743
84 - 86	0.00	0.00	45.61	0.00	8.35	619,225	74.24	37.98	738
108 - 110	0.00	0.00	0.00	0.11	0.03	344,000	70.93	0.00	724
111 - 113	0.00	0.00	0.00	0.33	0.08	496,500	67.71	47.13	680
114 - 116	0.00	0.00	0.00	11.70	2.97	720,119	68.04	34.96	727
117 - 119	0.00	0.00	0.00	32.55	8.27	594,874	70.40	31.65	744
120 - 122	0.00	0.00	0.00	55.31	14.05	664,529	71.01	33.62	749
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Gross Margin
MARGIN	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
2.250 - 2.499	98.35	96.10	97.01	98.51	96.99	584,638	73.08	34.06	742
2.750 - 2.999	0.78	3.84	2.99	1.49	2.94	646,856	74.07	69.25	712
3.000 - 3.249	0.00	0.06	0.00	0.00	0.03	172,743	74.29	100.00	694
3.250 +	0.87	0.00	0.00	0.00	0.04	498,344	78.74	100.00	782
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Max Rate
MAX RATE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
9.000 - 9.499	0.00	0.17	0.00	0.00	0.09	527,802	85.07	100.00	671
9.500 - 9.999	0.00	0.79	0.00	0.05	0.42	497,046	61.20	65.66	723
10.000 - 10.499	0.00	6.26	1.69	0.44	3.65	570,314	72.20	60.88	728
10.500 - 10.999	0.00	25.39	11.55	11.24	18.06	562,551	72.23	40.18	745
11.000 - 11.499	2.35	42.35	55.88	58.83	47.09	598,457	72.83	34.04	743
11.500 - 11.999	18.76	21.57	27.51	28.44	24.23	583,457	73.89	30.44	737
12.000 - 12.499	43.01	2.64	3.11	0.70	4.18	597,931	75.52	29.91	742

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 8 of 10

Max Rate
MAX RATE	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
12.500 - 12.999	29.37	0.71	0.26	0.13	1.86	539,045	76.05	26.20	733
13.000 - 13.499	5.18	0.12	0.00	0.15	0.35	824,984	77.04	44.61	722
13.500 - 13.999	1.34	0.00	0.00	0.00	0.06	768,000	80.00	0.00	760
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Prepay
PREPAY PPY TERM	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
No_PP	88.80	80.61	81.50	59.10	75.68	574,710	73.44	35.66	740
0.000	88.80	80.61	81.50	59.10	75.68	574,710	73.44	35.66	740
Prepay	11.20	19.39	18.50	40.90	24.32	623,447	72.10	33.56	744
36	3.98	2.30	2.18	7.29	3.63	673,084	70.45	34.14	746
60	3.50	2.51	1.18	3.72	2.62	576,684	71.21	27.25	739
5.000	0.00	0.07	0.00	0.00	0.04	438,200	79.99	100.00	674
12.000	3.72	14.51	15.15	29.90	18.03	622,091	72.54	34.22	744
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Originator
ORIGINATOR	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE
BANKOFAMERICA	32.64	13.99	4.89	17.48	14.09
COUNTRYWIDE	67.36	82.61	93.46	81.37	83.57
GMAC	0.00	1.15	1.65	1.16	1.19
WELLSFARGO	0.00	2.25	0.00	0.00	1.16
TOTAL	100.00	100.00	100.00	100.00	100.00

Servicers
SERVICER NAME	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE
BANKOFAMERICA	32.64	13.99	4.89	17.48	14.09
COUNTRYWIDE	67.36	82.61	93.46	81.37	83.57
GMAC	0.00	1.15	1.65	1.16	1.19
WELLSFARGO	0.00	2.25	0.00	0.00	1.16
TOTAL	100.00	100.00	100.00	100.00	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 9 of 10

Index and Caps
INIT RATE CAP	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
2.000	100.00	0.18	0.21	0.00	4.95	544,037	73.30	32.71	743
5.000	0.00	99.82	99.79	100.00	95.05	588,202	73.10	35.27	741
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

Caps
PER RATE CAP	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
2.000	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

CLTV
SIM SECOND COMBO LTV	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
N	69.97	58.85	62.86	66.68	62.08	611,948	71.05	35.31	744
5.00 - 9.99	0.00	0.25	0.00	0.00	0.13	1,500,000	9.84	100.00	795
15.00 - 19.99	0.00	0.26	0.00	0.18	0.18	429,467	18.21	0.00	746
20.00 - 24.99	0.00	0.20	0.24	0.60	0.30	593,833	21.72	70.17	780
25.00 - 29.99	0.00	0.64	0.00	0.58	0.48	708,772	27.34	63.46	748
30.00 - 34.99	0.00	0.00	0.76	0.48	0.26	442,422	32.68	30.68	738
35.00 - 39.99	0.36	0.11	0.47	1.87	0.63	627,591	38.08	33.40	772
40.00 - 44.99	1.75	0.67	0.56	1.43	0.90	711,016	42.01	27.28	754
45.00 - 49.99	1.17	1.21	0.46	2.21	1.33	655,781	47.46	57.41	750
50.00 - 54.99	3.90	2.25	1.33	2.95	2.34	617,376	52.27	22.78	748
55.00 - 59.99	0.77	1.97	2.73	5.71	3.00	685,542	57.07	36.16	748
60.00 - 64.99	5.09	3.24	3.26	4.63	3.65	619,685	62.18	30.63	748
65.00 - 69.99	4.38	5.67	9.11	7.96	6.78	665,082	67.86	37.62	748
70.00 - 74.99	9.98	9.13	8.29	10.17	9.29	656,029	72.17	44.60	744
75.00 - 79.99	13.33	12.44	11.60	11.31	12.05	622,064	77.26	39.90	742
80.00 - 84.99	25.68	19.52	22.97	16.45	19.69	578,338	80.00	25.33	742
85.00 - 89.99	1.96	0.44	0.20	0.00	0.36	423,515	87.50	69.80	699
90.00 - 94.99	0.53	0.70	0.88	0.13	0.58	329,666	90.05	73.30	713
95.00 - 99.99	1.08	0.14	0.00	0.00	0.13	299,172	95.00	58.61	742
Y	30.03	41.15	37.14	33.32	37.92	547,617	76.48	34.88	735
35.00 - 39.99	0.00	0.00	0.14	0.00	0.03	298,906	23.53	0.00	795
45.00 - 49.99	1.75	0.03	0.00	0.43	0.21	621,676	35.75	25.33	766
50.00 - 54.99	0.00	0.02	0.00	0.30	0.09	505,083	51.10	89.09	751
55.00 - 59.99	1.59	0.12	0.00	0.00	0.14	555,307	48.32	0.00	750
60.00 - 64.99	0.00	0.30	0.45	0.25	0.30	712,484	50.27	27.51	769
65.00 - 69.99	0.00	0.54	0.78	0.57	0.57	671,070	58.29	7.62	728
70.00 - 74.99	0.00	0.86	0.46	1.22	0.83	707,061	60.03	14.49	739
75.00 - 79.99	0.00	0.78	2.75	0.88	1.13	639,000	65.66	37.68	741
80.00 - 84.99	2.19	2.48	3.02	3.72	2.88	684,383	71.98	39.21	741
85.00 - 89.99	6.25	6.07	6.20	6.79	6.29	583,289	77.85	18.45	737

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2	May 24, 2006 10:34AM EDT Page 10 of 10

CLTV
SIM SECOND COMBO LTV	Pct of overall GROUP1	Pct of overall GROUP2	Pct of overall GROUP3	Pct of overall GROUP4	Pct of overall CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg LOAN TO VALUE	% Full Doc	Wtd Avg FICO SCORE
90.00 - 94.99	11.08	19.85	17.24	13.92	17.46	590,567	78.68	15.48	741
95.00 - 99.99	5.55	3.48	3.97	2.42	3.40	469,686	79.67	93.18	709
100.00 - 104.99	1.62	6.61	2.13	2.83	4.59	370,928	79.79	92.78	717
TOTAL	100.00	100.00	100.00	100.00	100.00	585,847	73.11	35.15	741

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

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Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 1	May 16, 2006 05:04PM EDT Page 1 of 7

BSARM 2006-2
HYBRIDS	Percent	GWAC	NWAC	Min GWAC	Max GWAC	Avg Balance	Orig Term	Age	Rem Term	LTV	Wtd Avg COMBO LTV	FICO	Gross Margin	WA Roll	Initial Rate Cap	Periodic Rate Cap	Maximum Rate	Net Margin	Total CURRENT BALANCE
E. 3 Year Hybrid	100.00	6.340	6.049	5.125	7.500	550,321.07	360	3	357	73.10	77.24	742	2.262	33	2.000	2.000	12.340	1.971	59,984,996.98
TOTAL	100.00	6.340	6.049	5.125	7.500	550,321.07	360	3	357	73.10	77.24	742	2.262	33	2.000	2.000	12.340	1.971	59,984,996.98

Current Balance
CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
50,001.00 - 100,000.99	84,000	721	80.00	42.40	0.14
100,001.00 - 150,000.99	125,485	751	73.81	37.90	1.05
150,001.00 - 200,000.99	173,944	718	88.41	34.79	1.45
200,001.00 - 250,000.00	232,749	739	71.28	37.76	3.10
250,000.01 - 300,000.00	289,407	696	63.85	32.50	0.48
350,000.01 - 400,000.00	371,296	787	80.00	38.90	0.62
400,000.01 - 450,000.00	429,574	720	72.22	41.98	6.45
450,000.01 - 500,000.00	485,892	752	73.66	38.08	13.77
500,000.01 - 550,000.00	530,870	731	72.39	42.46	11.51
550,000.01 - 600,000.00	578,121	739	77.60	41.65	7.71
600,000.01 - 650,000.00	628,923	756	76.05	37.59	15.73
650,000.01 - 700,000.00	676,692	752	73.46	45.50	5.64
700,000.01 - 750,000.00	733,435	755	72.47	43.14	4.89
750,000.01 - 800,000.00	779,497	763	78.55	45.68	5.20
800,000.01 - 850,000.00	825,000	757	75.00	48.78	1.38
850,000.01 - 900,000.00	867,834	753	79.74	48.75	4.34
900,000.01 - 950,000.00	918,780	752	65.91	39.79	4.60
950,000.01 - 1,000,000.00	996,266	743	55.07	31.72	6.64
1,000,000.01 - 1,500,000.00	1,349,621	665	64.29	37.76	2.25
1,500,000.01 - 2,000,000.00	1,840,000	685	80.00	15.83	3.07
TOTAL	550,321	742	73.10	39.60	100.00

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.125 - 5.249	165,225	740	90.00	35.70	0.28
5.375 - 5.499	393,306	754	75.55	45.02	1.97
5.500 - 5.624	192,887	743	65.65	31.29	0.96
5.625 - 5.749	470,988	794	79.99	50.96	0.79
5.750 - 5.874	676,971	759	58.90	41.90	4.51
5.875 - 5.999	464,954	734	70.37	38.94	11.63
6.000 - 6.124	677,675	764	79.50	44.64	3.39
6.125 - 6.249	521,301	754	73.10	37.33	10.43
6.250 - 6.374	608,224	752	72.38	43.09	19.27
6.375 - 6.499	584,661	740	72.05	41.72	8.77
6.500 - 6.624	496,788	741	77.19	43.17	12.42
6.625 - 6.749	622,500	712	73.11	31.62	4.15
6.750 - 6.874	541,625	749	75.55	34.28	9.03
6.875 - 6.999	840,992	703	71.60	41.06	4.21
7.000 - 7.124	107,112	706	80.00	35.20	0.18

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 1	May 16, 2006 05:04PM EDT Page 2 of 7

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
7.125 - 7.249	1,170,000	699	76.67	18.59	3.90
7.250 - 7.374	560,500	764	69.12	40.16	1.87
7.375 - 7.499	584,000	703	80.00	50.79	0.97
7.500 - 7.624	768,000	760	80.00	46.43	1.28
TOTAL	550,321	742	73.10	39.60	100.00

Current Net Coupon
CURRENT NET COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
4.750 - 4.874	165,225	740	90.00	35.70	0.28
5.000 - 5.124	124,719	731	37.89	32.20	0.21
5.125 - 5.249	326,772	752	74.92	41.13	2.72
5.375 - 5.499	470,988	794	79.99	50.96	0.79
5.500 - 5.624	465,813	752	56.55	34.10	7.77
5.625 - 5.749	527,182	735	77.14	44.76	8.79
5.750 - 5.874	554,348	759	78.18	41.91	6.47
5.875 - 5.999	567,600	748	68.63	38.30	14.19
6.000 - 6.124	625,410	748	73.63	42.14	15.64
6.125 - 6.249	456,577	745	77.69	45.68	6.85
6.250 - 6.374	578,934	739	75.14	40.99	12.55
6.375 - 6.499	517,007	738	78.81	32.99	6.90
6.500 - 6.624	803,964	720	69.32	37.92	6.70
6.625 - 6.749	426,822	743	80.00	44.04	2.13
6.750 - 6.874	1,840,000	685	80.00	15.83	3.07
6.875 - 6.999	500,000	751	64.43	28.76	0.83
7.000 - 7.124	560,500	764	69.12	40.16	1.87
7.125 - 7.249	584,000	703	80.00	50.79	0.97
7.250 - 7.374	768,000	760	80.00	46.43	1.28
TOTAL	550,321	742	73.10	39.60	100.00

Original Loan to Value
LOAN TO VALUE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
30.01 - 35.00	1,000,000	735	30.30	31.42	1.67
35.01 - 40.00	443,573	743	39.75	16.28	2.22
45.01 - 50.00	657,373	748	48.96	43.90	4.38
50.01 - 55.00	420,125	761	52.23	36.86	2.80
55.01 - 60.00	438,800	742	56.77	34.39	0.73
60.01 - 65.00	652,338	701	63.87	33.20	6.53
65.01 - 70.00	579,704	736	68.11	34.94	9.66
70.01 - 75.00	604,118	743	73.72	42.93	14.10
75.01 - 80.00	554,142	749	79.69	41.57	54.50
85.01 - 90.00	355,518	729	89.94	35.46	2.37
90.01 - 95.00	206,763	699	95.00	39.59	1.03
TOTAL	550,321	742	73.10	39.60	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 1	May 16, 2006 05:04PM EDT Page 3 of 7

Credit Score
FICO SCORE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
660 - 679	582,656	666	71.85	39.82	4.86
680 - 699	555,960	688	76.99	31.10	9.27
700 - 719	540,652	711	74.71	40.16	17.12
720 - 739	523,165	730	66.27	35.81	13.08
740 - 759	545,837	748	68.71	37.13	20.02
760 - 779	589,683	770	77.47	46.97	14.75
780 - 799	539,431	786	74.64	44.89	12.59
800 - 819	554,062	804	77.47	38.58	8.31
TOTAL	550,321	742	73.10	39.60	100.00

Original Term
STATED ORIGINAL TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
360 +	550,321	742	73.10	39.60	100.00
TOTAL	550,321	742	73.10	39.60	100.00

Remaining Term
STATED REM TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
301 - 360	550,321	742	73.10	39.60	100.00
TOTAL	550,321	742	73.10	39.60	100.00

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Alabama	447,213	687	67.16	39.60	0.75
Arizona	691,167	734	75.69	35.21	6.91
California	618,896	738	73.67	41.21	25.79
Colorado	487,511	769	70.96	32.83	5.69
Connecticut	605,000	710	48.09	34.93	3.03
Florida	385,964	754	70.89	36.89	9.01
Georgia	750,000	725	62.50	24.18	1.25
Hawaii	665,000	788	77.21	43.72	2.22
Illinois	605,957	722	74.02	38.32	7.07
Iowa	107,112	706	80.00	35.20	0.18
Kansas	184,280	718	80.00	36.35	0.61
Maryland	488,964	729	75.69	41.56	2.45
Massachusetts	500,000	735	69.93	32.21	0.83
Michigan	626,730	764	70.03	40.47	4.18
Missouri	946,202	743	74.67	37.57	3.15
Nevada	975,935	681	69.13	40.07	3.25
New Jersey	546,437	767	85.68	47.09	1.82

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 1	May 16, 2006 05:04PM EDT Page 4 of 7

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
New Mexico	644,000	726	67.79	39.95	1.07
New York	610,212	750	82.68	40.05	3.05
North Carolina	326,450	757	76.16	41.81	1.09
Ohio	84,000	721	80.00	42.40	0.14
Pennsylvania	461,040	761	71.95	45.49	1.54
South Carolina	344,533	720	67.88	36.93	1.72
Texas	525,494	754	80.00	39.58	1.75
Utah	870,673	771	79.23	54.86	1.45
Virginia	545,012	759	76.79	43.59	8.18
Wisconsin	560,000	798	80.00	46.51	0.93
Wyoming	525,000	712	63.64	46.70	0.88
TOTAL	550,321	742	73.10	39.60	100.00

Loan Purpose
LOAN PURP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Cash Out Refinance	561,742	724	68.25	35.97	24.35
Purchase	519,299	754	78.94	40.81	50.21
Rate/Term Refinance	610,416	738	66.24	40.68	25.44
TOTAL	550,321	742	73.10	39.60	100.00

Occupancy
OCCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Investor	185,613	741	62.08	31.43	0.62
Owner Occupied	572,807	742	72.74	39.89	86.90
Second Home	468,023	748	76.15	37.96	12.48
TOTAL	550,321	742	73.10	39.60	100.00

Property Type
PROPTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2-4 Family	371,277	732	73.80	43.60	2.48
Condominium	338,517	745	75.01	37.35	5.64
PUD	582,580	741	73.05	42.69	33.99
Single Family	585,749	744	72.84	37.84	57.61
Townhouse	165,225	740	90.00	35.70	0.28
TOTAL	550,321	742	73.10	39.60	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 1	May 16, 2006 05:04PM EDT Page 5 of 7

Documentation Code
DOCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Full/Alternative	552,079	725	75.34	38.01	30.37
Prefered	630,779	754	74.37	44.19	46.27
Stated Income	543,856	747	64.85	33.24	18.13
Stated/Stated	261,247	723	77.50	30.14	5.23
TOTAL	550,321	742	73.10	39.60	100.00

Interest Only
IO FLAG IO PERIOD	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	471,409	757	76.19	43.79	22.00
0.000	471,409	757	76.19	43.79	22.00
Y	577,599	738	72.23	38.41	78.00
36	577,599	738	72.23	38.41	78.00
TOTAL	550,321	742	73.10	39.60	100.00

Index Type
INDEX	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1 YR CMT	447,213	687	67.16	39.60	0.75
1 YR Libor	551,276	743	73.15	39.60	99.25
TOTAL	550,321	742	73.10	39.60	100.00

Months to Roll
ROLL	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg CURRENT NET COUPON
24 - 26	225,800	732	61.61	29.63	0.75	5.500	5.125
27 - 29	484,663	718	76.98	31.54	3.23	5.941	5.659
30 - 32	502,858	744	71.03	38.20	25.99	6.308	5.996
33 - 35	583,419	743	73.82	40.59	70.03	6.379	6.096
TOTAL	550,321	742	73.10	39.60	100.00	6.340	6.049

Gross Margin
MARGIN	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.250 - 2.499	551,763	742	73.10	39.53	98.42
2.750 - 2.999	447,213	687	67.16	39.60	0.75
3.250 +	499,094	782	78.74	47.70	0.83
TOTAL	550,321	742	73.10	39.60	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 1	May 16, 2006 05:04PM EDT Page 6 of 7

Max Rate
MAX RATE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
11.000 - 11.499	336,286	753	77.32	43.87	2.24
11.500 - 11.999	466,602	744	67.64	39.80	17.89
12.000 - 12.499	583,880	751	73.06	41.49	41.86
12.500 - 12.999	558,783	734	75.34	38.57	29.81
13.000 - 13.499	692,019	717	75.19	29.37	6.92
13.500 - 13.999	768,000	760	80.00	46.43	1.28
TOTAL	550,321	742	73.10	39.60	100.00

Prepay
PREPAY PPY TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
No_PP	541,218	742	73.71	39.05	89.32
0.000	541,218	742	73.71	39.05	89.32
Prepay	640,443	744	68.06	44.14	10.68
36	568,853	735	71.68	46.36	3.79
60	667,672	750	77.94	47.85	3.34
12.000	708,667	748	54.88	38.27	3.54
TOTAL	550,321	742	73.10	39.60	100.00

Index and Caps
INIT RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	550,321	742	73.10	6.340	39.60	100.00
TOTAL	550,321	742	73.10	6.340	39.60	100.00

Caps
PER RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	550,321	742	73.10	6.340	39.60	100.00
TOTAL	550,321	742	73.10	6.340	39.60	100.00

Silent Seconds
SIM SECOND	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	576,921	743	73.24	6.356	38.61	70.21
Y	496,382	740	72.78	6.303	41.93	29.79
TOTAL	550,321	742	73.10	6.340	39.60	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 1	May 16, 2006 05:04PM EDT Page 7 of 7

Servicer
SERVICER NAME	Pct of overall CURRENT BALANCE
BANKOFAMERICA	33.11
COUNTRYWIDE	66.89
TOTAL	100.00

Originator
ORIGINATOR	Pct of overall CURRENT BALANCE
BANKOFAMERICA	33.11
COUNTRYWIDE	66.89
TOTAL	100.00

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	576,921	743	73.24	38.61	70.21
35.01 - 40.00	603,000	744	39.95	14.63	2.01
45.01 - 50.00	573,164	754	49.86	39.61	2.87
50.01 - 55.00	420,125	761	52.23	36.86	2.80
55.01 - 60.00	438,800	742	56.77	34.39	0.73
60.01 - 65.00	652,338	701	63.87	33.20	6.53
65.01 - 70.00	569,092	746	68.26	34.12	5.69
70.01 - 75.00	583,365	740	73.39	43.24	9.73
75.01 - 80.00	643,114	751	79.57	40.68	36.45
85.01 - 90.00	355,518	729	89.94	35.46	2.37
90.01 - 95.00	206,763	699	95.00	39.59	1.03
Y	496,382	740	72.78	41.93	29.79
45.01 - 50.00	1,000,000	735	30.30	31.42	1.67
55.01 - 60.00	910,000	735	47.27	52.00	1.52
75.01 - 80.00	625,000	762	71.54	31.14	2.08
80.01 - 85.00	584,000	703	80.00	50.79	0.97
85.01 - 90.00	583,300	739	76.74	42.77	16.53
90.01 - 95.00	413,888	730	80.00	43.84	2.76
95.01 +	255,409	753	77.44	41.23	4.26
TOTAL	550,321	742	73.10	39.60	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

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Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 1 of 9

BSARM 2006-2
HYBRIDS	Percent	GWAC	NWAC	Min GWAC	Max GWAC	Avg Balance	Orig Term	Age	Rem Term	LTV	Wtd Avg COMBO LTV	FICO	Gross Margin	WA Roll	Initial Rate Cap	Periodic Rate Cap	Maximum Rate	Net Margin	Total CURRENT BALANCE
F. 5 Year Hybrid	100.00	6.137	5.885	4.250	8.000	578,171.71	360	2	358	73.94	79.10	740	2.271	58	4.989	2.000	11.133	2.019	631,363,506.02
TOTAL	100.00	6.137	5.885	4.250	8.000	578,171.71	360	2	358	73.94	79.10	740	2.271	58	4.989	2.000	11.133	2.019	631,363,506.02

Current Balance
CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
- 50,000.99	43,997	750	86.26	36.34	0.02
50,001.00 - 100,000.99	71,459	710	75.26	32.94	0.15
100,001.00 - 150,000.99	130,647	736	70.99	34.87	0.70
150,001.00 - 200,000.99	179,833	742	76.08	33.69	1.08
200,001.00 - 250,000.00	223,276	723	78.23	35.82	1.03
250,000.01 - 300,000.00	276,721	739	70.82	37.24	0.88
300,000.01 - 350,000.00	324,683	719	78.92	32.16	1.13
350,000.01 - 400,000.00	375,596	732	74.56	38.98	0.83
400,000.01 - 450,000.00	432,695	733	76.09	40.07	7.68
450,000.01 - 500,000.00	472,764	739	75.54	36.64	14.30
500,000.01 - 550,000.00	524,484	733	75.75	39.78	13.21
550,000.01 - 600,000.00	577,398	737	75.74	37.48	9.88
600,000.01 - 650,000.00	628,950	746	75.27	39.44	10.06
650,000.01 - 700,000.00	673,464	741	76.25	35.05	5.12
700,000.01 - 750,000.00	722,140	748	76.64	38.15	4.92
750,000.01 - 800,000.00	774,464	716	74.66	40.43	2.94
800,000.01 - 850,000.00	824,200	722	75.42	36.43	1.96
850,000.01 - 900,000.00	880,677	758	71.04	36.68	1.67
900,000.01 - 950,000.00	919,765	738	78.98	37.16	2.33
950,000.01 - 1,000,000.00	992,524	742	70.77	40.04	5.66
1,000,000.01 - 1,500,000.00	1,255,093	741	62.33	30.30	5.37
1,500,000.01 - 2,000,000.00	1,674,600	751	63.89	31.12	3.98
2,000,000.01 - 2,500,000.00	2,110,100	795	75.00	0.00	1.00
2,500,000.01 - 3,000,000.00	2,877,778	759	69.01	0.00	4.10
TOTAL	578,172	740	73.94	37.50	100.00

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
4.250 - 4.374	527,827	671	85.07	44.31	0.17
4.500 - 4.624	460,000	707	80.00	24.77	0.07
4.750 - 4.874	700,000	790	50.00	23.32	0.11
4.875 - 4.999	503,508	712	64.30	16.86	0.72
5.000 - 5.124	422,353	701	77.20	39.65	1.00
5.125 - 5.249	616,227	716	78.12	33.29	1.76
5.250 - 5.374	670,064	738	69.05	36.50	2.23
5.375 - 5.499	669,232	739	69.74	31.74	2.01
5.500 - 5.624	545,529	738	73.00	36.42	3.11
5.625 - 5.749	584,591	745	72.00	33.18	3.15
5.750 - 5.874	577,035	753	71.60	36.25	5.94

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 2 of 9

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.875 - 5.999	552,417	742	73.10	37.72	13.56
6.000 - 6.124	583,450	745	75.08	38.96	11.83
6.125 - 6.249	523,137	740	75.50	36.52	8.45
6.250 - 6.374	573,663	739	74.99	38.36	11.63
6.375 - 6.499	584,053	740	75.39	38.39	7.96
6.500 - 6.624	541,692	735	74.92	40.98	9.18
6.625 - 6.749	505,808	738	73.60	36.99	4.17
6.750 - 6.874	685,119	737	68.07	38.31	4.34
6.875 - 6.999	707,767	739	76.44	39.12	4.71
7.000 - 7.124	597,827	734	79.49	39.14	0.95
7.125 - 7.249	350,687	754	80.00	28.06	0.17
7.250 - 7.374	1,337,153	750	72.30	28.81	2.12
7.500 - 7.624	517,005	723	80.00	39.64	0.25
7.625 - 7.749	526,505	726	78.48	44.75	0.25
8.000 - 8.124	564,800	724	80.00	47.83	0.18
TOTAL	578,172	740	73.94	37.50	100.00

Current Net Coupon
CURRENT NET COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
4.000 - 4.124	527,827	671	85.07	44.31	0.17
4.250 - 4.374	460,000	707	80.00	24.77	0.07
4.500 - 4.624	700,000	790	50.00	23.32	0.11
4.625 - 4.749	503,508	712	64.30	16.86	0.72
4.750 - 4.874	422,353	701	77.20	39.65	1.00
4.875 - 4.999	616,227	716	78.12	33.29	1.76
5.000 - 5.124	670,064	738	69.05	36.50	2.23
5.125 - 5.249	652,867	738	71.08	33.04	2.17
5.250 - 5.374	545,529	738	73.00	36.42	3.11
5.375 - 5.499	584,591	745	72.00	33.18	3.15
5.500 - 5.624	577,035	753	71.60	36.25	5.94
5.625 - 5.749	553,136	742	72.92	37.55	13.40
5.750 - 5.874	583,450	745	75.08	38.96	11.83
5.875 - 5.999	523,137	740	75.50	36.52	8.45
6.000 - 6.124	573,663	739	74.99	38.36	11.63
6.125 - 6.249	584,386	740	75.62	38.39	8.24
6.250 - 6.374	541,692	735	74.92	40.98	9.18
6.375 - 6.499	505,808	738	73.60	36.99	4.17
6.500 - 6.624	685,119	737	68.07	38.31	4.34
6.625 - 6.749	716,525	739	76.09	39.12	4.43
6.750 - 6.874	597,827	734	79.49	39.14	0.95
6.875 -6.999	350,687	754	80.00	28.06	0.17
7.000 - 7.124	1,337,153	750	72.30	28.81	2.12
7.250 - 7.374	517,005	723	80.00	39.64	0.25
7.375 - 7.499	526,505	726	78.48	44.75	0.25
7.750 - 7.874	564,800	724	80.00	47.83	0.18
TOTAL	578,172	740	73.94	37.50	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 3 of 9

Original Loan to Value
LOAN TO VALUE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.01 - 10.00	1,500,000	795	9.84	10.37	0.24
15.01 - 20.00	99,951	681	18.92	28.52	0.03
20.01 - 25.00	862,500	761	22.35	42.70	0.55
25.01 - 30.00	867,373	746	27.98	21.37	0.55
30.01 - 35.00	182,143	811	32.48	21.60	0.03
35.01 - 40.00	378,234	780	38.50	28.24	0.24
40.01 - 45.00	962,500	742	42.55	37.64	0.61
45.01 - 50.00	569,619	755	48.08	37.05	2.53
50.01 - 55.00	755,083	744	52.88	36.98	2.27
55.01 - 60.00	696,610	754	58.20	32.68	3.31
60.01 - 65.00	580,282	740	62.75	36.35	3.12
65.01 - 70.00	673,375	748	68.52	37.98	10.24
70.01 - 75.00	852,514	740	73.94	36.98	15.39
75.01 - 80.00	515,950	736	79.62	38.28	59.74
80.01 - 85.00	427,264	721	82.86	37.29	0.41
85.01 - 90.00	311,495	707	89.48	41.30	0.54
90.01 - 95.00	431,755	778	95.00	52.11	0.21
TOTAL	578,172	740	73.94	37.50	100.00

Credit Score
FICO SCORE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
580 - 599	317,300	595	69.38	32.23	0.05
620 - 639	470,216	631	74.88	37.01	0.67
640 - 659	396,829	645	73.74	34.59	0.44
660 - 679	490,049	671	76.01	39.21	5.90
680 - 699	501,811	689	75.68	38.93	8.50
700 - 719	580,551	708	75.91	37.98	16.92
720 - 739	528,260	729	75.28	40.15	13.55
740 - 759	658,624	750	73.28	38.70	18.78
760 - 779	647,318	769	71.97	35.42	17.84
780 - 799	580,929	789	72.18	33.33	13.07
800 - 819	540,435	808	72.11	36.72	4.28
TOTAL	578,172	740	73.94	37.50	100.00

Original Term
STATED ORIGINAL TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
120 - 179	50,032	760	19.43	1.93	0.01
360 +	578,656	740	73.95	37.51	99.99
TOTAL	578,172	740	73.94	37.50	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 4 of 9

Remaining Term
STATED REM TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
61 - 120	50,032	760	19.43	1.93	0.01
301 - 360	578,656	740	73.95	37.51	99.99
TOTAL	578,172	740	73.94	37.50	100.00

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Alabama	515,000	718	64.38	38.96	0.08
Arizona	489,742	729	76.72	39.26	2.33
Arkansas	220,944	678	80.57	42.38	0.10
California	600,238	739	74.14	38.50	52.76
Colorado	680,460	727	71.88	28.86	2.16
Connecticut	936,461	726	68.09	38.13	1.48
District of Columbia	717,257	682	72.33	40.53	0.34
Florida	524,272	749	69.03	35.83	7.64
Georgia	394,806	737	76.32	29.89	0.63
Hawaii	1,173,797	768	74.22	39.42	1.49
Idaho	366,123	762	72.37	32.92	0.12
Illinois	522,351	720	76.39	38.40	2.15
Indiana	542,584	752	79.03	43.98	0.43
Kansas	286,739	777	72.07	32.57	0.09
Kentucky	463,200	718	80.00	41.87	0.07
Maryland	467,718	732	77.29	40.79	3.04
Massachusetts	744,860	766	73.37	34.99	2.48
Michigan	556,000	734	72.81	19.86	0.18
Minnesota	425,450	736	76.76	40.75	0.40
Mississippi	314,121	716	80.00	14.00	0.05
Missouri	235,789	715	79.97	40.50	0.15
Nevada	459,978	738	77.46	36.50	2.99
New Jersey	543,254	742	68.03	32.95	1.55
New Mexico	380,161	773	64.67	34.76	0.42
New York	1,549,258	740	73.50	32.66	2.94
North Carolina	492,106	769	67.17	34.85	0.70
Ohio	628,019	748	78.72	38.96	0.80
Oregon	407,695	770	67.04	41.65	0.65
Pennsylvania	494,197	716	77.52	36.87	0.86
Rhode Island	513,100	722	68.30	42.99	0.16
South Carolina	316,527	707	70.28	33.06	0.30
Tennessee	343,442	716	75.89	44.19	0.33
Texas	386,332	732	75.95	33.20	0.86
Utah	786,833	773	71.67	40.34	2.49
Vermont	201,400	754	79.92	41.70	0.03
Virginia	510,984	736	78.06	36.19	4.29
Washington	494,465	725	77.60	36.80	1.96
Wisconsin	533,680	744	77.09	43.50	0.42
Wyoming	560,000	704	69.14	41.66	0.09
TOTAL	578,172	740	73.94	37.50	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 5 of 9

Loan Purpose
LOAN PURP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Cash Out Refinance	633,255	735	67.77	37.98	19.86
Purchase	560,214	741	76.85	37.94	66.73
Rate/Term Refinance	596,467	739	68.62	34.66	13.42
TOTAL	578,172	740	73.94	37.50	100.00

Occupancy
OCCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Investor	196,518	748	74.64	35.24	0.93
Owner Occupied	579,085	738	74.08	37.61	87.50
Second Home	676,116	754	72.86	36.70	11.57
TOTAL	578,172	740	73.94	37.50	100.00

Property Type
PROPTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2-4 Family	369,959	741	73.06	34.79	1.99
Condominium	465,172	736	76.04	38.21	11.05
PUD	614,612	742	75.30	38.59	31.44
Single Family	603,050	739	72.77	36.82	55.40
Townhouse	144,009	718	79.76	34.92	0.11
TOTAL	578,172	740	73.94	37.50	100.00

Documentation Code
DOCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Full/Alternative	638,366	729	72.75	38.40	38.62
Limited	1,246,250	680	75.00	28.27	0.20
No Documentation	503,725	713	80.00	0.00	0.08
Prefered	599,360	750	75.27	38.08	49.84
Stated Income	441,736	724	71.03	35.07	8.33
Stated/Stated	266,057	750	74.57	34.54	2.65
Unknown	1,765,200	708	80.00	29.23	0.28
TOTAL	578,172	740	73.94	37.50	100.00

Interest Only
IO FLAG IO PERIOD	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	491,705	740	72.82	35.29	19.00
0.000	491,705	740	72.82	35.29	19.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 6 of 9

Interest Only
IO FLAG IO PERIOD	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Y	603,051	740	74.21	38.07	81.00
60	604,620	741	74.11	38.02	77.66
120	568,672	721	76.40	40.28	3.33
TOTAL	578,172	740	73.94	37.50	100.00

Index Type
INDEX	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1 YR CMT	417,749	668	77.34	38.66	2.32
1 YR Libor	583,484	741	73.86	37.48	97.68
TOTAL	578,172	740	73.94	37.50	100.00

Months to Roll
ROLL	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg CURRENT NET COUPON
27 - 29	317,300	595	69.38	32.23	0.05	4.875	4.625
36 - 38	333,819	639	90.00	34.60	0.05	5.250	5.000
42 - 44	486,000	705	62.31	15.50	0.08	5.125	4.875
45 - 47	313,388	684	81.49	35.22	0.25	5.207	4.957
48 - 50	317,259	730	70.63	36.02	0.35	5.201	4.951
51 - 53	413,173	694	77.92	34.12	2.42	5.365	5.115
54 - 56	516,366	731	72.77	35.60	10.80	5.997	5.747
57 - 59	586,791	742	73.86	38.05	78.16	6.185	5.932
60 - 62	738,797	749	75.10	28.90	7.84	6.186	5.936
TOTAL	578,172	740	73.94	37.50	100.00	6.137	5.885

Gross Margin
MARGIN	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.250 - 2.499	578,014	742	73.91	37.61	95.85
2.750 - 2.999	590,659	696	74.87	35.18	4.12
3.000 - 3.249	193,957	742	60.31	35.54	0.03
TOTAL	578,172	740	73.94	37.50	100.00

Max Rate
MAX RATE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
9.000 - 9.499	527,827	671	85.07	44.31	0.17
9.500 - 9.999	517,415	721	63.81	19.78	0.90
10.000 - 10.499	605,934	728	72.37	34.16	7.10

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 7 of 9

Max Rate
MAX RATE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
10.500 - 10.999	562,184	745	72.67	36.62	26.09
11.000 - 11.499	566,279	741	75.28	38.11	39.55
11.500 - 11.999	587,718	737	73.59	39.18	22.25
12.000 - 12.499	858,473	745	74.90	34.11	3.26
12.500 - 12.999	521,755	724	79.23	42.22	0.50
13.000 - 13.499	564,800	724	80.00	47.83	0.18
TOTAL	578,172	740	73.94	37.50	100.00

Prepay
PREPAY PPY TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
No_PP	559,881	740	74.43	37.39	81.58
0.000	559,881	740	74.43	37.39	81.58
Prepay	676,008	739	71.78	38.22	18.42
36	824,230	743	67.82	35.09	2.35
60	689,292	737	70.71	39.98	2.95
5.000	438,200	674	79.99	44.59	0.07
12.000	653,874	739	72.69	38.30	13.05
TOTAL	578,172	740	73.94	37.50	100.00

Index and Caps
INIT RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	470,881	786	75.64	6.090	35.54	0.37
5.000	578,665	740	73.94	6.137	37.51	99.63
TOTAL	578,172	740	73.94	6.137	37.50	100.00

Caps
PER RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	578,172	740	73.94	6.137	37.50	100.00
TOTAL	578,172	740	73.94	6.137	37.50	100.00

Silent Seconds
SIM SECOND	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	627,333	746	71.65	6.156	36.06	60.21
Y	516,872	731	77.42	6.108	39.31	39.79
TOTAL	578,172	740	73.94	6.137	37.50	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 8 of 9

Servicer
SERVICER NAME	Pct of overall CURRENT BALANCE
BANKOFAMERICA	13.86
COUNTRYWIDE	82.47
GMAC	1.39
WELLSFARGO	2.28
TOTAL	100.00

Originator
ORIGINATOR	Pct of overall CURRENT BALANCE
BANKOFAMERICA	13.86
COUNTRYWIDE	82.47
GMAC	1.39
WELLSFARGO	2.28
TOTAL	100.00

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	627,333	746	71.65	36.06	60.21
5.01 - 10.00	1,500,000	795	9.84	10.37	0.24
15.01 - 20.00	99,951	681	18.92	28.52	0.03
20.01 - 25.00	862,500	761	22.35	42.70	0.55
25.01 - 30.00	867,373	746	27.98	21.37	0.55
35.01 - 40.00	439,583	782	40.00	0.00	0.14
40.01 - 45.00	962,500	742	42.55	37.64	0.61
45.01 - 50.00	600,716	756	47.84	34.17	1.81
50.01 - 55.00	821,793	746	52.97	35.26	2.08
55.01 - 60.00	724,838	758	58.43	32.23	2.76
60.01 - 65.00	513,955	750	62.79	35.46	2.20
65.01 - 70.00	673,575	751	68.53	37.42	9.39
70.01 - 75.00	888,222	746	73.80	36.32	11.11
75.01 - 80.00	551,426	742	79.39	36.73	27.60
80.01 - 85.00	427,264	721	82.86	37.29	0.41
85.01 - 90.00	311,495	707	89.48	41.30	0.54
90.01 - 95.00	431,755	778	95.00	52.11	0.21
Y	516,872	731	77.42	39.31	39.79
45.01 - 50.00	182,143	811	32.48	21.60	0.03
50.01 - 55.00	122,471	763	36.03	27.50	0.02
55.01 - 60.00	378,615	769	49.58	43.81	0.12
60.01 - 65.00	567,072	733	47.40	36.62	0.18
65.01 - 70.00	661,801	741	53.09	40.13	0.84
70.01 - 75.00	552,415	727	55.17	40.48	0.44
75.01 - 80.00	673,114	718	69.44	36.23	1.92
80.01 - 85.00	528,619	732	78.58	39.19	1.34
85.01 - 90.00	580,213	740	78.72	39.30	24.26
90.01 - 95.00	479,748	703	79.07	40.69	3.50

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 2	May 16, 2006 03:27PM EDT Page 9 of 9

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
95.01 +	366,901	714	79.86	39.55	7.15
TOTAL	578,172	740	73.94	37.50	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

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Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 3	May 17, 2006 06:25AM EDT Page 1 of 7

BSARM 2006-2
HYBRIDS	Percent	GWAC	NWAC	Min GWAC	Max GWAC	Avg Balance	Orig Term	Age	Rem Term	LTV	Wtd Avg COMBO LTV	FICO	Gross Margin	WA Roll	Initial Rate Cap	Periodic Rate Cap	Maximum Rate	Net Margin	Total CURRENT BALANCE
G. 7 Year Hybrid	100.00	6.342	6.092	5.250	7.500	631,041.74	360	1	359	72.76	76.15	742	2.267	83	5.000	2.000	11.232	2.017	214,554,191.66
TOTAL	100.00	6.342	6.092	5.250	7.500	631,041.74	360	1	359	72.76	76.15	742	2.267	83	5.000	2.000	11.232	2.017	214,554,191.66

Current Balance
CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
50,001.00 - 100,000.99	83,828	678	70.00	37.60	0.04
100,001.00 - 150,000.99	131,269	760	80.00	36.03	0.12
150,001.00 - 200,000.99	167,210	740	67.36	33.83	0.47
200,001.00 - 250,000.00	218,532	751	75.11	34.95	0.41
250,000.01 - 300,000.00	283,507	745	66.28	32.03	0.79
300,000.01 - 350,000.00	329,849	758	69.88	34.40	0.31
350,000.01 - 400,000.00	352,000	781	80.00	42.20	0.16
400,000.01 - 450,000.00	437,223	728	76.89	37.66	10.39
450,000.01 - 500,000.00	476,040	726	76.46	41.47	11.32
500,000.01 - 550,000.00	524,479	740	71.56	39.06	8.07
550,000.01 - 600,000.00	573,221	743	74.94	38.90	14.43
600,000.01 - 650,000.00	641,067	748	68.42	38.92	6.27
650,000.01 - 700,000.00	681,133	749	76.98	34.82	6.35
700,000.01 - 750,000.00	737,000	754	69.66	37.61	5.50
750,000.01 - 800,000.00	767,500	736	76.26	31.27	2.86
800,000.01 - 850,000.00	830,545	748	72.96	34.14	4.26
850,000.01 - 900,000.00	889,800	725	77.80	45.41	4.98
900,000.01 - 950,000.00	928,977	733	65.17	45.49	3.46
950,000.01 - 1,000,000.00	994,261	749	66.98	36.11	7.41
1,000,000.01 - 1,500,000.00	1,289,143	780	75.68	40.50	4.21
1,500,000.01 - 2,000,000.00	1,758,494	752	65.10	17.45	8.20
TOTAL	631,042	742	72.76	36.87	100.00

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.250 - 5.374	401,333	741	65.61	49.26	0.56
5.375 - 5.499	571,621	763	71.05	36.65	0.80
5.500 - 5.624	448,000	723	80.00	42.75	0.42
5.625 - 5.749	554,546	731	80.00	23.56	0.78
5.750 - 5.874	448,988	749	81.80	39.71	1.88
5.875 - 5.999	860,159	757	68.42	35.68	9.22
6.000 - 6.124	515,641	738	74.18	41.20	7.21
6.125 - 6.249	632,386	737	72.63	29.94	12.97
6.250 - 6.374	702,044	740	72.06	37.95	16.36
6.375 - 6.499	601,585	743	71.66	37.85	18.23
6.500 - 6.624	627,491	740	70.20	34.27	8.77
6.625 - 6.749	674,192	747	79.59	44.62	4.08
6.750 - 6.874	566,200	746	74.36	34.76	5.54
6.875 - 6.999	710,239	745	77.73	42.49	7.61

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 3	May 17, 2006 06:25AM EDT Page 2 of 7

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
7.000 - 7.124	509,571	728	74.69	42.45	1.66
7.125 - 7.249	479,859	715	74.50	41.73	1.57
7.250 - 7.374	225,824	733	68.48	34.60	0.11
7.500 - 7.624	797,487	747	65.91	25.08	2.23
TOTAL	631,042	742	72.76	36.87	100.00

Current Net Coupon
CURRENT NET COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.000 - 5.124	401,333	741	65.61	49.26	0.56
5.125 - 5.249	571,621	763	71.05	36.65	0.80
5.250 - 5.374	448,000	723	80.00	42.75	0.42
5.375 - 5.499	554,546	731	80.00	23.56	0.78
5.500 - 5.624	448,988	749	81.80	39.71	1.88
5.625 - 5.749	860,159	757	68.42	35.68	9.22
5.750 - 5.874	515,641	738	74.18	41.20	7.21
5.875 - 5.999	632,386	737	72.63	29.94	12.97
6.000 - 6.124	702,044	740	72.06	37.95	16.36
6.125 - 6.249	601,585	743	71.66	37.85	18.23
6.250 - 6.374	627,491	740	70.20	34.27	8.77
6.375 - 6.499	674,192	747	79.59	44.62	4.08
6.500 - 6.624	566,200	746	74.36	34.76	5.54
6.625 - 6.749	710,239	745	77.73	42.49	7.61
6.750 - 6.874	509,571	728	74.69	42.45	1.66
6.875 - 6.999	479,859	715	74.50	41.73	1.57
7.000 - 7.124	225,824	733	68.48	34.60	0.11
7.250 - 7.374	797,487	747	65.91	25.08	2.23
TOTAL	631,042	742	72.76	36.87	100.00

Original Loan to Value
LOAN TO VALUE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
20.01 - 25.00	445,152	810	21.03	24.94	0.62
30.01 - 35.00	420,939	696	32.16	40.65	0.59
40.01 - 45.00	883,333	733	42.17	37.53	1.24
45.01 - 50.00	650,000	747	49.63	30.23	1.82
50.01 - 55.00	650,000	700	54.17	39.57	1.21
55.01 - 60.00	977,000	762	56.96	27.82	6.83
60.01 - 65.00	603,215	748	61.01	42.64	5.90
65.01 - 70.00	738,521	739	68.56	32.95	14.46
70.01 - 75.00	743,471	749	73.67	37.27	11.44
75.01 - 80.00	573,988	739	79.41	38.59	54.58
85.01 - 90.00	472,917	767	90.00	36.41	1.32
TOTAL	631,042	742	72.76	36.87	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 3	May 17, 2006 06:25AM EDT Page 3 of 7

Credit Score
FICO SCORE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
640 - 659	182,818	659	34.53	39.40	0.09
660 - 679	546,860	668	75.89	44.66	4.08
680 - 699	493,636	691	78.22	40.63	5.52
700 - 719	613,539	709	72.74	39.08	18.02
720 - 739	611,902	728	72.63	34.51	18.54
740 - 759	672,157	750	71.93	36.68	17.86
760 - 779	702,104	770	71.79	34.50	20.94
780 - 799	653,709	790	74.18	37.27	14.02
800 - 819	507,400	808	49.53	35.94	0.95
TOTAL	631,042	742	72.76	36.87	100.00

Original Term
STATED ORIGINAL TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
360 +	631,042	742	72.76	36.87	100.00
TOTAL	631,042	742	72.76	36.87	100.00

Remaining Term
STATED REM TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
301 - 360	631,042	742	72.76	36.87	100.00
TOTAL	631,042	742	72.76	36.87	100.00

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Arizona	541,009	729	85.35	49.30	1.01
California	608,472	739	73.28	39.13	49.63
Colorado	907,954	765	61.07	37.66	1.69
Connecticut	1,510,000	777	57.21	16.55	3.52
Florida	377,322	745	71.58	46.32	2.29
Georgia	559,920	706	76.15	23.08	1.04
Hawaii	732,756	754	68.73	41.91	1.71
Idaho	441,910	788	80.00	42.88	0.41
Illinois	679,016	721	77.73	37.72	4.11
Kansas	147,811	765	80.00	32.19	0.14
Maryland	299,999	675	80.00	37.60	0.14
Massachusetts	666,035	751	76.04	36.74	5.28
Michigan	426,641	675	70.00	38.90	0.20
Nevada	612,638	754	72.09	43.26	6.57
New Jersey	988,900	754	69.69	23.64	9.22
New York	463,797	757	82.46	33.55	2.16
North Carolina	775,078	750	74.41	35.57	1.45

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 3	May 17, 2006 06:25AM EDT Page 4 of 7

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Oklahoma	259,729	757	80.00	49.00	0.12
Oregon	870,000	757	61.41	45.58	1.22
South Carolina	487,762	730	80.00	29.80	0.68
Texas	488,000	673	80.00	35.62	1.14
Utah	649,999	757	43.48	42.10	0.30
Virginia	625,429	719	73.11	43.19	2.04
Washington	497,250	733	77.08	35.30	3.94
TOTAL	631,042	742	72.76	36.87	100.00

Loan Purpose
LOAN PURP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Cash Out Refinance	559,655	733	67.34	38.61	22.69
Purchase	659,642	746	74.40	35.80	64.87
Rate/Term Refinance	635,234	741	74.09	39.33	12.44
TOTAL	631,042	742	72.76	36.87	100.00

Occupancy
OCCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Investor	229,242	769	50.45	26.13	0.32
Owner Occupied	645,968	740	72.48	36.55	89.12
Second Home	552,684	760	75.81	39.96	10.56
TOTAL	631,042	742	72.76	36.87	100.00

Property Type
PROPTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2-4 Family	197,018	769	57.62	23.89	0.55
CO-OP	463,797	757	82.46	33.55	2.16
Condominium	619,463	767	76.28	37.16	8.95
PUD	587,181	738	72.22	40.70	26.27
Single Family	675,946	740	72.27	35.44	62.06
TOTAL	631,042	742	72.76	36.87	100.00

Documentation Code
DOCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Full/Alternative	724,267	737	72.29	36.30	40.17
Prefered	611,504	747	73.45	37.51	57.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 3	May 17, 2006 06:25AM EDT Page 5 of 7

Documentation Code
DOCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Stated Income	377,150	709	63.18	35.40	1.58
Stated/Stated	222,603	762	68.15	28.16	1.25
TOTAL	631,042	742	72.76	36.87	100.00

Interest Only
IO FLAG IO PERIOD	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	560,387	743	71.55	38.82	18.54
0.000	560,387	743	71.55	38.82	18.54
Y	649,690	742	73.03	36.43	81.46
84	653,191	742	72.96	36.62	74.59
120	613,952	743	73.87	34.35	6.87
TOTAL	631,042	742	72.76	36.87	100.00

Index Type
INDEX	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1 YR CMT	907,954	765	61.07	37.66	1.69
1 YR Libor	627,745	742	72.96	36.86	98.31
TOTAL	631,042	742	72.76	36.87	100.00

Months to Roll
ROLL	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg CURRENT NET COUPON
78 - 80	586,217	730	72.15	35.38	4.64	6.206	5.956
81 - 83	631,939	743	73.13	37.07	93.96	6.346	6.096
84 - 86	750,000	758	50.00	28.91	1.40	6.469	6.219
TOTAL	631,042	742	72.76	36.87	100.00	6.342	6.092

Gross Margin
MARGIN	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.250 - 2.499	620,771	742	72.88	36.89	96.64
2.750 - 2.999	1,202,792	761	69.17	36.29	3.36
TOTAL	631,042	742	72.76	36.87	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 3	May 17, 2006 06:25AM EDT Page 6 of 7

Max Rate
MAX RATE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
10.000 - 10.499	527,286	754	67.82	43.18	2.46
10.500 - 10.999	733,121	753	71.93	34.04	18.79
11.000 - 11.499	623,057	737	71.72	36.32	54.30
11.500 - 11.999	605,774	746	76.09	39.48	23.43
12.000 - 12.499	433,765	700	78.47	43.76	1.01
TOTAL	631,042	742	72.76	36.87	100.00

Prepay
PREPAY PPY TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
No_PP	657,343	745	72.22	36.98	81.50
0.000	657,343	745	72.22	36.98	81.50
Prepay	536,499	731	75.13	36.40	18.50
36	527,000	742	56.29	35.86	1.47
60	496,800	801	80.00	47.34	0.46
12.000	538,565	728	76.67	36.15	16.57
TOTAL	631,042	742	72.76	36.87	100.00

Index and Caps
INIT RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.000	631,042	742	72.76	6.342	36.87	100.00
TOTAL	631,042	742	72.76	6.342	36.87	100.00

Caps
PER RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	631,042	742	72.76	6.342	36.87	100.00
TOTAL	631,042	742	72.76	6.342	36.87	100.00

Silent Seconds
SIM SECOND	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	652,785	743	71.84	6.364	35.82	73.32
Y	578,110	739	75.29	6.281	39.78	26.68
TOTAL	631,042	742	72.76	6.342	36.87	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 3	May 17, 2006 06:25AM EDT Page 7 of 7

Servicer
SERVICER NAME	Pct of overall CURRENT BALANCE
BANKOFAMERICA	4.95
COUNTRYWIDE	93.38
GMAC	1.67
TOTAL	100.00

Originator
ORIGINATOR	Pct of overall CURRENT BALANCE
BANKOFAMERICA	4.95
COUNTRYWIDE	93.38
GMAC	1.67
TOTAL	100.00

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	652,785	743	71.84	35.82	73.32
20.01 - 25.00	518,000	814	20.31	25.01	0.48
30.01 - 35.00	420,939	696	32.16	40.65	0.59
40.01 - 45.00	649,999	757	43.48	42.10	0.30
45.01 - 50.00	650,000	747	49.63	30.23	1.82
50.01 - 55.00	650,000	700	54.17	39.57	1.21
55.01 - 60.00	1,079,200	768	56.04	22.64	5.03
60.01 - 65.00	563,553	743	60.97	41.11	4.99
65.01 - 70.00	751,769	737	68.63	31.87	12.96
70.01 - 75.00	753,260	757	73.56	36.53	10.18
75.01 - 80.00	595,770	738	79.16	38.40	34.43
85.01 - 90.00	472,917	767	90.00	36.41	1.32
Y	578,110	739	75.29	39.78	26.68
35.01 - 40.00	299,456	795	23.53	24.70	0.14
60.01 - 65.00	980,000	777	61.25	50.98	0.91
65.01 - 70.00	1,000,000	748	59.35	42.61	0.93
70.01 - 75.00	1,000,000	784	66.67	42.00	0.93
75.01 - 80.00	1,000,000	725	41.75	36.04	0.93
85.01 - 90.00	581,031	740	78.23	38.93	18.14
90.01 - 95.00	466,398	706	80.00	39.89	1.74
95.01 +	420,880	724	79.55	41.74	2.94
TOTAL	631,042	742	72.76	36.87	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

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Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G3	May 24, 2006 10:37AM EDT Page 1 of 8

BSARM 2006-2
HYBRIDS	Percent	GWAC	NWAC	Min GWAC	Max GWAC	Avg Balance	Orig Term	Age	Rem Term	LTV	Wtd Avg COMBO LTV	FICO	Gross Margin	WA Roll	Initial Rate Cap	Periodic Rate Cap	Maximum Rate	Net Margin	Total CURRENT BALANCE
G. 7 Year Hybrid	100.00	6.310	6.060	5.000	7.500	606,886.68	360	2	359	73.91	78.47	740	2.265	83	4.994	2.000	11.310	2.015	216,658,543.71
TOTAL	100.00	6.310	6.060	5.000	7.500	606,886.68	360	2	359	73.91	78.47	740	2.265	83	4.994	2.000	11.310	2.015	216,658,543.71

Current Balance
CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
- 50,000.99	36,000	797	66.90	25.69	0.02
50,001.00 - 100,000.99	83,655	678	70.00	37.60	0.04
100,001.00 - 150,000.99	131,078	760	80.00	36.04	0.12
150,001.00 - 200,000.99	166,953	740	67.36	33.84	0.46
200,001.00 - 250,000.00	223,725	751	76.13	31.46	0.31
250,000.01 - 300,000.00	282,987	745	66.28	32.03	0.78
300,000.01 - 350,000.00	329,546	758	69.89	34.40	0.30
350,000.01 - 400,000.00	351,970	781	80.00	42.20	0.16
400,000.01 - 450,000.00	436,615	727	74.18	37.94	10.08
450,000.01 - 500,000.00	478,541	727	76.28	39.09	13.69
500,000.01 - 550,000.00	528,155	746	72.60	38.59	9.26
550,000.01 - 600,000.00	576,165	743	75.63	41.70	13.30
600,000.01 - 650,000.00	634,052	739	74.56	38.27	12.00
650,000.01 - 700,000.00	678,342	741	76.15	39.70	5.01
700,000.01 - 750,000.00	728,868	736	73.95	38.40	5.38
750,000.01 - 800,000.00	780,140	745	76.44	34.87	4.32
800,000.01 - 850,000.00	831,949	761	73.63	33.07	3.46
850,000.01 - 900,000.00	879,640	742	76.55	41.32	4.06
900,000.01 - 950,000.00	924,027	734	74.04	41.10	2.13
950,000.01 - 1,000,000.00	986,732	745	68.70	32.97	6.38
1,000,000.01 - 1,500,000.00	1,313,255	755	72.33	32.97	3.64
1,500,000.01 - 2,000,000.00	1,840,899	751	66.20	24.48	5.10
TOTAL	606,887	740	73.91	37.44	100.00

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.000 - 5.124	580,065	750	80.00	54.76	0.27
5.250 - 5.374	409,000	757	54.86	35.49	0.57
5.375 - 5.499	621,177	757	69.69	35.19	0.86
5.500 - 5.624	448,000	723	80.00	42.75	0.21
5.625 - 5.749	469,103	726	80.00	30.75	0.65
5.750 - 5.874	507,236	734	73.34	34.28	2.34
5.875 - 5.999	698,363	755	68.51	35.80	8.38
6.000 - 6.124	540,903	737	74.20	38.06	8.49
6.125 - 6.249	598,611	743	73.11	33.45	11.88
6.250 - 6.374	692,364	737	72.09	36.80	18.22
6.375 - 6.499	589,994	741	74.87	38.34	17.43
6.500 - 6.624	546,091	734	74.70	39.69	9.58
6.625 - 6.749	673,227	744	79.06	39.04	7.46

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G3	May 24, 2006 10:37AM EDT Page 2 of 8

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
6.750 - 6.874	572,307	727	75.58	38.05	5.55
6.875 - 6.999	686,117	752	75.92	40.25	4.75
7.000 - 7.124	488,300	722	77.40	39.53	1.13
7.125 - 7.249	622,140	727	80.00	43.04	1.15
7.250 - 7.374	458,989	718	74.99	34.73	0.64
7.375 - 7.499	455,000	720	70.00	40.89	0.21
7.500 - 7.624	566,400	734	80.00	47.61	0.26
TOTAL	606,887	740	73.91	37.44	100.00

Current Net Coupon
CURRENT NET COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
4.750 - 4.874	580,065	750	80.00	54.76	0.27
5.000 - 5.124	409,000	757	54.86	35.49	0.57
5.125 - 5.249	621,177	757	69.69	35.19	0.86
5.250 - 5.374	448,000	723	80.00	42.75	0.21
5.375 - 5.499	469,103	726	80.00	30.75	0.65
5.500 - 5.624	507,236	734	73.34	34.28	2.34
5.625 - 5.749	698,363	755	68.51	35.80	8.38
5.750 - 5.874	540,903	737	74.20	38.06	8.49
5.875 - 5.999	598,611	743	73.11	33.45	11.88
6.000 - 6.124	692,364	737	72.09	36.80	18.22
6.125 - 6.249	589,994	741	74.87	38.34	17.43
6.250 - 6.374	546,091	734	74.70	39.69	9.58
6.375 - 6.499	673,227	744	79.06	39.04	7.46
6.500 - 6.624	572,307	727	75.58	38.05	5.55
6.625 - 6.749	686,117	752	75.92	40.25	4.75
6.750 - 6.874	488,300	722	77.40	39.53	1.13
6.875 - 6.999	622,140	727	80.00	43.04	1.15
7.000 - 7.124	458,989	718	74.99	34.73	0.64
7.125 - 7.249	455,000	720	70.00	40.89	0.21
7.250 - 7.374	566,400	734	80.00	47.61	0.26
TOTAL	606,887	740	73.91	37.44	100.00

Original Loan to Value
LOAN TO VALUE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
20.01 - 25.00	408,453	807	21.49	24.90	0.38
30.01 - 35.00	411,988	732	32.75	29.26	0.76
35.01 - 40.00	511,475	782	38.38	29.31	0.47
40.01 - 45.00	738,017	745	42.49	36.55	1.02
45.01 - 50.00	579,851	756	49.43	25.54	0.80
50.01 - 55.00	696,700	742	53.51	29.60	1.61
55.01 - 60.00	857,988	746	57.00	32.87	3.96
60.01 - 65.00	693,191	747	62.39	35.95	5.76

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G3	May 24, 2006 10:37AM EDT Page 3 of 8

Original Loan to Value
LOAN TO VALUE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
65.01 - 70.00	626,327	740	68.29	36.59	13.01
70.01 - 75.00	723,701	742	73.81	34.80	10.69
75.01 - 80.00	574,559	738	79.59	38.98	60.46
80.01 - 85.00	429,250	683	85.00	50.82	0.20
85.01 - 90.00	476,128	739	90.00	46.56	0.88
TOTAL	606,887	740	73.91	37.44	100.00

Credit Score
FICO SCORE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
640 - 659	182,451	659	34.53	39.40	0.08
660 - 679	528,103	666	78.93	44.84	5.61
680 - 699	502,136	691	77.45	41.67	5.33
700 - 719	643,882	709	73.33	37.99	18.43
720 - 739	583,617	730	74.27	38.79	18.86
740 - 759	634,907	751	73.12	36.12	18.75
760 - 779	641,811	769	73.83	35.27	18.37
780 - 799	615,674	789	73.01	35.02	13.36
800 - 819	528,740	808	64.28	34.88	1.22
TOTAL	606,887	740	73.91	37.44	100.00

Original Term
STATED ORIGINAL TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
360 +	606,887	740	73.91	37.44	100.00
TOTAL	606,887	740	73.91	37.44	100.00

Remaining Term
STATED REM TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
301 - 360	606,887	740	73.91	37.44	100.00
TOTAL	606,887	740	73.91	37.44	100.00

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Arizona	558,612	740	83.09	44.12	1.55
California	598,299	737	74.28	38.47	49.98
Colorado	677,617	768	71.10	40.57	1.25
Connecticut	879,960	749	64.00	28.37	1.62

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G3	May 24, 2006 10:37AM EDT Page 4 of 8

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Florida	544,094	737	72.16	36.08	4.52
Georgia	559,960	758	73.97	25.59	0.52
Hawaii	730,723	750	73.67	38.97	2.02
Idaho	460,955	754	80.00	29.18	0.43
Illinois	647,749	729	74.82	36.38	3.29
Kansas	286,754	759	71.11	39.23	0.40
Maryland	511,587	741	79.48	45.50	0.94
Massachusetts	574,841	741	75.95	39.72	5.04
Michigan	612,202	740	64.48	40.53	0.57
Minnesota	900,000	750	67.16	35.64	0.42
Nevada	602,265	751	76.11	40.16	5.84
New Jersey	711,999	749	71.72	34.61	6.24
New Mexico	500,000	665	80.00	42.26	0.23
New York	754,167	766	74.91	28.26	3.13
North Carolina	642,947	738	74.17	36.20	1.19
Oklahoma	259,182	757	80.00	49.00	0.12
Oregon	676,000	736	66.93	37.07	1.87
South Carolina	645,854	713	72.43	30.60	0.89
Tennessee	800,000	725	80.00	53.13	0.37
Texas	496,988	728	80.00	33.15	0.92
Utah	644,840	765	61.59	30.91	0.60
Virginia	601,525	741	74.40	37.82	3.05
Washington	542,035	728	70.90	31.18	3.00
TOTAL	606,887	740	73.91	37.44	100.00

Loan Purpose
LOAN PURP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Cash Out Refinance	558,009	731	68.86	37.40	21.12
Purchase	618,718	744	76.55	37.38	61.11
Rate/Term Refinance	631,084	739	70.82	37.68	17.77
TOTAL	606,887	740	73.91	37.44	100.00

Occupancy
OCCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Investor	228,836	769	50.45	26.13	0.32
Owner Occupied	612,280	740	73.93	37.46	88.74
Second Home	592,900	742	74.43	37.61	10.95
TOTAL	606,887	740	73.91	37.44	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G3	May 24, 2006 10:37AM EDT Page 5 of 8

Property Type
PROPTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2-4 Family	338,032	748	71.32	37.15	1.40
CO-OP	518,694	760	79.27	31.80	0.96
Condominium	535,337	744	75.87	38.17	9.88
PUD	596,227	740	75.43	39.24	29.72
Single Family	641,508	739	72.77	36.49	58.03
TOTAL	606,887	740	73.91	37.44	100.00

Documentation Code
DOCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Full/Alternative	648,387	732	74.18	37.88	39.20
Prefered	613,669	746	74.29	37.44	57.78
Stated Income	386,526	714	59.58	33.96	1.78
Stated/Stated	222,184	762	68.15	28.16	1.23
TOTAL	606,887	740	73.91	37.44	100.00

Interest Only
IO FLAG IO PERIOD	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	542,408	744	70.97	36.16	17.27
0.000	542,408	744	70.97	36.16	17.27
Y	622,335	739	74.52	37.70	82.73
84	625,721	739	74.42	37.67	77.40
120	576,956	738	75.90	38.26	5.33
TOTAL	606,887	740	73.91	37.44	100.00

Index Type
INDEX	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1 YR CMT	729,590	761	67.99	41.33	1.35
1 YR Libor	605,496	740	73.99	37.38	98.65
TOTAL	606,887	740	73.91	37.44	100.00

Months to Roll
ROLL	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg CURRENT NET COUPON
72 - 74	900,000	750	67.16	35.64	0.42	5.375	5.125
75 - 77	472,950	765	36.65	21.44	0.22	5.875	5.625
78 - 80	585,703	730	72.15	35.39	4.60	6.206	5.956
81 - 83	596,925	743	73.99	37.57	49.04	6.273	6.023

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G3	May 24, 2006 10:37AM EDT Page 6 of 8

Months to Roll
ROLL	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg CURRENT NET COUPON
84 - 86	619,225	738	74.24	37.60	45.73	6.371	6.121
TOTAL	606,887	740	73.91	37.44	100.00	6.310	6.060

Gross Margin
MARGIN	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.250 - 2.499	598,743	740	73.93	37.43	97.00
2.750 - 2.999	1,083,312	758	73.17	37.79	3.00
TOTAL	606,887	740	73.91	37.44	100.00

Max Rate
MAX RATE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
10.000 - 10.499	524,371	756	66.36	38.39	1.69
10.500 - 10.999	627,127	748	70.34	35.33	11.58
11.000 - 11.499	612,906	740	73.49	36.76	56.01
11.500 - 11.999	604,277	739	76.28	39.28	27.33
12.000 - 12.499	520,156	723	77.37	39.94	3.12
12.500 - 12.999	566,400	734	80.00	47.61	0.26
TOTAL	606,887	740	73.91	37.44	100.00

Prepay
PREPAY PPY TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
No_PP	612,725	740	73.90	37.75	81.45
0.000	612,725	740	73.90	37.75	81.45
Prepay	582,520	740	73.93	36.05	18.55
36	787,583	747	65.76	29.56	2.18
60	640,450	744	72.06	38.05	1.18
12.000	557,738	738	75.25	36.83	15.19
TOTAL	606,887	740	73.91	37.44	100.00

Index and Caps
INIT RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	447,929	721	69.45	6.875	36.00	0.21
5.000	607,333	740	73.92	6.309	37.44	99.79
TOTAL	606,887	740	73.91	6.310	37.44	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G3	May 24, 2006 10:37AM EDT Page 7 of 8

Caps
PER RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	606,887	740	73.91	6.310	37.44	100.00
TOTAL	606,887	740	73.91	6.310	37.44	100.00

Silent Seconds
SIM SECOND	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	607,058	742	72.79	6.271	36.76	62.76
Y	606,598	737	75.79	6.377	38.57	37.24
TOTAL	606,887	740	73.91	6.310	37.44	100.00

Servicer
SERVICER NAME	Pct of overall CURRENT BALANCE
BANKOFAMERICA	4.90
COUNTRYWIDE	93.45
GMAC	1.65
TOTAL	100.00

Originator
ORIGINATOR	Pct of overall CURRENT BALANCE
BANKOFAMERICA	4.90
COUNTRYWIDE	93.45
GMAC	1.65
TOTAL	100.00

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	607,058	742	72.79	36.76	62.76
20.01 - 25.00	518,000	814	20.31	25.01	0.24
30.01 - 35.00	411,988	732	32.75	29.26	0.76
35.01 - 40.00	511,475	782	38.38	29.31	0.47
40.01 - 45.00	607,500	762	43.09	36.97	0.56
45.01 - 50.00	579,851	756	49.43	25.54	0.80
50.01 - 55.00	532,750	741	52.72	39.10	0.98
55.01 - 60.00	987,814	747	56.30	28.69	2.74
60.01 - 65.00	545,110	742	61.78	35.67	3.27
65.01 - 70.00	625,437	739	68.36	35.59	10.39
70.01 - 75.00	745,776	751	73.67	34.87	8.95
75.01 - 80.00	577,488	739	79.43	38.67	32.52

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G3	May 24, 2006 10:37AM EDT Page 8 of 8

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
80.01 - 85.00	429,250	683	85.00	50.82	0.20
85.01 - 90.00	476,128	739	90.00	46.56	0.88
Y	606,598	737	75.79	38.57	37.24
35.01 - 40.00	298,906	795	23.53	24.70	0.14
60.01 - 65.00	980,000	777	61.25	50.98	0.45
65.01 - 70.00	848,000	732	60.96	45.49	0.78
70.01 - 75.00	1,176,250	761	59.82	26.28	1.09
75.01 - 80.00	668,730	736	65.86	34.82	3.09
80.01 - 85.00	897,390	751	71.09	35.54	2.07
85.01 - 90.00	610,063	742	78.24	38.47	22.81
90.01 - 95.00	524,056	705	79.99	42.49	3.87
95.01 +	425,058	722	79.56	41.75	2.94
TOTAL	606,887	740	73.91	37.44	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

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Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 4	May 17, 2006 06:26AM EDT Page 1 of 7

BSARM 2006-2
HYBRIDS	Percent	GWAC	NWAC	Min GWAC	Max GWAC	Avg Balance	Orig Term	Age	Rem Term	LTV	Wtd Avg COMBO LTV	FICO	Gross Margin	WA Roll	Initial Rate Cap	Periodic Rate Cap	Maximum Rate	Net Margin	Total CURRENT BALANCE
H. 10 Year Hybrid	100.00	6.312	6.062	5.250	7.375	641,743.74	360	2	359	70.67	74.57	745	2.257	119	5.000	2.000	11.277	2.007	305,470,021.80
TOTAL	100.00	6.312	6.062	5.250	7.375	641,743.74	360	2	359	70.67	74.57	745	2.257	119	5.000	2.000	11.277	2.007	305,470,021.80

Current Balance
CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
100,001.00 - 150,000.99	132,980	734	80.00	38.45	0.17
150,001.00 - 200,000.99	181,226	737	79.01	36.64	0.36
200,001.00 - 250,000.00	228,434	758	71.80	26.26	0.37
250,000.01 - 300,000.00	287,873	690	70.70	41.34	0.28
300,000.01 - 350,000.00	328,114	742	61.16	27.55	0.64
350,000.01 - 400,000.00	379,917	750	61.56	40.01	0.75
400,000.01 - 450,000.00	439,775	749	70.75	35.51	6.33
450,000.01 - 500,000.00	480,826	731	70.37	38.10	12.59
500,000.01 - 550,000.00	527,610	750	72.48	34.04	12.09
550,000.01 - 600,000.00	578,747	745	74.86	36.07	11.37
600,000.01 - 650,000.00	629,255	753	68.09	37.07	9.68
650,000.01 - 700,000.00	680,636	748	70.58	36.81	6.24
700,000.01 - 750,000.00	726,385	751	72.51	36.80	4.76
750,000.01 - 800,000.00	780,337	728	74.93	36.03	5.36
800,000.01 - 850,000.00	850,000	740	56.67	0.00	0.28
850,000.01 - 900,000.00	887,714	739	67.68	32.60	4.07
900,000.01 - 950,000.00	918,833	759	62.86	40.57	1.80
950,000.01 - 1,000,000.00	988,766	745	70.57	35.38	10.03
1,000,000.01 - 1,500,000.00	1,312,720	752	60.81	28.34	5.59
1,500,000.01 - 2,000,000.00	1,723,750	759	76.22	44.33	4.51
2,500,000.01 - 3,000,000.00	2,759,108	720	69.56	32.27	2.71
TOTAL	641,744	745	70.67	35.26	100.00

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.250 - 5.374	540,000	770	67.92	0.00	0.35
5.375 - 5.499	399,869	702	78.10	27.74	0.26
5.500 - 5.624	622,478	749	74.99	36.59	1.22
5.625 - 5.749	590,000	712	67.43	0.00	0.19
5.750 - 5.874	463,486	737	75.90	43.50	1.21
5.875 - 5.999	690,196	756	70.19	35.01	9.26
6.000 - 6.124	537,935	760	67.06	39.83	6.69
6.125 - 6.249	645,527	747	66.54	32.07	10.35
6.250 - 6.374	650,320	757	72.86	39.13	17.88
6.375 - 6.499	665,996	734	69.54	29.94	22.46
6.500 - 6.624	672,212	737	73.08	34.58	15.18
6.625 - 6.749	634,016	727	72.65	41.09	6.85
6.750 - 6.874	459,184	744	75.24	36.93	1.65
6.875 - 6.999	677,179	729	78.42	0.00	1.55

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 4	May 17, 2006 06:26AM EDT Page 2 of 7

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
7.000 - 7.124	724,159	766	67.61	0.00	3.32
7.125 - 7.249	624,673	747	59.53	0.00	1.23
7.375 - 7.499	490,000	701	70.00	0.00	0.32
TOTAL	641,744	745	70.67	35.26	100.00

Current Net Coupon
CURRENT NET COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.000 - 5.124	540,000	770	67.92	0.00	0.35
5.125 - 5.249	399,869	702	78.10	27.74	0.26
5.250 - 5.374	622,478	749	74.99	36.59	1.22
5.375 - 5.499	590,000	712	67.43	0.00	0.19
5.500 - 5.624	463,486	737	75.90	43.50	1.21
5.625 - 5.749	690,196	756	70.19	35.01	9.26
5.750 - 5.874	537,935	760	67.06	39.83	6.69
5.875 - 5.999	645,527	747	66.54	32.07	10.35
6.000 - 6.124	650,320	757	72.86	39.13	17.88
6.125 - 6.249	665,996	734	69.54	29.94	22.46
6.250 - 6.374	672,212	737	73.08	34.58	15.18
6.375 - 6.499	634,016	727	72.65	41.09	6.85
6.500 - 6.624	459,184	744	75.24	36.93	1.65
6.625 - 6.749	677,179	729	78.42	0.00	1.55
6.750 - 6.874	724,159	766	67.61	0.00	3.32
6.875 - 6.999	624,673	747	59.53	0.00	1.23
7.125 - 7.249	490,000	701	70.00	0.00	0.32
TOTAL	641,744	745	70.67	35.26	100.00

Original Loan to Value
LOAN TO VALUE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
20.01 - 25.00	647,500	794	22.42	44.10	0.42
25.01 - 30.00	470,667	763	26.77	0.00	0.46
30.01 - 35.00	499,750	721	32.80	42.50	0.33
35.01 - 40.00	647,830	772	37.79	33.21	2.54
40.01 - 45.00	579,232	763	42.12	29.90	2.28
45.01 - 50.00	895,995	757	47.58	0.00	2.93
50.01 - 55.00	746,686	744	52.61	35.99	2.20
55.01 - 60.00	718,082	740	57.66	34.97	6.35
60.01 - 65.00	647,838	754	63.22	36.51	6.79
65.01 - 70.00	662,925	742	68.37	34.40	12.59
70.01 - 75.00	672,599	751	73.47	35.36	14.53
75.01 - 80.00	610,693	739	79.54	34.88	48.58
TOTAL	641,744	745	70.67	35.26	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 4	May 17, 2006 06:26AM EDT Page 3 of 7

Credit Score
FICO SCORE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
640 - 659	690,114	655	78.12	18.76	0.90
660 - 679	721,514	672	76.68	32.88	4.72
680 - 699	538,651	691	70.01	36.18	5.29
700 - 719	643,134	708	74.00	34.52	14.53
720 - 739	619,777	731	68.68	35.66	14.20
740 - 759	606,043	749	69.87	37.70	22.42
760 - 779	701,842	768	72.31	39.56	19.76
780 - 799	688,013	788	70.22	32.91	12.84
800 - 819	603,746	804	59.40	35.50	5.34
TOTAL	641,744	745	70.67	35.26	100.00

Original Term
STATED ORIGINAL TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
360 +	641,744	745	70.67	35.26	100.00
TOTAL	641,744	745	70.67	35.26	100.00

Remaining Term
STATED REM TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
301 - 360	641,744	745	70.67	35.26	100.00
TOTAL	641,744	745	70.67	35.26	100.00

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Alabama	760,000	699	80.00	0.00	0.50
Arizona	882,483	728	68.29	44.65	3.76
California	630,421	746	71.49	36.56	66.87
Colorado	705,066	757	63.25	0.00	3.23
Connecticut	548,000	791	80.00	0.00	0.36
District of Columbia	528,000	744	70.87	0.00	0.35
Florida	672,710	735	68.12	33.87	6.17
Georgia	372,050	724	79.07	11.41	0.37
Hawaii	691,714	742	66.41	24.60	1.59
Idaho	500,000	790	29.41	0.00	0.16
Illinois	936,950	742	71.04	22.80	2.45
Maine	900,000	750	52.94	0.00	0.59
Maryland	621,807	734	69.74	36.34	2.04
Massachusetts	391,939	744	80.00	36.75	0.26
Michigan	338,825	718	76.29	37.48	0.22
Minnesota	596,000	755	80.00	0.00	0.20
Missouri	194,420	697	80.00	39.10	0.06

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 4	May 17, 2006 06:26AM EDT Page 4 of 7

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Nevada	273,829	735	62.00	43.50	0.09
New Jersey	802,989	755	74.17	39.76	2.89
New York	502,200	729	61.18	35.20	0.82
North Carolina	556,728	745	79.86	27.42	1.46
Oregon	568,000	747	80.00	0.00	0.37
Pennsylvania	440,000	710	80.00	39.10	0.14
Rhode Island	630,000	765	43.45	0.00	0.41
South Carolina	681,579	712	68.96	25.14	0.89
Tennessee	635,000	760	75.78	0.00	0.42
Texas	592,510	762	69.30	40.62	1.16
Virginia	551,182	749	65.68	40.33	1.80
Washington	584,000	754	78.76	0.00	0.38
TOTAL	641,744	745	70.67	35.26	100.00

Loan Purpose
LOAN PURP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Cash Out Refinance	586,996	740	63.20	33.59	24.21
Purchase	658,326	748	74.80	35.43	58.83
Rate/Term Refinance	672,541	739	67.04	36.25	16.95
TOTAL	641,744	745	70.67	35.26	100.00

Occupancy
OCCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Investor	338,188	731	61.92	36.07	0.44
Owner Occupied	622,190	744	70.56	35.20	88.19
Second Home	889,977	751	71.88	35.65	11.36
TOTAL	641,744	745	70.67	35.26	100.00

Property Type
PROPTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2-4 Family	539,475	702	66.96	31.18	1.94
CO-OP	556,667	733	61.21	0.00	0.55
Condominium	636,719	750	75.41	28.59	12.51
PUD	628,842	748	70.17	34.95	28.61
Single Family	655,747	743	70.07	36.99	56.24
Townhouse	448,000	755	80.00	45.70	0.15
TOTAL	641,744	745	70.67	35.26	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 4	May 17, 2006 06:26AM EDT Page 5 of 7

Documentation Code
DOCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Full/Alternative	722,739	736	70.05	34.38	35.96
Prefered	616,881	754	72.40	0.00	49.48
Stated Income	585,629	735	66.52	36.03	13.61
Stated/Stated	362,262	730	63.82	28.42	0.95
TOTAL	641,744	745	70.67	35.26	100.00

Interest Only
IO FLAG IO PERIOD	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	642,419	746	69.87	41.05	11.15
0.000	642,419	746	69.87	41.05	11.15
Y	641,659	744	70.77	35.09	88.85
120	641,659	744	70.77	35.09	88.85
TOTAL	641,744	745	70.67	35.26	100.00

Index Type
INDEX	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1 YR CMT	500,000	737	46.99	0.00	0.16
1 YR Libor	642,042	745	70.71	35.26	99.84
TOTAL	641,744	745	70.67	35.26	100.00

Months to Roll
ROLL	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg CURRENT NET COUPON
108 - 110	344,000	724	70.93	28.10	0.11	5.500	5.250
111 - 113	525,000	694	56.76	41.00	0.17	5.875	5.625
114 - 116	706,645	725	68.11	33.99	12.26	6.225	5.975
117 - 119	606,875	745	71.26	36.93	45.50	6.342	6.092
120 - 122	667,575	751	70.84	0.00	41.96	6.309	6.059
TOTAL	641,744	745	70.67	35.26	100.00	6.312	6.062

Gross Margin
MARGIN	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.250 - 2.499	637,378	745	70.67	34.68	98.69
2.750 - 2.999	1,330,000	733	70.88	44.33	1.31
TOTAL	641,744	745	70.67	35.26	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 4	May 17, 2006 06:26AM EDT Page 6 of 7

Max Rate
MAX RATE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
10.000 - 10.499	469,934	741	72.25	27.74	0.62
10.500 - 10.999	642,583	753	71.45	35.27	12.41
11.000 - 11.499	644,632	746	69.32	34.69	60.57
11.500 - 11.999	636,817	737	73.30	36.86	25.23
12.000 - 12.499	722,740	744	74.89	0.00	1.18
TOTAL	641,744	745	70.67	35.26	100.00

Prepay
PREPAY PPY TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
No_PP	630,654	741	69.59	35.26	58.84
0.000	630,654	741	69.59	35.26	58.84
Prepay	658,291	749	72.22	0.00	41.16
36	656,771	743	73.78	0.00	9.03
60	566,071	738	64.78	0.00	2.59
12.000	668,328	752	72.40	0.00	29.54
TOTAL	641,744	745	70.67	35.26	100.00

Index and Caps
INIT RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.000	641,744	745	70.67	6.312	35.26	100.00
TOTAL	641,744	745	70.67	6.312	35.26	100.00

Caps
PER RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	641,744	745	70.67	6.312	35.26	100.00
TOTAL	641,744	745	70.67	6.312	35.26	100.00

Silent Seconds
SIM SECOND	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	651,125	747	68.29	6.297	34.41	66.08
Y	624,225	741	75.32	6.341	38.00	33.92
TOTAL	641,744	745	70.67	6.312	35.26	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 Group 4	May 17, 2006 06:26AM EDT Page 7 of 7

Servicer
SERVICER NAME	Pct of overall CURRENT BALANCE
BANKOFAMERICA	17.89
COUNTRYWIDE	80.97
GMAC	1.14
TOTAL	100.00

Originator
ORIGINATOR	Pct of overall CURRENT BALANCE
BANKOFAMERICA	17.89
COUNTRYWIDE	80.97
GMAC	1.14
TOTAL	100.00

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	651,125	747	68.29	34.41	66.08
20.01 - 25.00	647,500	794	22.42	44.10	0.42
25.01 - 30.00	470,667	763	26.77	0.00	0.46
30.01 - 35.00	499,750	721	32.80	42.50	0.33
35.01 - 40.00	642,396	766	37.85	33.21	2.10
40.01 - 45.00	548,976	760	41.90	29.90	1.62
45.01 - 50.00	895,995	757	47.58	0.00	2.93
50.01 - 55.00	702,882	742	52.49	35.99	1.61
55.01 - 60.00	754,737	743	57.69	33.72	5.44
60.01 - 65.00	606,142	752	63.28	36.52	5.36
65.01 - 70.00	689,238	745	68.53	34.20	10.15
70.01 - 75.00	668,355	747	73.60	34.51	12.03
75.01 - 80.00	611,457	742	79.34	32.68	23.62
Y	624,225	741	75.32	38.00	33.92
45.01 - 50.00	652,500	784	40.37	0.00	0.85
50.01 - 55.00	900,000	750	52.94	0.00	0.59
60.01 - 65.00	750,000	779	41.32	0.00	0.25
65.01 - 70.00	626,000	737	59.63	37.93	1.02
70.01 - 75.00	785,000	743	65.80	39.00	0.77
75.01 - 80.00	546,391	745	66.04	35.94	1.25
80.01 - 85.00	635,536	739	73.11	33.40	3.33
85.01 - 90.00	659,631	744	78.91	38.28	20.30
90.01 - 95.00	612,324	704	80.00	0.00	2.41
95.01 +	437,721	735	78.37	40.29	3.15
TOTAL	641,744	745	70.67	35.26	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

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Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G4	May 23, 2006 10:54AM EDT Page 1 of 8

BSARM 2006-2
HYBRIDS	Percent	GWAC	NWAC	Min GWAC	Max GWAC	Avg Balance	Orig Term	Age	Rem Term	LTV	Wtd Avg COMBO LTV	FICO	Gross Margin	WA Roll	Initial Rate Cap	Periodic Rate Cap	Maximum Rate	Net Margin	Total CURRENT BALANCE
H. 10 Year Hybrid	100.00	6.305	6.055	4.500	8.000	647,149.38	360	2	359	70.49	74.44	744	2.257	119	5.000	2.000	11.305	2.007	304,807,355.91
TOTAL	100.00	6.305	6.055	4.500	8.000	647,149.38	360	2	359	70.49	74.44	744	2.257	119	5.000	2.000	11.305	2.007	304,807,355.91

Current Balance
CURRENT BALANCE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
100,001.00 - 150,000.99	127,504	722	80.00	40.19	0.21
150,001.00 - 200,000.99	177,765	741	78.04	34.51	0.41
200,001.00 - 250,000.00	228,422	758	71.80	26.26	0.37
250,000.01 - 300,000.00	287,769	690	70.70	41.34	0.28
300,000.01 - 350,000.00	327,977	742	61.16	27.56	0.65
350,000.01 - 400,000.00	379,910	750	61.56	40.01	0.75
400,000.01 - 450,000.00	437,154	748	69.55	37.36	7.46
450,000.01 - 500,000.00	482,145	738	70.83	39.00	12.50
500,000.01 - 550,000.00	527,868	748	71.34	37.41	10.39
550,000.01 - 600,000.00	578,062	742	75.19	39.41	10.62
600,000.01 - 650,000.00	629,608	747	70.20	38.45	9.30
650,000.01 - 700,000.00	680,757	745	70.62	37.79	4.69
700,000.01 - 750,000.00	728,600	746	70.28	39.23	5.50
750,000.01 - 800,000.00	781,291	726	72.28	39.27	5.13
800,000.01 - 850,000.00	832,072	755	72.70	36.56	1.36
850,000.01 - 900,000.00	885,902	752	69.90	38.54	3.49
900,000.01 - 950,000.00	926,889	744	70.31	42.55	2.74
950,000.01 - 1,000,000.00	990,234	746	69.63	38.46	9.42
1,000,000.01 - 1,500,000.00	1,308,531	757	62.49	33.22	7.73
1,500,000.01 - 2,000,000.00	1,773,333	757	74.32	38.24	3.49
2,000,000.01 - 2,500,000.00	2,475,000	720	75.00	27.35	0.81
2,500,000.01 - 3,000,000.00	2,759,108	720	69.56	32.77	2.72
TOTAL	647,149	744	70.49	37.81	100.00

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
4.500 - 4.624	157,000	770	71.36	19.75	0.05
5.250 - 5.374	540,000	770	67.92	28.70	0.18
5.375 - 5.499	399,869	702	78.10	27.74	0.26
5.500 - 5.624	567,675	747	76.16	42.43	0.93
5.625 - 5.749	488,000	783	80.00	24.45	0.16
5.750 - 5.874	476,841	726	77.06	42.43	1.56
5.875 - 5.999	645,275	752	69.54	34.39	8.47
6.000 - 6.124	550,105	754	69.31	39.96	6.50
6.125 - 6.249	712,745	748	68.90	35.20	11.69
6.250 - 6.374	625,954	752	70.92	40.05	17.46
6.375 - 6.499	688,997	740	69.01	37.61	23.51
6.500 - 6.624	689,811	739	70.77	37.42	14.03
6.625 - 6.749	667,080	734	72.23	38.20	8.54

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G4	May 23, 2006 10:54AM EDT Page 2 of 8

Current Gross Coupon
CURRENT GROSS COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
6.750 - 6.874	535,069	747	73.20	37.32	2.98
6.875 - 6.999	633,596	735	74.09	41.61	2.70
7.000 - 7.124	816,900	757	74.78	30.64	0.54
7.375 - 7.499	490,000	701	70.00	39.89	0.16
7.500 - 7.624	405,000	676	90.00	52.79	0.13
8.000 - 8.124	455,920	801	80.00	50.82	0.15
TOTAL	647,149	744	70.49	37.81	100.00

Current Net Coupon
CURRENT NET COUPON	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
4.250 - 4.374	157,000	770	71.36	19.75	0.05
5.000 - 5.124	540,000	770	67.92	28.70	0.18
5.125 - 5.249	399,869	702	78.10	27.74	0.26
5.250 - 5.374	567,675	747	76.16	42.43	0.93
5.375 - 5.499	488,000	783	80.00	24.45	0.16
5.500 - 5.624	476,841	726	77.06	42.43	1.56
5.625 - 5.749	645,275	752	69.54	34.39	8.47
5.750 - 5.874	550,105	754	69.31	39.96	6.50
5.875 - 5.999	712,745	748	68.90	35.20	11.69
6.000 - 6.124	625,954	752	70.92	40.05	17.46
6.125 - 6.249	688,997	740	69.01	37.61	23.51
6.250 - 6.374	689,811	739	70.77	37.42	14.03
6.375 - 6.499	667,080	734	72.23	38.20	8.54
6.500 - 6.624	535,069	747	73.20	37.32	2.98
6.625 - 6.749	633,596	735	74.09	41.61	2.70
6.750 - 6.874	816,900	757	74.78	30.64	0.54
7.125 - 7.249	490,000	701	70.00	39.89	0.16
7.250 - 7.374	405,000	676	90.00	52.79	0.13
7.750 - 7.874	455,920	801	80.00	50.82	0.15
TOTAL	647,149	744	70.49	37.81	100.00

Original Loan to Value
LOAN TO VALUE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
15.01 - 20.00	550,000	743	18.03	26.01	0.18
20.01 - 25.00	648,750	757	22.79	38.14	0.85
25.01 - 30.00	478,000	770	27.46	16.29	0.31
30.01 - 35.00	483,167	745	32.59	33.92	0.48
35.01 - 40.00	666,565	768	37.91	32.39	2.19
40.01 - 45.00	634,009	766	41.88	41.28	1.87
45.01 - 50.00	823,636	746	47.77	39.29	2.70
50.01 - 55.00	631,319	748	52.69	33.21	2.69
55.01 - 60.00	743,763	747	57.82	38.79	7.56
60.01 - 65.00	643,884	759	63.10	35.36	5.91

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G4	May 23, 2006 10:54AM EDT Page 3 of 8

Original Loan to Value
LOAN TO VALUE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
65.01 - 70.00	702,546	747	68.47	37.25	12.91
70.01 - 75.00	737,409	747	73.55	35.14	14.03
75.01 - 80.00	599,343	738	79.53	39.35	48.17
85.01 - 90.00	405,000	676	90.00	52.79	0.13
TOTAL	647,149	744	70.49	37.81	100.00

Credit Score
FICO SCORE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
640 - 659	690,036	655	78.12	18.76	0.91
660 - 679	703,523	672	76.94	40.69	3.92
680 - 699	552,822	689	69.51	38.71	4.90
700 - 719	637,973	707	74.16	38.41	14.65
720 - 739	636,686	730	69.15	38.41	17.55
740 - 759	607,114	749	69.99	38.95	20.91
760 - 779	725,450	769	70.81	39.32	20.47
780 - 799	679,889	788	70.33	31.77	11.82
800 - 819	594,066	805	59.82	37.58	4.87
TOTAL	647,149	744	70.49	37.81	100.00

Original Term
STATED ORIGINAL TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
360 +	647,149	744	70.49	37.81	100.00
TOTAL	647,149	744	70.49	37.81	100.00

Remaining Term
STATED REM TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
301 - 360	647,149	744	70.49	37.81	100.00
TOTAL	647,149	744	70.49	37.81	100.00

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Alabama	759,930	699	80.00	43.34	0.25
Arizona	821,120	737	66.45	35.87	2.16
California	646,881	745	70.56	38.99	66.21
Colorado	634,325	751	66.66	37.80	2.91
Connecticut	574,000	785	74.65	36.94	0.38

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G4	May 23, 2006 10:54AM EDT Page 4 of 8

State
STATE1	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
District of Columbia	474,809	753	71.36	34.40	0.31
Florida	662,393	738	69.15	37.04	6.52
Georgia	330,570	721	78.43	34.73	0.22
Hawaii	691,235	738	68.84	36.06	1.36
Idaho	572,500	794	57.15	31.22	0.38
Illinois	875,179	740	72.51	26.43	2.01
Maine	899,971	750	52.94	17.43	0.30
Maryland	612,834	732	70.54	37.34	2.21
Massachusetts	391,917	744	80.00	36.75	0.26
Michigan	338,825	718	76.29	37.48	0.22
Minnesota	655,500	768	79.48	53.28	0.43
Missouri	194,420	697	80.00	39.10	0.06
Nevada	709,007	755	69.89	38.95	0.93
New Jersey	762,853	749	74.89	29.11	1.75
New York	585,086	735	61.61	34.08	0.96
North Carolina	507,782	737	79.87	34.34	0.83
Ohio	896,250	776	75.00	46.93	0.29
Oregon	568,000	747	80.00	54.57	0.19
Pennsylvania	440,000	710	80.00	39.10	0.14
Rhode Island	630,000	765	43.45	54.48	0.21
South Carolina	744,263	703	69.52	29.16	1.22
Tennessee	1,067,213	775	75.10	14.15	0.70
Texas	628,965	761	68.13	32.85	1.65
Utah	105,600	662	80.00	48.96	0.03
Virginia	641,050	745	70.64	38.77	3.37
Washington	521,047	742	79.56	39.85	1.54
TOTAL	647,149	744	70.49	37.81	100.00

Loan Purpose
LOAN PURP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Cash Out Refinance	592,098	740	62.71	37.81	22.53
Purchase	666,127	748	74.59	38.05	60.54
Rate/Term Refinance	661,626	738	66.18	36.95	16.93
TOTAL	647,149	744	70.49	37.81	100.00

Occupancy
OCCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Investor	301,950	735	62.90	34.37	0.50
Owner Occupied	641,032	744	70.46	38.12	90.64
Second Home	771,792	749	71.17	34.88	8.86
TOTAL	647,149	744	70.49	37.81	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G4	May 23, 2006 10:54AM EDT Page 5 of 8

Property Type
PROPTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2-4 Family	496,907	710	64.43	31.53	1.63
CO-OP	542,216	724	54.78	24.87	0.36
Condominium	607,231	746	74.96	34.52	11.95
PUD	634,611	743	70.23	37.15	32.06
Single Family	672,713	746	69.91	39.19	53.85
Townhouse	447,968	755	80.00	45.70	0.15
TOTAL	647,149	744	70.49	37.81	100.00

Documentation Code
DOCTYPE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
Full/Alternative	743,401	737	70.04	38.86	33.66
Prefered	622,120	752	71.96	37.76	51.84
Stated Income	581,726	734	66.44	36.05	13.55
Stated/Stated	362,117	730	63.82	28.43	0.95
TOTAL	647,149	744	70.49	37.81	100.00

Interest Only
IO FLAG IO PERIOD	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	684,419	748	71.67	37.20	10.33
0.000	684,419	748	71.67	37.20	10.33
Y	643,115	744	70.35	37.88	89.67
120	643,115	744	70.35	37.88	89.67
TOTAL	647,149	744	70.49	37.81	100.00

Index Type
INDEX	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
1 YR CMT	500,000	737	46.99	43.60	0.16
1 YR Libor	647,462	744	70.53	37.80	99.84
TOTAL	647,149	744	70.49	37.81	100.00

Months to Roll
ROLL	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg CURRENT NET COUPON
108 - 110	344,000	724	70.93	28.10	0.11	5.500	5.250
111 - 113	496,500	680	67.71	44.34	0.33	5.816	5.566
114 - 116	712,537	727	67.76	34.81	11.69	6.217	5.967
117 - 119	605,070	744	70.61	38.69	33.15	6.288	6.038

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G4	May 23, 2006 10:54AM EDT Page 6 of 8

Months to Roll
ROLL	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg CURRENT NET COUPON
120 - 122	664,529	749	71.01	37.90	54.72	6.338	6.088
TOTAL	647,149	744	70.49	37.81	100.00	6.305	6.055

Gross Margin
MARGIN	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.250 - 2.499	643,078	745	70.51	37.71	98.53
2.750 - 2.999	1,122,500	730	69.10	44.35	1.47
TOTAL	647,149	744	70.49	37.81	100.00

Max Rate
MAX RATE	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
9.500 - 9.999	157,000	770	71.36	19.75	0.05
10.000 - 10.499	446,579	730	74.00	28.13	0.44
10.500 - 10.999	605,460	749	71.30	36.05	11.12
11.000 - 11.499	655,646	747	69.58	38.11	59.15
11.500 - 11.999	657,384	738	71.79	38.04	28.25
12.000 - 12.499	707,933	744	73.68	32.77	0.70
12.500 - 12.999	405,000	676	90.00	52.79	0.13
13.000 - 13.499	455,920	801	80.00	50.82	0.15
TOTAL	647,149	744	70.49	37.81	100.00

Prepay
PREPAY PPY TERM	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
No_PP	647,849	741	69.94	37.03	58.66
0.000	647,849	741	69.94	37.03	58.66
Prepay	646,159	750	71.27	38.92	41.34
36	646,726	748	71.16	37.25	7.21
60	590,108	743	67.16	42.71	3.68
12.000	653,523	751	71.80	38.86	30.45
TOTAL	647,149	744	70.49	37.81	100.00

Index and Caps
INIT RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
5.000	647,149	744	70.49	6.305	37.81	100.00
TOTAL	647,149	744	70.49	6.305	37.81	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G4	May 23, 2006 10:54AM EDT Page 7 of 8

Caps
PER RATE CAP	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
2.000	647,149	744	70.49	6.305	37.81	100.00
TOTAL	647,149	744	70.49	6.305	37.81	100.00

Silent Seconds
SIM SECOND	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg CURRENT GROSS COUPON	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	661,242	745	67.72	6.305	36.58	66.17
Y	621,257	742	75.91	6.304	40.22	33.83
TOTAL	647,149	744	70.49	6.305	37.81	100.00

Servicer
SERVICER NAME	Pct of overall CURRENT BALANCE
BANKOFAMERICA	17.48
COUNTRYWIDE	81.37
GMAC	1.14
TOTAL	100.00

Originator
ORIGINATOR	Pct of overall CURRENT BALANCE
BANKOFAMERICA	17.48
COUNTRYWIDE	81.37
GMAC	1.14
TOTAL	100.00

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
N	661,242	745	67.72	36.58	66.17
15.01 - 20.00	550,000	743	18.03	26.01	0.18
20.01 - 25.00	648,750	757	22.79	38.14	0.85
25.01 - 30.00	478,000	770	27.46	16.29	0.31
30.01 - 35.00	483,167	745	32.59	33.92	0.48
35.01 - 40.00	665,628	764	37.96	32.53	1.97
40.01 - 45.00	618,012	764	41.75	37.78	1.42
45.01 - 50.00	823,636	746	47.77	39.29	2.70
50.01 - 55.00	608,931	748	52.66	35.15	2.40
55.01 - 60.00	771,332	749	57.79	38.92	6.58
60.01 - 65.00	601,485	756	63.05	35.08	4.34
65.01 - 70.00	709,749	748	68.50	37.13	10.01

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

Bear, Stearns & Co. Inc. drush1	BSARM 2006-2 G4	May 23, 2006 10:54AM EDT Page 8 of 8

SIM SECOND COMBO LTV	Avg CURRENT BALANCE	Wtd Avg FICO SCORE	Wtd Avg LOAN TO VALUE	Wtd Avg BACK RATIO	Pct of overall CURRENT BALANCE
70.01 - 75.00	736,165	745	73.45	33.72	11.35
75.01 - 80.00	605,565	739	79.30	37.70	23.44
85.01 - 90.00	405,000	676	90.00	52.79	0.13
Y	621,257	742	75.91	40.22	33.83
45.01 - 50.00	652,500	784	40.37	42.41	0.43
50.01 - 55.00	899,971	750	52.94	17.43	0.30
60.01 - 65.00	750,000	779	41.32	50.39	0.25
65.01 - 70.00	625,974	737	59.63	37.21	1.03
70.01 - 75.00	751,667	754	66.06	40.02	0.74
75.01 - 80.00	759,598	767	67.54	35.00	2.49
80.01 - 85.00	674,124	737	72.09	38.30	2.21
85.01 - 90.00	640,726	742	78.99	40.57	21.02
90.01 - 95.00	546,845	708	79.92	44.39	2.15
95.01 +	446,215	738	79.17	42.57	3.22
TOTAL	647,149	744	70.49	37.81	100.00

If this is a public, non-agency primary offering, please refer to the PDF file attached regarding this free writing prospectus. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market, (ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.